AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2003
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------
                               COMDIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                       3661                    94-2443673
----------------------------   ----------------------------  -------------------
(State or Other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
    of Incorporation or         Industrial Classification    Identification No.)
       Organization)                   Code Number)

                               106 CATTLEMEN ROAD
                             SARASOTA, FLORIDA 34232
                                 (941) 554-5000
              -----------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                               NICKOLAS A. BRANICA
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               COMDIAL CORPORATION
                               106 CATTLEMEN ROAD
                             SARASOTA, FLORIDA 34232
                                 (941) 554-5000
              -----------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                          COPIES OF COMMUNICATIONS TO:
                               ALAN I. ANNEX, ESQ.
                             MICHAEL L. PFLAUM, ESQ.
                             GREENBERG TRAURIG, LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                            TELEPHONE: (212) 801-9200
                           TELECOPIER: (212) 801-6400

                                -----------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                                              CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
             TITLE OF EACH CLASS OF               AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
           SECURITIES TO BE REGISTERED             REGISTERED            UNIT                 PRICE (1)           FEE (2)
          ---------------------------              ----------      ------------------    ------------------     ------------

Common Stock, par value $.01 per share(3)            3,554,667           $0.60             $2,132,800            $196
Common Stock, par value $.01 per share(4)            4,302,239           $0.60             $2,581,343            $238
Common Stock, par value $.01 per share(5)              697,409           $0.60             $  418,445            $ 39
Common Stock, par value $.01 per share(6)              352,000           $0.60             $  211,200            $ 19
Common Stock, par value $.01 per share(7)              109,107           $0.60             $   65,464            $  6
Common Stock, par value $.01 per share(8)               33,017           $0.60             $   19,810            $  2

                     Total                           9,048,439                                                   $500

===============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the common stock on the Over the Counter Bulletin Board.

(2) Registrant has sufficient restricted funds on deposit with Mellon Bank to pay the requisite filing fee.

(3) Registrant is registering for resale a total of 3,554,667 shares of common stock issued upon conversion of bridge notes.

(4) Registrant is registering for resale a total of 4,302,239 shares of common stock issued or issuable upon the exercise of placement warrants sold in a private placement which was completed on October 29, 2002.

(5) Registrant is registering for resale a total of 697,409 shares of common stock issued or issuable upon the exercise of warrants issued to Commonwealth Associates, L.P., a portion of which has been distributed to affiliates and employees of Commonwealth Associates, L.P.

(6) Registrant is registering for resale a total of 352,000 shares of common stock underlying a placement warrant issued and sold in a private placement to Winfield Capital LLC which was completed on September 27, 2002.

(7) Registrant is registering for resale a total of 109,107 shares of common stock issued to or underlying warrants issued to Nickolas A. Branica and Paul K. Suijk.

(8) Registrant is registering for resale a total of 33,017 shares of common stock underlying warrants issued to certain vendors and others pursuant to agreements with Comdial.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

               SUBJECT TO COMPLETION, DATED _______________, 2003

                               COMDIAL CORPORATION
                               106 CATTLEMEN ROAD
                             SARASOTA, FLORIDA 34232
                                 (941) 554-5000
                        9,048,439 SHARES OF COMMON STOCK
                                ($.01 PAR VALUE)

                            ------------------------

     This prospectus relates to the resale by selling securityholders of an aggregate of 9,048,439 shares of our common stock consisting of:

     - 3,554,667 shares of our common stock previously issued to investors upon the conversion of 13.33% of their bridge notes issued in June, July and August 2002;

     - 3,281,102 shares of our common stock previously issued to accredited investors upon the exercise of our warrants issued to such investors on September 27, 2002 and October 29, 2002 pursuant to a subscription agreement;

     - Up to 1,021,137 shares of our common stock issuable to accredited investors upon conversion of our warrants issued to accredited investors on September 27, 2002 and October 29, 2002 pursuant to a subscription agreements;

                         133,335 of such warrants may be converted in whole or in part at an exercise price of $0.15, subject to further adjustment at any time prior to September 27, 2004;

                         887,802 of such warrants may be converted in whole or in part at an exercise price of $0.15 subject to further adjustment, but can only be converted during the period from March 27, 2004 through September 27, 2004 and are subject to forfeiture to the extent that the 7% senior subordinated secured notes issued by the Company in connection with the private placement are paid;

     -         52,800 shares of our common stock previously issued to Nickolas
               A. Branica upon exercise of an incentive warrant issued to Mr. Branica on June 21, 2002;

     - 45,000 shares of our common stock issuable upon exercise of an incentive warrant having an exercise price of $0.15 per share, issued to Paul K. Suijk on June 21, 2002;

     - 643,094 shares of our common stock issued upon exercise of warrants issued to Commonwealth Associates, L.P. in connection with an advisory agreement and an agency agreement, a portion of which warrants were distributed to certain employees and affiliates of Commonwealth Associates, L.P.;

     - 16,668 shares of our common stock previously issued to Commonwealth Associates, L.P. pursuant to an advisory agreement;

     - Up to 37,647 shares of our common stock issuable upon exercise of warrants with an exercise price of $0.15 per share issued to Commonwealth Associates, L.P. in connection with an advisory agreement and an agency agreement, a portion of which warrants were distributed to certain employees and affiliates of Commonwealth Associates, L.P.;

     - 352,000 shares of our common stock previously issued to Winfield Capital Corp. upon conversion of a warrant issued in connection with a private placement on September 27, 2002 pursuant to a subscription agreement;

     - 560 shares of our common stock issuable upon exercise of warrants, having an exercise price of $9.15 per share, issued to Key Corporate Capital, Inc. in connection with an agreement with the Company;

     - 1,066 shares of our common stock issuable upon exercise of warrants, having an exercise price of $9.15 per share, issued to National City Bank of Kentucky in connection with an agreement with the Company;

     - 8,246 shares of our common stock issuable upon exercise of warrants, having an exercise price of $9.15 per share, issued to U.S. Bancorp Equipment Finance, Inc. in connection with an agreement with the Company;

     - 14,373 shares of our common stock issued to Eoin P. Heaney in connection with a stock purchase agreement between the Company and Key Voice Technologies dated March 5, 1996;

     - 11,307 shares of our common stock issued to Nickolas A. Branica in connection with a stock purchase agreement between the Company and Key Voice Technologies dated March 5, 1996; and

     - 8,772 shares of our common stock issued upon exercise of warrants in connection with a warrant exchange, dated March 5, 1996.

     The methods of sale of the common stock offered hereby are described under the heading "Plan of Distribution." We will receive none of the proceeds from such sales. However, we may receive up to $255,896 upon the exercise of warrants. If received, such funds will be used for general corporate purposes, including working capital requirements. We will pay all expenses, except for the underwriting and brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus.

     The prices at which the selling securityholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling securityholders. See "Plan of Distribution" on page 59.

     Our common stock is listed on the Over the Counter Bulletin Board (Symbol:
CMDZ). On February 11, 2003, the closing price of the shares was $0.90 per share.

     THE SHARES OF OUR COMMON STOCK OFFERED OR SOLD UNDER THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER SEE "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

                        --------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        --------------------------------

                THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 2003.

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY............................................................................1
SUMMARY CONSOLIDATED FINANCIAL INFORMATION....................................................3
RISK FACTORS..................................................................................5
USE OF PROCEEDS..............................................................................13
DIVIDEND POLICY..............................................................................13
SELECTED CONSOLIDATED FINANCIAL INFORMATION..................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........14
SEGMENT REPORTING............................................................................17
COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2002 TO NINE MONTHS ENDED SEPTEMBER 30, 2001...17
CHANGES IN ACCOUNTANTS........................................................................30
BUSINESS OF THE COMPANY......................................................................31
NARRATIVE DESCRIPTION OF BUSINESS............................................................40
MANAGEMENT...................................................................................44
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................58
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............................58
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON......................................60
DESCRIPTION OF CAPITAL STOCK.................................................................61
PLAN OF DISTRIBUTION.........................................................................62
SELLING STOCKHOLDERS.........................................................................63
TRANSFER AGENT...............................................................................72
LEGAL MATTERS................................................................................73
EXPERTS......................................................................................73
WHERE YOU CAN FIND MORE INFORMATION..........................................................73
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS................................................. F-1


                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including the "Risk Factors" section. In this prospectus, "Comdial Corporation," "Comdial," "we," "our" and "us" refer to Comdial Corporation and its subsidiaries, unless the context requires otherwise.

                                  ABOUT COMDIAL

     Comdial Corporation produces and markets business telephone systems and related applications for small to mid-size enterprises ("SMES") in North America. We have a 25-year history in the business and maintain a large and growing installed customer base. According to Phillips InfoTech, an industry trade research entity, we are one of the largest providers of business telephone systems to small to mid-size enterprises and one of the largest providers of voice messaging applications in North America. We believe our products are reliable; can reduce telecommunications expenses; and can enhance the productivity and professionalism of small enterprises in a manner that is typically only available with larger, more costly systems. We design, develop, and license technologies to produce products that are primarily manufactured through contract manufacturers.

     Our current product portfolio includes circuit-switched and converged time division multiplexing/internet protocol phone systems, messaging applications and call distribution center applications. Under development is Comdial's next generation IP telephony solution, which is based on Internet standards. We believe we are well positioned to satisfy a broad range of customer needs with our legacy systems, converged systems, and our next-generation IP-solutions.

     One of Comdial's most valuable assets is our two-tier distribution channel. Graybar, Alltel, and Sprint North Supply are our three primary national distributors who inventory product and offer credit terms to Comdial's national dealer network. While we have recruited thousands of dealers over the years, we recognize approximately 1,000 active and registered dealers who have been approved for the 2002 Comdial Dealer Program. Additionally, we sell a small percentage of our voice messaging systems internationally through authorized distributors.

     The traditional business communications systems market has been declining with the economy over the last two years. However, newer converged voice/data systems and voice over packet technologies are expected to replace traditional voice lines over time and should provide a new source of growth for vendors such as Comdial. Our current product line positions us to benefit from this evolving market. Much of this new growth is occurring in the SME segment of the market, where companies have been more willing to deploy hybrid traditional/IP systems and pure Internet protocol-private branch exchange systems. The natural churn in this market also generates new product demand. The SME market is where we believe our sales and marketing strength lies as a result of our distribution network and product line.

     In late 2000, Comdial decided to dramatically shift its business model from a manufacturing driven company to a customer driven design, development and marketing organization. This was done primarily as a result of the end of the Y2K market boom, and an increase in industry competitiveness. As a result of such shift, we have significantly reduced our operating expenses, and together with our recent private placements and debt restructuring, we expect to improve our balance sheet and enhance our working capital flexibility.

                                   OUR HISTORY

     We were formed under the laws of the State of Oregon in 1977. In 1982, when Comdial acquired General Dynamics Telephone Systems Center, Inc., we reincorporated under the laws of the State of Delaware.

     On November 26, 2002 we effectuated a reverse stock split at a ratio of one share for every fifteen shares of the Company's common stock. All share and per share data in this Prospectus have been adjusted to give retroactive effect to the reverse stock split.

     Our offices are located at 106 Cattlemen Road, Sarasota, Florida 34232.



Securities Offered                                           Up to 7,934,783 shares of our common stock.

                                                             Up to 1,113,656 shares of our common stock issuable
                                                             upon the exercise of our common stock warrants.

Common Stock to be outstanding after the offering(1)         8,514,518 shares

Use of Proceeds                                              Any proceeds received by us from the exercise of the
                                                             warrants may be used for our general working capital
                                                             purposes.  We will not receive any proceeds from the
                                                             resale of the common stock.

Risk Factors                                                 An investment in the shares involves a high degree of
                                                             risk.  See "Risk Factors"

Over the Counter Bulletin Board Trading Symbol               CMDZ


-----------------------------------
(1) Does not include shares issuable upon exercise of all options under our 1992 Stock Incentive Plan or 2002 Employee and Non-Employee Director Stock Incentive Plan, of which 1,045,384 options are currently outstanding.

     Some of the selling securityholders are officers, directors or affiliates of the Company.

     Commonwealth Associates L.P. is a registered broker dealer and, with respect to the shares of our common stock which it may sell pursuant to this prospectus, Commonwealth Associates, L.P. may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth our historical selected consolidated financial information for the periods indicated. The data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 are derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. The financial data as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 has been derived from our audited consolidated financial statements, which are not included in this prospectus. The data as of and for the nine months ended September 30, 2001 and 2002 are derived from unaudited financial statements included elsewhere in this prospectus, which in management's opinion, include all adjustments, consisting of only normally recurring adjustments, necessary for a fair presentation.


IN THOUSANDS (EXCEPT FOR PER
SHARE DATA)
-----------
STATEMENT OF                           NINE MONTHS ENDED                                  YEAR ENDED
OPERATIONS DATA                          SEPTEMBER 30,                                    DECEMBER 31,
---------------                          -------------                                    ------------
                                          2002         2001        2001         2000         1999         1998          1997
                                          ----         ----        ----         ----         ----         ----          ----

NET SALES                               $37,764      $61,258      $76,167      $89,564     $140,757     $123,639      $110,819
(LOSS) INCOME BEFORE INCOME TAXES         7,955      (6,855)     (21,155)     (47,864)       10,033        6,295         5,218
NET (LOSS) INCOME                         7,955      (6,855)     (21,155)     (63,264)        7,343       17,032         5,069
(LOSS) EARNINGS PER SHARE:
    BASIC                                  8.09      (11.16)      (34.45)     (103.20)        12.30        28.86          8.75
    DILUTED                                7.14      (11.16)      (34.45)     (103.20)        12.26        28.15          8.68


BALANCE SHEET DATA

CURRENT ASSETS                          $21,362      $34,808      $23,084      $33,152      $72,077      $50,854       $37,107
TOTAL ASSETS                             39,227       60,858       43,736       71,178      133,074      108,990        79,264
CURRENT LIABILITIES                      11,720       47,155       20,634       41,145       23,833       19,734        21,196
LONG-TERM DEBT AND OTHER
    LONG-TERM LIABILITIES                17,981        9,043       32,742       18,518       38,633       26,624        13,998
STOCKHOLDERS' (DEFICIT) EQUITY            9,526        4,660      (9,640)       11,515       70,608       62,632        44,070

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Some of the statements included or incorporated by reference into our Securities and Exchange Commission filings, press releases, and shareholder communications and other information provided periodically in writing or orally by our officers, directors or agents, including this prospectus, are forward-looking statements that are subject to risks and uncertainties. These forward- looking statements are not historical facts but rather are based on certain expectations, estimates and projections about our industry, our beliefs and our assumptions. Words such as "may", "will", "anticipates", "expects", "intends", "plans", "believes", "seeks" and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. Some of the risks and uncertainties include, but are not limited to:

     o any inability to stem continued operating losses and to generate positive cash flow;

     o    any adverse impact of competitors' products;

     o    delays in development of highly complex products;

     o    lower than anticipated product demand and lack of market acceptance;

     o    adverse market fluctuations caused by general economic conditions;

     o any negative impact resulting from the outsourcing of manufacturing and the continued risks associated with outsourcing;

     o    any lack of success of our restructuring plans;

     o any inability to renegotiate on favorable terms or otherwise meet our obligations to suppliers and other creditors;

     o    unfavorable outcomes in any pending litigation;

     o    any inability to form or maintain key strategic alliances;

     o    our inability to raise capital when needed;

     o    any continued reductions in our liquidity and working capital;

     o    any negative impact resulting from our downsizing of our workforce;

     o    unanticipated liabilities or expenses;

     o    the availability and pricing of parts and components;

     o other risks detailed from time to time in our filings with the Securities and Exchange Commission.

     These risks could cause our actual results for 2002 and beyond to differ materially from those expressed, implied or forecasted in any forward-looking statement made by, or on behalf of, us. We undertake no obligation to publicly update or revise the forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                  RISK FACTORS

     The purchase of our common stock involves substantial investment risks. You should carefully consider, together with the other matters referred to in this prospectus, the following risk factors before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the trading price of our common stock could decline and you may lose all or part of your investment.

WE MAY NEED ADDITIONAL FUNDS.

     Assuming our operating results continue as expected, we expect the proceeds of our recent private placement will meet our operating expenses for at least the next year. However, in the event operating expenses are greater than expected, we may require additional capital in order to expand our business and operations to levels where such business and operations will be able to allow us to achieve profitability and positive cash flow from operations. If we do require additional capital, there is no certainty that additional capital will be available in the future or even if it will be available in amounts which may be deemed adequate for the then present and anticipated future needs. Further, we cannot be certain that any additional equity or debt financing would be available to us on terms that are acceptable. In the event that additional debt or equity financing is not available to us, we may be forced to curtail our operations or, in an extreme situation, cease our operations. We do not currently have any form of available debt financing in place.

OUR COMMON DOES NOT CURRENTLY HAVE A LIQUID TRADING MARKET; AND MAY BE CHARACTERIZED AS A "PENNY STOCK" SUBJECT TO ADDITIONAL REGULATIONS AND RESTRICTIONS.

     Our common stock was delisted from the Nasdaq SmallCap Market on August 7, 2002 for failure to comply with certain Nasdaq Marketplace Rules and "public interest" concerns raised by the substantial potential dilutive effect of the bridge financing transaction that we entered into in June 2002. As of January 29, 2003 our common stock is currently quoted on the Over the Counter Bulletin Board. The absence of an active trading market reduces the liquidity of an investment in our shares.

     In addition, the SEC has adopted regulations, that generally define "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. At present, the market price of our common stock is substantially less than $5.00 per share and, therefore, may be designated as a "penny stock" pursuant to the rules under the Securities Exchange Act of 1934 (the "Exchange Act"). Such a designation requires any broker or dealer selling such securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase such securities. These rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their shares.

THERE IS A RISK OF DILUTION FROM THIS OFFERING AND FROM THE EXERCISE OF EXISTING OPTIONS AND WARRANTS, WHICH MAY LEAD TO POTENTIAL DIFFICULTY IN OBTAINING ADDITIONAL EQUITY CAPITAL.

     Our common stock may become diluted if warrants and options to purchase our common stock are exercised. These shares, as well as the eligibility for additional restricted shares to be sold in the future, either pursuant to future registrations under the Securities Act of 1933, as amended, or an exemption such as Rule 144 under the Securities Act of 1933, as amended, may have a dilutive effect on the market for the price of our common stock. The terms upon which we will be able to obtain additional equity capital could also be adversely affected. In addition, the sale of common stock offered by this prospectus, or merely the possibility that these sales could occur, could have an adverse effect on the market price of our common stock.

WE ARE CURRENTLY HEAVILY DEPENDENT ON OUR CHIEF EXECUTIVE OFFICER.

     Nick Branica has been Comdial's Chief Executive Officer since October 2000 and has over nineteen years experience in the telecommunications market place. His extensive experience in sales, marketing and technology areas associated with Comdial's products have provided significant advantage to the Company and its operations. We believe that our future success depends in large part on Mr. Branica's continued involvement in our business operations and future strategy. The loss of Mr. Branica's employment could potentially adversely affect our operations and profitability.

OUR BUSINESS IS DEPENDENT ON A SMALL NUMBER OF CUSTOMERS.

     We generate a significant amount of our net sales from three distributors, ALLTEL Supply, Inc, Graybar Electric Company, Inc, and Sprint/North Supply Inc. During the years ended December 31, 2001, 2000 and 1999, 65%, 62% and 60%, respectively, of our net sales was generated from these three companies. If any one of these companies either decides to stop selling our products or experiences significant financial difficulties that negatively impact their ability to sell our products, we could potentially experience significant declines to our net sales and cash flow performance.

WE HAVE BEEN EXPERIENCING DECLINES IN REVENUE FROM OUR TRADITIONAL BUSINESS, ENTERPRISE VOICE COMMUNICATIONS PRODUCTS.

     We expect, based on various industry reports, a low growth rate or no growth or further decline in the market segments for these traditional products. We are implementing a strategy to capitalize on the higher growth opportunities in the SME market, including advanced communications solutions such as converged voice and data systems and other IP based technology. During calendar 2000, we began to announce a series of restructuring initiatives to align our Company with current market conditions. These initiatives are focused on improving gross profit, reducing expenses and streamlining operations. These restructuring initiatives include a workforce reduction, rationalization of manufacturing capacity and other restructuring initiatives. This strategy requires us to make a significant change in the direction and strategy of our Company to focus on the development and sales of these advanced products, as described above. During calendar 2002, we substantially completed these restructuring initiatives, including the cessation of manufacturing activities and renegotiation of our lease agreement at our Charlottesville, Virginia facility and outsourcing of all remaining manufacturing other than certain light assembly and testing in our Sarasota, Florida facility. The success of this strategy, however, is subject to many risks, including the risks that:

     o    the market for IP based products does not evolve as anticipated;

     o we do not develop new products or enhancements to our current products on a timely basis to meet the changing needs of our customers;

     o customers do not accept our products or new technology, or industry standards develop that make our products obsolete; or

     o our competitors introduce new products before we do and achieve a competitive advantage by being among the first to market.

     o If we are unsuccessful in implementing our strategy, and the contribution to our operating results from our traditional enterprise voice communication products continues to decline, reducing our overall operating results, we may require external capital resources or we may be required to further restructure the Company.

OUR CHANGE IN FOCUS MAY HAVE AN ADVERSE AFFECT ON OUR BUSINESS.

     As noted above, we are in the process of a significant change in our direction and strategy to focus on the development and sales of products to be incorporated in advanced communications solutions, including products that facilitate the convergence of voice and data networks. In order to implement this change, we must:

     o retrain our sales and marketing staff to sell new types of products and improve our marketing of such products;

     o retrain our support staff, including technical support technicians, to handle customer support issues arising from the deployment of new technology;

     o modify the relationships with our distribution partners to allow for the transition into new product offerings; and

     o build credibility among our target customers that we are capable of delivering advanced communications solutions beyond our historic product lines.

     Most of these challenges have required, and will continue to require, that we increase costs substantially without any certainty of success. If we are not successful, our operating results will be adversely affected. However, even if we successfully address these challenges, our operating results may still be adversely affected if the market opportunity for advanced communications solutions, including converged voice and data network products, does not develop in the ways that we anticipate. Because this market opportunity is in its early stages, we cannot predict whether:

     o the demand for advanced communications solutions and converged voice and data products will grow as fast as we anticipate;

     o new technologies will cause the market to evolve in a manner different than we expect;

     o we will be able to obtain a leadership or profitable position as this opportunity develops; or

     o competition in this area will adversely affect profitability by downward pressure on sale prices for new technology relative to costs.

RAPID TECHNOLOGICAL CHANGE CREATES A DEPENDENCE ON DEVELOPMENT OF NEW PRODUCTS.

     The market for telecommunications systems and products has been characterized by rapid technological change and continuing demand for new products and features. Accordingly, the timely introduction of new products and product features, as well as new telecommunications applications such as computer-telephony integration are expected to continue to be major factors in our continued success. Market needs and expectations will require us to continue to identify, develop, and sell new products and features that keep pace with technological developments and competitive pressures. In addition, technological difficulties occasionally inherent in new products and the time necessary to stabilize new product manufacturing costs may adversely affect operating costs. There can be no assurance that our new products will achieve market acceptance, or that we will be able to continue to develop new products, technologies, and applications as required by changing market needs in the future.

WE HAVE ADDITIONAL RISKS DUE TO OUR RELIANCE ON OUTSOURCED MANUFACTURING.

     As part of our restructuring program, we have outsourced substantially all of our manufacturing requirements. Outsourced manufacturing is carried out in three principal locations: Asia, Mexico and the United States. Outsourcing, particularly with international manufacturers, carries certain risks which include, but may not be limited to:

     o the outsourcing contractors' ability to manufacture products that meet our technical specification and that have minimal defects;

     o the outsourcing contractors' ability to honor their product warranties;

     o the financial solvency, labor concerns and general business condition of our outsourcing contractors;

     o    unexpected changes in regulatory requirements;

     o    inadequate protection of intellectual property in foreign countries;
          and

     o    political and economic conditions in overseas locations;

     o risks of fire, flood or acts of God affecting manufacturing facilities; and

     o our ability to meet our financial obligations to our outsourcing contractors.

     In addition, our outsourcing contractors acquire component parts from various suppliers. Similar risks are involved in such procurement efforts. Due to our dependency on outsourced manufacturing and the inherent difficulty in replacing outsourced manufacturing capacity in an efficient or expeditious manner, the occurrence of any condition preventing or hindering the manufacture or delivery of manufactured goods by any one or more of our outsourcing contractors would have a material adverse affect on our business in the short term and may have a material adverse affect in the long term. In calendar 2002, we experienced significant problems associated with a principal outsource manufacturer. Faulty component parts used by the manufacturer in the production of a principal product have caused a significant shortfall in product inventory, and has lead to our inability to meet product orders, negatively impacting sales and revenues. In addition, the Company was adversely affected by the recently concluded port strike that resulted in the temporary closure of certain ports on the West Coast of the United States.

     During the third quarter of 2002, the Company experienced difficulties in fulfilling certain product orders as a result of the production transition from Virginia to the outsourcing partners plus a backlog that has been built up with one of the United States outsourcing partners. These problems have been addressed, although the Company hasn't completely resolved its backlog situation. Also in 2002, we were forced to terminate our relationship with a principal outsource manufacturer and transition that work to other contractors. The terminated manufacturer was unable to meet substantially all of our product delivery orders because of financial and operational problems. That inability caused further problems for us in meeting customer orders and resulted in a substantial backlog, potential lost business and other losses. We filed an arbitration action against that manufacturer in 2002 in order to seek recovery of the losses caused by their failure in performance. While these problems with these contract manufacturers have been addressed, we cannot give assurances that they will not continue to have an impact on sales and revenues, or that similar or other significant problems will not occur in the future.

PRODUCTS IN OUR INVENTORY MAY BECOME OBSOLETE.

     We offer a variety of communications products which include technologies that are enhanced rapidly in today's business environment. We measure our product inventories on hand at the lower of costs or market. We also provide allowances for excess and obsolete inventory equal to the difference between the cost of our inventory and the estimated market value based on assumptions about product life cycles, product demand and market conditions. The technologies incorporated in our products are periodically modified in reaction to both customer requirements and to market conditions. This rapid technology change potentially impacts the carrying value of Comdial's inventory on hand due to obsolescence.

OUR PENSION PLAN IS CURRENTLY UNDERFUNDED.

     We have a qualified pension plan that provides benefits based on years of service and an employee's compensation during the employment period. In September 2000, we froze the plan, thereby eliminating any further benefit accrual by employees. Assets of the plan are generally invested in equities and fixed income instruments. On December 31, 2002, the projected benefit obligations (calculated using a discount rate of 7.25%) exceeded the market value of the plan assets by $5.7 million. There can be no assurance that future investment returns will be high enough to offset the under funded value and we could be required to make further cash contributions to the pension plan. This will be recorded as a decrease in our stockholders' equity which could have other impacts.


WE MAY NOT BE ABLE TO FULLY BENEFIT FROM OUR NET OPERATING LOSS AND TAX CREDIT CARRY FORWARDS.

     We have significant net operating loss and tax credit carry forwards based on historical operating activity. With the change of control which occurred during 2002 with the Comvest funding transactions, our ability to utilize these net operating loss and tax credit carry forwards to reduce future federal and state taxes is limited by certain IRS regulations. We might not be able to fully utilize the benefit of these carry forwards due to these limitations.

WE ARE SUBJECT TO EXCHANGE RATE FLUCTUATIONS.

     Some of the costs we pay to foreign manufacturers are based on materials or labor cost priced in other currencies. As a result, fluctuations in foreign currency exchange rates may adversely affect our expenses and results of operations. Fluctuations may adversely affect the comparability of period-to-period results. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results and stock price. In addition, future currency losses may be incurred if we or our outsourcing partners become subject to exchange control regulations restricting the ability to convert local currencies into United States dollars or other currencies.

WE ARE CONTROLLED BY A MAJORITY STOCKHOLDER, WHO MAY HAVE INTERESTS DIFFERING FROM THOSE OF THE COMPANY.

     ComVest Venture Partners, L.P. ("Comvest") is the beneficial owner of approximately 3.3 million shares of our common stock or approximately 27% of our outstanding capital stock. In addition, ComVest has designated three members of our board of directors. Because ComVest's interests may differ from ours, actions ComVest takes with respect to us, as our controlling stockholder, may not be favorable to us. ComVest's interests may not be the same as, or may conflict with, the interests of our other stockholders. Our other stockholders will not be able to affect the outcome of any stockholder vote so long as ComVest owns a majority of our common stock. ComVest is generally not prohibited from selling a controlling interest in us to a third party.

WE MAY BE SUED FOR INTELLECTUAL PROPERTY INFRINGEMENTS, AND WE HAVE LIMITED PROTECTION OVER OUR INTELLECTUAL PROPERTY RIGHTS.

     From time to time, we are subject to proceedings alleging infringement by us of intellectual property rights of others. Such proceedings could require us to expend significant sums in litigation, pay significant damages, develop non-infringing technology, or acquire licenses to the technology which is the subject of the asserted infringement, any of which could have a material adverse effect on our business. Moreover, we rely upon intellectual property rights to protect our proprietary rights in our products and software. There can be no assurance that these protections will be adequate to deter misappropriation of our technologies or independent third-party development of similar technologies.

WE MAY HAVE TO RECOGNIZE IMPAIRMENT LOSSES ON OUR CAPITALIZED SOFTWARE DEVELOP-MENT COSTS.

     Historically, we incurred costs associated with the development of software related to various products, including development performed by outside contract engineers. The accounting for such software costs is in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Costs capitalized in accordance with SFAS No. 86 are amortized using the straight-line method over their useful lives. We assess the impairment of our long-lived assets such as Capitalized Software Development Costs whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When we determine that the carrying value of these assets may not be recoverable, we measure any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Based on future product and technology changes that occur, we might be required to write-down these assets and recognize impairment losses to reflect updated values based on market conditions.

WE ARE DEPENDENT ON HIGHLY SKILLED PERSONNEL.

     We believe that our future success depends in large part upon our ability to attract and retain highly skilled technical employees to oversee product development and engineering functions. To date, we generally have not experienced difficulty in recruiting capable individuals to fill these positions other than certain positions for software engineers, as to which we have been able to obtain the services of technical consultants as needed for any particular project. However, competition for highly-skilled personnel is intense, and there can be no assurance that we will be able to continue to recruit capable technical employees and engineers in the future, or to secure technical consultants when needed on reasonable terms.

THE MARKET FOR OUR PRODUCTS IS HIGHLY COMPETITIVE.

     We compete with approximately 25 companies, many of which have significantly greater financial, marketing, and technical resources than we do. In addition, we must compete to attract and retain dealers for our products. There can be no assurance that we will be able to compete successfully in the marketplace or that we will be able to maintain our current dealer network.

OUR REVENUES AND OPERATING RESULTS HAVE EXPERIENCED FLUCTUATIONS IN THE PAST AND MAY CONTINUE TO VARY IN THE FUTURE.

     Our revenues and operating results have varied significantly in the past and may vary significantly in the future due to various factors, including changes in our operating expenses, market acceptance of our services, regulatory changes that may affect the marketability of our services, budgetary cycles of our principal clients, the mix and timing of client projects, and one-time nonrecurring and unusual charges. As a result of these and other factors, we believe that period-to-period comparisons of our operating results may not be meaningful in the near term and that you should not rely upon our performance in a particular period as indicative of our performance in any future period.

WE CURRENTLY AND FROM TIME TO TIME ARE INVOLVED IN ALLEGED CLAIMS AND LITIGATION ARISING IN THE ORDINARY COURSE OF OUR BUSINESS.

     We believe that certain of these litigations, as described in our periodic and other filings with the Securities and Exchange Commission, may have a significant impact on us. We can give no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on our results of operations, cash flows or financial condition. In addition, other claims are alleged and may result in litigation.


BECAUSE MANY OF OUR CURRENT AND PLANNED PRODUCTS ARE HIGHLY COMPLEX; THEY MAY CONTAIN DEFECTS OR ERRORS THAT ARE DETECTED ONLY AFTER DEPLOYMENT IN COMMUNICATIONS NETWORKS.

     If our products contain defects or errors occur, our reputation may be harmed, negatively impacting our sales revenue. In addition, significant costs may be incurred in addressing such problems, including, but not limited to, costs incurred in repairing or replacing defective equipment or refunding customers for defective products.

WE MAY ENTER INTO AN ACQUISITION OR MERGER TRANSACTION IN THE FUTURE WHICH MAY INVOLVE SUBSTANTIAL RISKS.

     One of the ways we may address the need to develop new products is through acquisitions of other companies and technologies. Acquisitions involve numerous risks, including the following:

     o difficulties in integrating the operations, technologies, and products of any acquired companies;

     o the risk of diverting management's attention from normal daily operations of the business;

     o potential difficulties in completing projects associated with in-process research and development;

     o risks of entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

     o initial dependence on unfamiliar supply chains or relatively small supply partners;

     o insufficient revenues to offset increased expenses associated with acquisitions; and

     o    the potential loss of key employees of any acquired companies.

     Mergers and acquisitions of high-technology companies are inherently risky, and no assurance can be given that any future acquisitions will be successful and will not materially adversely affect our business, operating results, or financial condition. We must also manage any growth effectively. Failure to manage growth effectively and successfully integrate acquisitions could harm our business and operating results in a material way.

WE HAVE EXPOSURE TO GENERAL ECONOMIC AND MARKET CONDITIONS.

     Our business is subject to the effects of general economic conditions in the United States and globally, and, in particular, market conditions in the communications and networking industries. In recent quarters, our operating results have been adversely affected as a result of unfavorable economic conditions and reduced capital spending. If the economic conditions in the United States and globally do not improve, or if we experience a worsening in the global economic slowdown, we may continue to experience material adverse impacts on our business, operating results, and financial condition.

OUR COMMON STOCK HAS EXPERIENCED SIGNIFICANT FLUCTUATIONS AND MAY CONTINUE TO DO SO.

     The stock market in recent years has experienced significant price and volume fluctuations that have affected market prices for the stock of technology companies. These fluctuations have often been unrelated to or disproportionately affected by the operating performance of these companies. The market price of our common stock could fluctuate significantly after this offering in response to a variety of factors, some of which may be beyond our control. These factors may include one or more of the following:

     o quarterly operating results falling below or exceeding analysts' or investors' expectations in any given period;

     o changes in financial estimates or investment recommendations by securities analysts following our business;

     o changes in market valuations of, or earnings and other announcements by, our competitors;

     o announcements by our competitors of new technological innovations, service offerings, contracts, acquisitions or strategic relationships;

     o    departures of key personnel; and

     o    changes in business or regulatory conditions.

     In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were to be involved in securities litigation, we could incur a substantial cost and experience diversion of resources and the attention of management away from our business. We cannot predict the future performance of the capital markets in general and the technology stocks in particular, and we cannot assure you that the price for our common stock will not drop significantly subsequent to this offering, whether related to our business or to the capital markets generally.

WE HAVE LIMITATIONS IN ORGANIZATIONAL DOCUMENTS AND UNDER DELAWARE LAW THAT MAY IMPEDE A TAKEOVER

     Provisions of our certificate of incorporation, our bylaws and Delaware General Corporation Law make acquiring control of us without the support of our board of directors difficult for a third party, even if the change of control would be beneficial to our shareholders. For example, our bylaws provide that a special meeting of stockholders may only be called by a majority of the board of directors or by our president, chief executive officer or chairman. Because stockholders do not have the ability to require the calling of a special meeting of shareholders, any third-party takeover not supported by the board of directors would be subject to significant delays and difficulties. In addition, removal of directors may only be done for cause upon the affirmative vote of the stockholders. The existence of these and other provisions may deprive you of an opportunity to sell the shares underlying your Notes and Warrants at a premium over prevailing prices. Your inability to obtain a control premium could adversely affect the market price for our common stock.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares offered by the selling stockholders. However, we may receive up to $255,896 upon exercise of warrants, the underlying shares of which are included hereunder. If received, such funds will be used for general corporate purposes, including working capital requirements. With the exception of any brokerage fees and commission which are the obligation of the selling securityholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $95,500, inclusive of our legal and accounting fees, printing costs, filing and other miscellaneous fees and expenses.

                                 DIVIDEND POLICY

     We intend to retain all our earnings to finance the growth and development of our business, including future acquisitions. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future change in our dividend policy will be made at the discretion of our board of directors and will depend on the then applicable contractual restrictions on us contained in any existing credit facility or other agreements, our results of operations, earnings, capital requirements and other factors considered relevant by our board of directors.

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth our historical selected consolidated financial information for the periods indicated. The data as of December 31, 2000 and 2001 and for the years ended December 31, 1999, 2000 and 2001 are derived from our audited consolidated financial statements, which are included elsewhere in this prospectus. The financial data as of December 31, 1997, 1998 and 1999 and for the years ended December 31, 1997 and 1998 have been derived from our audited consolidated financial statements, which are not included in this prospectus. The data as of and for the nine months ended September 30, 2001 and 2002 are derived from unaudited financial statements included elsewhere in this prospectus, which in management's opinion, include all adjustments, consisting of only normally recurring adjustments, necessary for a fair presentation.

IN THOUSANDS (EXCEPT FOR PER
SHARE DATA)
-----------
STATEMENT OF                           NINE MONTHS ENDED                                  YEAR ENDED
OPERATIONS DATA                          SEPTEMBER 30,                                    DECEMBER 31,
---------------                          -------------                                    ------------
                                          2002         2001        2001         2000         1999         1998          1997
                                          ----         ----        ----         ----         ----         ----          ----
                                       (unaudited) (unaudited)

NET SALES                               $37,764      $61,258      $76,167      $89,564     $140,757     $123,639      $110,819
GROSS PROFIT                             12,419       23,058       23,758       11,849       55,203       53,380        47,343
OPERATING EXPENSES                       20,142       29,648       43,147       55,849       43,251       45,182        39,133
(LOSS) INCOME BEFORE INCOME TAXES         7,955      (6,855)     (21,155)     (47,864)       10,033        6,295         5,218
NET (LOSS) INCOME                         7,955      (6,855)     (21,155)     (63,264)        7,343       17,032         5,069

(LOSS) EARNINGS PER SHARE:
     BASIC                                 8.09      (11.16)      (34.45)     (103.20)        12.30        28.86          8.75
     DILUTED                               7.14      (11.16)      (34.45)     (103.20)        12.26        28.15          8.68

BALANCE SHEET DATA

CURRENT ASSETS                          $21,362      $34,808      $23,084      $33,152      $72,077      $50,854       $37,107
TOTAL ASSETS                             39,227       60,858       43,736       71,178      133,074      108,990        79,264
CURRENT LIABILITIES                      11,720       47,155       20,634       41,145       23,833       19,734        21,196
LONG-TERM DEBT AND OTHER
     LONG-TERM LIABILITIES               17,981        9,043       32,742       18,518       38,633       26,624        13,998
STOCKHOLDERS' (DEFICIT) EQUITY            9,526        4,660      (9,640)       11,515       70,608       62,632        44,070



                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States, which requires the use of estimates and assumptions (see Note 1 to the audited consolidated financial statements included elsewhere herein). Management believes the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.

REVENUE RECOGNITION

     We recognize revenue using the guidance from SEC Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" and the AICPA Statement of Position No. 97-2, as amended, on "Software Revenue Recognition." Certain of our sales have multiple elements, such as product and installation, and we allocate the revenues using the relative fair values of the elements and recognize them separately. We allow certain of our customers to return unsold product when they meet Company-established criteria as outlined in the Company's trade terms. Under these guidelines, we estimate the amount of product returns based upon actual historical return rates and any additional unique information and reduce our revenue by these estimated future returns. Returned products which are recorded as inventories are valued based upon expected realizability. If the historical data we use to calculate these estimates does not properly reflect future returns, these estimates could be revised.

REBATES AND INCENTIVES

     We record estimated reductions to revenue for customer programs and incentive offerings including special pricing agreements, promotions and other volume- based incentives. If market conditions were to decline, we may take actions to increase rebates and incentive offerings possibly resulting in incremental reduction of revenue at the time the incentive is offered.

WARRANTY

     In most cases, we provide a two-year warranty to our customers, including repair or replacement of defective equipment. As of 2002, we are using a third party contractor to perform much of this warranty. Our outsource manufacturing partners are now responsible for the first year of the warranty repair work. We provide for the estimated cost of product warranties at the time the revenue is recognized. While we engage in various product quality programs and processes, our warranty obligation may be affected by product failure rates, the ability of our outsource manufacturers to satisfy warranty claims and the cost of warranty repairs charged by the third party contractor. The outcome of these items could differ from our estimates and revisions to the warranty estimates could be required.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

     We provide allowances for doubtful accounts for estimated losses from the inability of our customers to satisfy their accounts as originally contemplated at the time of sale. We calculate these allowances based on detail review of certain individual customer accounts, historical rates and our estimation of the overall economic conditions affecting our customer base. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

INVENTORY

     We measure our inventories at lower of cost or market. For those items which we manufacture, cost is determined using standards which we believe approximate first-in, first-out (FIFO) method including material, labor and overhead. We also provide allowances for excess and obsolete inventory equal to the difference between the cost of our inventory and the estimated market value based upon assumptions about product life cycles, product demand and market conditions. If actual product life cycles, product demand, or market conditions are less favorable than those projected by management, additional inventory allowances or writedowns maybe required.

DEFERRED INCOME TAXES

     We estimate our actual current tax exposures together with our temporary differences resulting from differing treatment of items for accounting and tax purposes. These temporary differences result in deferred tax assets and liabilities. We then must assess the likelihood that our deferred tax assets will be recovered from future taxable income and to the extent that we believe that recovery is not likely, based on the guidance in FAS 109, "Accounting for Income Taxes," we establish a valuation allowance. As of December 31, 2001 and 2000, all net deferred tax assets were reduced by a valuation allowance. In later years, after the Company ceases to have cumulative tax losses for three years, management will need to assess the continuing need for a full or partial valuation allowance. Significant judgment is required in this calculation and changes in this assessment could result in income tax benefits, in later periods, or the continued provision of valuation allowances until the realizability is more likely than not.

LONG-LIVED ASSETS, INCLUDING GOODWILL AND OTHER INTANGIBLES

     In 2001 and prior, in accordance with Statement of Financial Accounting Standards No. 121, "Impairment of Long-Lived Assets and Other Assets to Be Disposed of" ("SFAS 121"), the Company reviewed long lived assets, including goodwill, for impairment whenever events or changes in circumstance indicated that the carrying amount of an asset might not be recoverable. If the review were to indicate that the carrying value of the long-lived assets were impaired, the carrying value was then reduced in accordance with SFAS 121.

     In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 includes requirements to test goodwill and indefinite lived intangible assets for impairment rater than amortize them. Goodwill and other indefinite lived intangible assets must be tested for impairment on an annual basis, and any impairment charge resulting from the initial application of SFAS 142 is classified as a cumulative change in accounting principle. SFAS No. 142 is effective for companies with fiscal years beginning after December 15, 2001. In accordance with SFAS No. 142, the Company discontinued the amortized of goodwill effective December 31, 2001. In addition, the Company completed the transitional impairment test and determined that goodwill was not impaired.

     In October 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), SFAS 144 establishes a single accounting model, based on the framework established in Statement of Financial Accounting Standards No. 122, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" ("SFAS 121"), for long-lived assets to be disposed of by sale, and resolves implementation issues related to SFAS 121. We adopted SFAS 144 effective January 1, 2002.

RETIREMENT AND OTHER POSTRETIREMENT BENEFIT PLANS

     Prior to the fourth quarter 2000, we provided a defined pension benefit and other postretirement benefits to our employees. In the fourth quarter of 2000, we froze these plans. We accrue benefit obligations based on an independent actuarial valuation. This valuation has a number of variables, not only to estimate our benefit obligation, but also to provide us with minimum funding requirement for the retirement plan. The actuarial estimates include the expected rate of return on the retirement plan assets, the rate of compensation increases to eligible employees, the interest rate used to discount estimated future payments to retirement participants and the assumed health care cost trend rates. Differences in actual experience as compared to these estimates or future changes in these estimates could require us to make changes to these benefit accruals or recognize underfunding in our pension plan.

COMMITMENTS AND CONTINGENCIES

     Management's current assessment of the claims which have been asserted against the Company is based on our review of the claim, our defenses and consultation with certain of our external legal counsel. Changes in this assessment could result as more information is obtained or as management decides that a settlement is more advantageous to the Company than a protracted legal process. These changes in our estimates of the outcome could require us to make changes in our conclusions or our accruals for these contingencies.

     The following discussion is intended to assist the reader in understanding and evaluating the financial condition and results of operations of Comdial Corporation and its subsidiaries ("Comdial"). This review should be read in conjunction with the consolidated financial statements and accompanying notes. This analysis attempts to identify trends and material changes that occurred during the periods presented. Prior periods have been reclassified to conform to the 2002 reporting basis.

                                SEGMENT REPORTING

RESULTS OF OPERATIONS

     Selected consolidated statements of operations for the last three years are as follows:


                                                    Nine Months Ended
                                              September 30     September 30
In thousands except for per share data            2002             2001              2001              2000              1999
--------------------------------------            ----             ----              ----              ----              ----

Business segment net sales:                      (unaudited)      (unaudited)
Switching                                            $26,257          $41,774          $ 53,511          $ 49,545          $ 81,868
Messaging                                             10,251           11,631            15,183            28,014            38,907
CTI & Other                                            1,256            7,853             7,473            12,005            19,982
                                                    --------          -------          --------          --------          --------
     Net sales                                        37,764           61,258            76,167            89,564           140,757
Cost of goods sold                                    25,345           38,200            52,409            77,715            85,554
                                                    --------          -------          --------          --------          --------


                                                    Nine Months Ended
                                              September 30     September 30
In thousands except for per share data            2002             2001              2001              2000              1999
--------------------------------------            ----             ----              ----              ----              ----

Business segment net sales:                      (unaudited)      (unaudited)

Gross profit                                          12,419           23,058            23,758            11,849            55,203
Selling, general & administrative                     15,353           22,556            29,892            36,621            30,336
Engineering, research & development                    4,217            5,178             7,603             6,283             9,735
Goodwill amortization                                      -            1,518             1,942             3,195             3,180
Restructuring                                              -              396               486             2,355                 -
Stock compensation expense                               572                -                 -                 -                 -
Impairment of long-lived assets                            -                -             3,224             7,425                 -
Loss (Gain) on disposal of assets                        417          (2,099)           (1,447)                 -                 -
Interest expense                                       6,984            2,119             2,759             2,902             1,633
Miscellaneous expense - net                         (23,079)              245               454               932               286
                                                    --------          -------          --------          --------          --------
Income (loss) before income taxes                      7,955          (6,855)          (21,155)          (47,864)            10,033
Income tax expense                                         -                -                 -            15,400             2,690
                                                    --------          -------          --------          --------          --------
Net income (loss)                                     $7,955         $(6,855)         $(21,155)         $(63,264)            $7,343
Earnings (loss) per share:
     Basic                                             $8.09           $11.16            $34.45         $(103.20)          $(12.30)


     The following table reflects the gross profit margins for the various business segments of Comdial. See Note 12 to the audited Consolidated Financial Statements for further clarification of business segments.


                                                    Nine Months Ended
                                              September 30     September 30
In thousands                                         2002             2001               2001              2000              1999
------------                                         ----             ----               ----              ----              ----
Business segment:                                (unaudited)      (unaudited)
Switching                                             $8,563          $13,361           $14,346            $5,656           $29,148
Messaging                                              3,935            6,940             8,967            13,248            21,943
CTI & Other                                             (79)            2,757               445           (7,045)             4,112
                                                    --------          -------          --------          --------          --------
Gross profit                                         $12,419          $23,058           $23,758           $11,849           $55,203
                                                    ========          =======          ========          ========          ========

        COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2002 TO NINE MONTHS
                            ENDED SEPTEMBER 30, 2001

     Comdial's net sales decreased by 38% for the first nine months of 2002 to $37.8 million, compared with $61.3 million in the first nine months of 2001. The primary factors in the decrease of sales were the overall market contraction and the elimination of the Company's Avalon product line that targeted the assisted living market. In addition, during the second quarter of 2002, the Company experienced difficulties in fulfilling product orders as a result of production backlogs with its outsourced manufacturers. The production issues related to product quality at its Asian manufacturer that caused an inability to fulfill orders, as described in the Company's first quarter 10-Q, have been resolved. During the third quarter of 2002, the Company experienced difficulties in fulfilling certain product orders as a result of the production transition from Virginia to the outsourcing partners plus a backlog that has been built up with one of the United States outsourcing partners. The problem is currently being addressed and is expected to be resolved during the fourth quarter. However, there is a risk that such production issues could continue.

     Gross profit decreased by 46% for the first nine months of 2002 to $12.4 million, compared with $23.1 million in the first nine months of 2001 primarily due to the decrease in net sales described above. Gross profit, as a percentage of sales, decreased from 38% for the first nine months of 2001 to 33% for the same period of 2002. This decrease is primarily due to the Company initiating certain promotional pricing for its DX-80 voice mail product during the first quarter of 2002 to stimulate sales, a general lowering of prices to compete in the marketplace combined with the higher cost of the remaining in-house production that was not outsourced until July 2002. During the third quarter of 2002, the Company charged $0.4 million to cost of sales for inventory obsolescence and $0.6 million to cost of sales resulting from physical inventory discrepancies.

     Selling, general and administrative expenses ("SG&A") decreased for the first nine months of 2002 by 32% to $15.4 million, compared with $22.6 million in the first nine months of 2001. This decrease primarily resulted from downsizing the work force and more closely controlling costs. SG&A expenses, as a percentage of sales, increased to 41% for the first nine months of 2002 compared with 37% for the same period of 2001. This increase primarily resulted from the decrease in net sales described above.

     Engineering, research and development expenses for the first nine months of 2002 decreased by 19% to $4.2 million, compared with $5.2 million for the first nine months of 2001, primarily due to the downsizing of the work force. Engineering expenses, as a percentage of sales, increased to 11% for the first nine months of 2002 compared with 9% for the first nine months of 2001, primarily due to the decrease in net sales described above.

     As described above, in connection with the Bridge Financing, warrants to purchase 100,000 shares of common stock were issued to two executive officers of the Company. The warrants are exercisable at $0.15 per share until June 21, 2007. Compensation expense of $0.5 million was recorded based on the intrinsic value of the warrants on the grant date. In addition, Commonwealth received 16,667 shares of the Company's common stock upon signing of the Advisory Agreement on June 7, 2002. Expense of $0.1 million was recorded based on the stock price on that date.

     Interest expense increased for the first nine months of 2002 by 230% to $7.0 million, compared with $2.1 million in the first nine months of 2001. This was primarily due to the amortization of the deferred financing costs and the accretion of the discount on the Bridge Notes, offset by lower levels of debt during 2002 due primarily to the March 2002 restructuring with Bank of America.

     Miscellaneous income increased to $23.1 million for the first nine months of 2002 from a net expense of $0.2 million for the first nine months of 2001. This increase relates primarily to the debt restructuring, including agreements reached with Bank of America, Relational Funding Corporation and its assignees, and certain other vendors and creditors. In addition, the Company terminated the Retirement Benefit Restoration Plan and other postretirement benefits. The increase also relates to the gain on the sale of an equity investment in a third party company that had been written down due to impaired value in 2000. In addition, the Company recognized a gain on the extinguishment of the outstanding indebtedness owed by the Company to Bank of America and the redemption of the Preferred Stock. The Company also recognized a previously deferred gain on the sale of Array assets of $1.3 million.

     The net income increased for the first nine months of 2002 to $8.0 million, compared with a net loss of $6.9 million for the same period in 2001. This increase was primarily attributable to lower selling, general and administrative expenses and the gain on debt restructuring, offset by the reduction in sales and related gross profit.

COMPARISON OF YEAR ENDED DECEMBER 31, 2001 TO YEAR ENDED DECEMBER 31, 2000.

     Net sales as reported for 2001 decreased by 15% to $76.2 million, compared with $89.6 million in 2000. The primary factors in the decrease of sales were the market contraction, the product mix change and the decrease in the sales price. Switching sales increased due to the introduction of new key systems that were very competitively priced, but messaging declined sharply. Furthermore, CTI and other decreased primarily due to the elimination of the Avalon product for the assisted living market.

     In 2001, net sales for switching increased 8% from $49.5 million in 2000 to $53.5 million in 2001. Switching product sales were aided by the introduction of a new low-end key system, the DX-80, and the higher-end system, the FX II. Comdial also initiated certain promotional pricing for some of its products and lowered the price of the phones across the board to improve the value to its customers.

     Messaging sales decreased 46%, from $28.0 million in 2000 to $15.2 million in 2001. The Company believes there are three major reasons why messaging revenues declined from last year. The Company was compelled to lower prices due to extreme competitive pressure on messaging prices across the product line to compete in the marketplace. The Company also introduced a new low cost switching platform, the DX-80. The in-skin voice mail in the DX-80 is priced less than some of Comdial's other voice mail systems due to the lower overall costs of the platform. Lastly, the Company has sold a significant portion of its messaging products to customers who had non-Comdial switching platforms. Recently, other switch platform manufacturers have released their own versions of voice mail and this has reduced the opportunities for Comdial to sell its messaging systems on the non-Comdial platforms.

     CTI and Other sales decreased 38% from $12.0 million to $7.5 million. This decrease is primarily attributable to Comdial's decision to exit the assisted living market, previously served by its Avalon product.

     Comdial provides reserves to cover product obsolescence for its products and changes to those reserves impact gross profit. For the years 2001 and 2000, provisions for obsolescence totaled $2.5 million and $3.7 million, respectively. The reserve for obsolescence and valuation for 2000 was higher primarily due to increased product discontinuance. Another factor which caused the inventory obsolescence provision to be higher in 2000 was the decision to reduce the number of phone models and key systems, which rendered some raw materials and components obsolete. Future reserves will be dependent on management's estimates of the recoverability of inventory costs and shifts in product demands.

     Gross profit, as a percentage of sales for 2001, was 31% compared with 13% for 2000. In 2001, gross profit increased by 101% to $23.8 million compared with $11.8 million for 2000. This increase was mostly due to outsourcing the manufacturing operations as well as specific factors that negatively impacted the year 2000. Outsourcing resulted in lower product costs due to the consolidation of the product lines so that volumes were higher and therefore production was done more efficiently and cost effectively. Also, the DX-80, which is a low-end key system and has therefore more commodity like features, is now outsourced from the Far East, which provides less expensive labor and production costs. In addition, fiscal 2000 gross profit was impacted by several negative factors: 1) reduced efficiency caused by the furloughs that Comdial initiated throughout the year to reduce inventory levels within the plant as well as the supply houses; 2) a larger provision for inventory obsolescence than 2001; 3) pursuant to its Restructuring Plan, Comdial charged $1.5 million to cost of sales for discontinued product inventory in the fourth quarter of 2000; and 4) due to the outsourcing of its manufacturing operations, Comdial recorded an additional adjustment of $2.4 million to mark down certain of its inventory to the lower of cost or market.

     Switching gross margin increased from 11% in 2000 to 27% in 2001. This increase was mostly due to outsourcing the manufacturing operations as well as the absence of many of the specific factors that impacted the year 2000, as explained above.

     Messaging gross margin increased from 47% in 2000 to 59% in 2001. This increase in gross margin was a result of product mix changes that resulted in increased sales of our Windows based unified messaging products as well as cost reductions due to downsizing and restructuring.

     Gross margin for CTI and Other increased in 2001 to 6% compared to a negative 59% in 2000. During 2001 Comdial intentionally reduced the sales to the assisted living market and reduced the number of people working on these projects and therefore increasing the gross margin. During the latter half of 2001, Comdial made a concerted effort to complete outstanding projects as it planned to exit this business. This had a negative impact on the margin even though for the year the gross margin exceeded 2000 significantly.

     Other costs including operating expenses, goodwill amortization, interest expense, other miscellaneous expenses, and income tax expenses or benefits are not allocated to the three segments. Comdial does not maintain information that would allow these costs to be broken into the various product segments and most of the costs are shared in nature.

     Selling, general and administrative expenses ("SG&A") decreased in 2001 by 18% to $29.9 million compared with $36.6 million for 2000. SG&A expenses, as a percentage of sales for 2001, decreased to 39% compared with 41% for 2000. This decrease resulted from downsizing the work force and relocating the headquarters from Charlottesville to Sarasota. The consolidation of administrative, information technology, finance and sales and marketing functions created a more efficient use of corporate infrastructure and eliminated redundant costs.

     Engineering, research and development expenses increased in 2001 by 21% to $7.6 million compared with $6.3 million for 2000. Engineering expenses, as a percentage of sales for 2001, increased to 10% compared with 7% for 2000. This increase was primarily due to engineers spending more time on non-capitalizable projects associated with new products that had been put into production.

     Goodwill amortization expense in 2001 decreased by 39% to $1.9 million in 2001 compared with $3.2 million in 2000. The decrease was due to the write-down of the Array goodwill that was recorded in 2001 as well as 2000. See discussion below regarding Impairment of Long-Lived Assets.

     Restructuring expense was $0.4 million for 2001. On September 28, 2001, as a result of the downturn in the economy and the events of September 11, 2001, management and the Board approved and executed a second restructuring plan. Significant terms of the second plan included downsizing the workforce in both the Sarasota and Charlottesville locations. Thirty employees in total were terminated. During the month of October 2001, it became clear to management that further restructuring was required and the Company implemented a further contingency plan. During November 2001, it was announced that the Company would eliminate more than 75 positions between November 2001 and April 2002. As of December 31, 2001, the Company has a remaining obligation of $0.5 million related to severance and related benefits which will be paid out in 2002.

     Interest expense decreased in 2001 by 5% to $2.8 million compared with $2.9 million for 2000. This decrease was due to the pay-down of certain debt during 2001, offset by increases in interest rates.

     Miscellaneous expense decreased by 51% for 2001 to $.5 million, compared with $0.9 million for 2000. In 2000, the Company recognized a $0.4 million loss due to the curtailment of its pension plans in September 2000.

     Impairments of Long-Lived Assets - In accordance with SFAS No. 121, "Impairment of Long-Lived Assets and Other Assets to Be Disposed of", the Company evaluates long lived assets for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. In light of the restructuring and the initiative to outsource manufacturing, the Company identified certain of its fixed assets related to its manufacturing operations, purchased software, capitalized software development costs, and the goodwill related to its purchase of Array as assets that were impaired. This was based on an analysis of discounted and undiscounted (as applicable) cash flows, which were no longer deemed adequate to support the value of the assets associated with the business. The impairments, included in Impairments of Long-Lived Assets on the consolidated income statement are discussed below:

     Property and Equipment Impairment - As a result of the outsourcing of the manufacturing operations, the majority of the manufacturing assets are expected to be sold or otherwise disposed of in 2002. The Company's projected undiscounted cash flows related to those assets is less than the net book value of the assets associated with the business. Such analysis resulted in impairment loss of fixed assets in the amount of $1.0 million for 2001 and $0.3 million for 2000.

     Capitalized Software Impairment - As part of Comdial's decision to outsource manufacturing and reduce the number of product lines to a more appropriate level, certain capitalized software development costs were impaired. Capitalized software development costs relating to product lines that are to be discontinued were considered impaired due to the Company's inability to realize any future benefit from these assets. The impairment loss of capitalized software amounted to $1.4 million in 2001 and $0.4 million in 2000.

     Goodwill Impairment - Comdial sold the majority of the assets of Array Telecom Corp. to ePHONE Telecom, Inc. and entered into a licensing agreement with ePHONE on March 31, 2000. In light of the sale, Comdial performed an impairment analysis on the projected cash flows of the remaining assets in 2000 and determined that the goodwill associated with the Array assets was impaired. The impairment of the goodwill was based on an analysis of projected undiscounted cash flows, which were no longer deemed adequate to support the value of the goodwill associated with the business. Comdial recorded an impairment write-off of $2.8 million related to goodwill in 2000. In addition, in October 2001, ePHONE filed for arbitration against the Company alleging fraud in the inducement, among other things, and seeking return of the $2.7 million paid to Comdial plus additional compensatory and punitive damages. The Company has filed counterclaims against ePHONE, claiming that ePHONE has not paid us the minimum royalties due under the license agreement, having paid just $0.09 million of $0.2 million due for the period prior to May 2001 and none of the $0.1 million in quarterly royalty payments due commencing in May 2001. Additionally, Comdial is seeking $1.9 million in lost revenue based on the termination of the license agreement brought about by ePHONE's breach. While the arbitration proceeding is pending, Comdial concluded the remaining goodwill was impaired and recognized a loss of $0.8 million in 2001. Comdial continues to defer certain gains totaling $1.3 million at December 31, 2001 from the sale of the assets in 2000, pending resolution of the arbitration.

     Loss before income taxes, as a result of the foregoing, amounted to $21.8 million in 2001 as compared with a loss of $47.9 million before income taxes in 2000. Major factors contributing to the loss for 2001 include restructuring and asset impairments, and other factors such as increased bad debt reserves and inventory write-offs due to product discontinuance.

     Income tax expense for 2001 was $0 in 2001 compared with $15.4 million for 2000. The tax expense recognized in 2000 was primarily due to the provision for a full valuation allowance of $34.1 million against the deferred tax assets (see
Note 7 to the audited Consolidated Financial Statements). No income tax benefit has been recognized in 2001 due to the cumulative losses for tax purposes, as prescribed by SFAS No. 109, "Accounting for Income Taxes".

COMPARISON OF YEAR ENDED DECEMBER 31, 2000 TO YEAR ENDED DECEMBER 31, 1999

     Net sales as reported for 2000 decreased by 36% to $89.6 million, compared with $140.8 million in 1999. The primary factors in the decrease of sales were the reduction of inventory levels at the distributors and the market contraction. Early in 2000, market conditions declined, and Comdial's sales were adversely affected by the combined decision of Comdial and the distributors to reduce their inventory levels. Comdial sought to respond to adverse sales conditions by offering a more concise product line that is more responsive to customer needs.

     In 2000, net sales for switching decreased 39% from $81.9 million to $49.5 million. The primary factors in this decrease were the decrease in inventory levels at the distributors, and the market contraction as noted above.

     Messaging sales decreased 28%, from $38.9 million in 1999 to $28.0 million in 2000. This decrease was predominantly tied to the decrease in switching sales, as the messaging product is sold to the same supply houses and a significant number of the same dealers as the switching product.

     CTI and other sales decreased 40% from $20.0 million to $12.0 million. This decrease is attributable to the poor growth in the assisted living market, as well as the overall downturn in the economy.

     Comdial provides reserves to cover product obsolescence for all its products and changes to those reserves impact gross profit. For the years 2000 and 1999 provisions for obsolescence totaled $3.7 million and $0.5 million, respectively. The reserve for obsolescence for 2000 was higher primarily due to increased product discontinuance. Future reserves will be dependent on management's estimates of the recoverability of inventory costs.

     Also in 2000, Comdial established a warranty reserve in the amount of $0.8 million. Prior to 2000, Comdial reserved for expected returns through the use of an exchange authorization reserve, and it is management's best estimate that such exchange authorization reserve covered most of the costs that the Company incurred with respect to warranty expenses. However, as the Company upgrades its method of tracking such information, via improved systems, management recorded a reserve specifically for warranty claims.

     In 2000, international sales decreased by 38% to $1.6 million compared with $2.6 million for 1999. Due to homologation issues dealing with the sale of digital products, Comdial has, for the time being, suspended its efforts in developing further international markets for hardware products. Homologation is the process of securing regulatory, safety, and network compliance approvals for the sale of telecommunications equipment in foreign countries. As many countries have different standards than the United States, this typically involves additional engineering modifications and compliance testing. However, Comdial plans to continue to expand its sales of voice mail products in the international market.

     Gross profit, as a percentage of sales for 2000, was 13% compared with 39% for 1999. In 2000, gross profit decreased by 79% to $11.8 million compared with $55.2 million for 1999. This decrease was attributable to several factors: 1) reduced efficiency caused by the furloughs that Comdial initiated throughout the year to reduce inventory levels within the plant as well as the distributors; 2) the increase in the provision for inventory obsolescence; 3) pursuant to its Restructuring Plan, Comdial charged $1.5 million to cost of sales for discontinued product inventory in the fourth quarter of 2000; and 4) due to the outsourcing of its manufacturing operations, Comdial recorded an additional adjustment to cost of sales and reduced its ending inventory balances by $2.4 million to adjust inventory to the lower of cost or market.

     Switching gross margin declined from 36% to 11%. This decrease is due primarily to the furloughing during the year, the increased obsolescence reserves and lower of cost or market adjustment of $2.4 million taken against inventory. In addition, Comdial offered several pricing programs during the year to stimulate sales.

     Messaging gross margin decreased from 56% in 1999 to 47% in 2000. Relocation of the manufacturing group to its new facility resulted in additional one-time costs due to initial set-up.

     The gross margin for CTI and Other decreased from 21% to a negative 59%. As more of Comdial's competitors enter the market, Comdial has begun experiencing significant market pressure on its pricing in certain of its vertical market product lines, which adversely affected margins.

     Furthermore, during 2000, Comdial began recording installation services expense in cost of sales, rather than as a selling expense. Amounts in the 1999 consolidated financial statements have been reclassified to conform to the 2000 presentation. This resulted in net sales increasing $2.4 million for 1999. Cost of goods sold was increased by $3.2 million for 1999. Selling, general and administrative costs decreased by $0.8 million for 1999. These reclassifications had no effect on previously reported consolidated net income.

     Other costs including operating expenses, goodwill amortization, interest expense, other miscellaneous expenses, and income tax expenses or benefits cannot be allocated to the three segments. Comdial does not maintain information that would allow these costs to be broken into the various product segments and most of the costs are universal in nature.

     Selling, general and administrative expenses ("SG&A") increased in 2000 by 21% to $36.6 million compared with $30.3 million for 1999. SG&A expenses, as a percentage of sales for 2000, increased to 41% compared with 22% for 1999. The primary reasons for the increase were (1) increase in bad debt reserves of $2.5 million, based on the deterioration of the business climate in certain markets in which Comdial sells; (2) increased personnel costs for national accounts for the majority of the year; and (3) increased administration costs, including costs for consultants, investment banking services and general legal fees.

     Engineering, research and development expenses decreased in 2000 by 35% to $6.3 million compared with $9.7 million for 1999. Engineering expenses, as a percentage of sales remained consistent at 7% for 2000 and 1999.

     Goodwill amortization expense in 2000 remained consistent with that of 1999. The Company reviewed goodwill for potential impairment as of December 31, 2000, and determined that goodwill associated with the purchase of Array was impaired. See discussion below regarding Impairment of Long-Lived Assets.

     Interest expense increased in 2000 by 81% to $2.9 million compared with $1.6 million for 1999. This increase is twofold: 1) interest expenses increased due to higher average debt levels with Bank of America, N.A. ("Bank of America"), coupled with higher interest rates when compared to 1999 (see Note 6 to the Consolidated Financial Statements), and 2) interest expense associated with capital leases increased by approximately $.3 million in 2000 based on higher balances of capital lease debt for all of 2000. Note that the capital leases that were recorded as of December 31, 1999 had only been in place for one to three months of 1999. Additional capital leases in the amount of $1.3 million were entered into in early 2000.

     Miscellaneous expense increased by 200% for 2000 to $.9 million, compared with $0.3 million for 1999. This increase was primarily due to $1.0 million of write- offs related to investments in dealers and notes receivable from dealers. In addition, the Company recognized a $0.4 million loss due to the curtailment of its pension plans in September 2000.

     Restructuring - In the fourth quarter of 2000 the Board of Directors' approved management's plan to restructure the Company (the "Plan"). Pursuant to the Plan, 152 employees were laid off effective December 15, 2000; another 222 employees were notified prior to the end of 2000 that their positions would be eliminated in fiscal 2001. As of December 31, 2000, Comdial accrued severance of $1.9 million and related benefits of $0.5 million, for a total restructuring cost of $2.4 million related to the Plan.

     Impairments of Long-Lived Assets - In accordance with SFAS No. 121, "Impairment of Long-Lived Assets and Other Assets to Be Disposed of", the Company evaluates long lived assets for impairment whenever events or changes in circumstance indicate that the carrying amount of an asset may not be recoverable. In light of the restructuring and the initiative to outsource manufacturing, the Company identified certain of its fixed assets related to its manufacturing operations, purchased software, capitalized software development costs, and the goodwill related to its purchase of Array as assets that were impaired. This was based on an analysis of discounted and undiscounted (as applicable) cash flows, which were no longer deemed adequate to support the value of the assets associated with the business. The impairments, included in Impairments of Long-Lived Assets on the consolidated income statement are discussed below:

     Purchased Software Impairment - In connection with the downsizing of Comdial's entire operations, Comdial abandoned a systems implementation project that began in 1999. As a result, Comdial wrote-off purchased software and other related costs in the amount of $3.9 million in 2000. The Company financed the purchase of the software through a series of five-year capital lease obligations, which are a continuing obligation of the Company.

     Property and Equipment Impairment - As a result of the outsourcing of the manufacturing operations, the majority of the manufacturing assets are expected to be sold or otherwise disposed of. The Company determined that the projected undiscounted cash flows related to those assets were not adequate to support the value of the assets associated with the business. Such analysis resulted in a write-down of fixed assets in the amount of $0.3 million as of December 31, 2000.

     Capitalized Software Impairment - As part of Comdial's decision to outsource manufacturing and reduce the number of product lines, certain capitalized software development costs were deemed to be impaired. Software development costs previously capitalized relating to product lines that are to be discontinued were written off due to the Company's inability to realize any future benefit from these assets. The write-off of capitalized software amounted to $.4 million.

     Goodwill - The Company sold the majority of the assets of Array and entered into a licensing agreement with ePHONE Telecom, Inc. in March 2000. In light of the sale, the Company performed an impairment analysis on the projected cash flows of the remaining assets and determined that the goodwill associated with its purchase of Array, was, in fact, impaired. The impairment of the goodwill was based on an analysis of projected undiscounted cash flows, which were no longer deemed adequate to support the value of the goodwill associated with the business. The Company recorded an impairment write-off of $2.8 million related to goodwill.

     Loss before income taxes, as a result of the foregoing, amounted to $47.9 million as compared with $10.0 million of income before income taxes in 1999. Major factors contributing to the loss for 2000 include restructuring and asset impairments, totaling $9.8 million, as described above. Other factors include increased bad debt reserves, establishment of a warranty reserve specifically for warranty claims, inventory write-offs due to product discontinuance, and increased reserves for expected returns.

     Income tax expense for 2000 amounted to $15.4 million, compared with $2.7 million for 1999. The tax expense recognized in 2000 was primarily due to the provision for a full valuation allowance of $34.1 million against the deferred tax assets. The tax expense recognized in 1999 was reduced primarily due to the utilization of deferred tax benefits of $2.1 million that were generated from net operating losses ("NOLs") in previous years (see Note 7 to the December 31, 2001 Consolidated Financial Statements).

RECENT DEVELOPMENTS

Bridge Financing

     During 2002, the Company conducted closings on its private placement of 7% senior subordinated secured convertible promissory notes (the "Bridge Notes") in the aggregate principal amount of $4,000,000 (the "Bridge Financing"). Net proceeds from the Bridge Financing after payment of legal, accounting and related expenses were approximately $3,470,000. The board of directors obtained a fairness opinion from the investment banking firm of Raymond James & Associates, Inc. in connection with the Bridge Financing.

     On or prior to September 27, 2002, each of the holders of the Bridge Notes exercised their right to convert 13.33% of the principal amount of the Bridge Notes into shares of common stock at a conversion price of $0.15 per share. The Company issued an aggregate of 3,554,667 shares pursuant to such conversions.

Private Placement

     On September 27, 2002, the Company consummated a closing of approximately $12.6 million under a private placement (the "Private Placement"). This includes the conversion of the remaining Bridge Notes of approximately $3.5 million. The Private Placement consisted of 7% subordinated secured convertible promissory notes (the "Placement Notes") and warrants to purchase an aggregate of approximately 4.2 million shares of the Company's common stock at an exercise price of $0.15 per share (the "Placement Warrants"). An aggregate of approximately 833,000 of the Placement Warrants are subject to forfeiture, on a pro rata basis, if the Placement Notes are repaid during the first eighteen months following their issuance. The Placement Notes may in the future be convertible under certain circumstances at the option of the Company if the common stock of the Company trades at or above $15.00 for 20 consecutive trading days. The initial conversion price of the Placement Notes is $4.95 per share. The conversion price of the Placement Notes is subject to downward adjustment in the event of certain defaults. In addition, the common stock underlying the Placement Notes and the Placement Warrants are subject to certain registration rights.

     On October 29, 2002, the Company conducted a second and final closing (the "Second Closing") under the Private Placement. The Second Closing included the issuance of $775,000 aggregate principal amount of 7% Notes, and approximately 258,000 Placement Warrants. Of the Placement Warrants issued under the Second Closing, approximately 52,000 are subject to forfeiture, on a pro rata basis, as described above.

     The Company received $775,000 in new investments from the Second Closing. In connection with the Second Closing, Commonwealth Associates, L.P. ("Commonwealth") received a 7% placement fee equaling approximately $55,000 and approximately $44,000 in expenses. Pursuant to the terms of the previously disclosed placement agency agreement between the Company and Commonwealth, the Company issued warrants to Commonwealth to acquire approximately 26,000 shares of common stock at an exercise price of $0.15 per share. The net proceeds of the Second Closing were approximately $662,000, which will be used for working capital purposes.

Winfield Transaction

     Also on September 27, 2002, the Company consummated a private placement with Winfield Capital Corp. of $2.0 million (the "Winfield Transaction"). The Winfield Transaction consisted of 12% subordinated secured convertible promissory notes (the "Winfield Notes") and warrants to purchase approximately 370,000 shares of common stock at an exercise price of $0.15 per share (the "Winfield Warrants"). The Winfield Notes are convertible on the same terms and subject to the same conditions as the Placement Notes. The Winfield Notes are senior in right of payment and security to the Placement Notes, and the underlying shares of common stock are subject to certain registration rights.

     The Company received approximately $11.3 million in new investments in the Private Placement and the Winfield Transaction. Together with the $4 million invested pursuant to the Bridge Financing, the total of new investments was $15.3 million. In connection with the Private Placement (including the conversion of the Bridge Notes) and the Winfield Transaction, Commonwealth received a 7% placement fee equaling approximately $1 million and approximately $0.3 million in expenses. The net proceeds of the Private Placement and the Winfield Transaction was approximately $9.7 million, bringing the total net proceeds, including the approximately $3.5 million in net proceeds form the Bridge Financing, to approximately $13.2 million.

Debt Restructuring

     ComVest an affiliate of Commonwealth, entered into an agreement with Bank of America, N.A., ("Bank of America"), the Company's senior lender, to purchase the senior secured debt position held by Bank of America in the Company and 1 million shares of the Company's Series B Alternate Rate Preferred Stock (having a liquidation value of $10 million) (the "Preferred Stock"). Pursuant to such agreement, ComVest had the right to purchase for an aggregate of $6.5 million, the approximate $12.7 million in outstanding indebtedness owed by the Company to Bank of America and the Preferred Stock. Contemporaneously with the closing of the Private Placement and the Winfield Transaction, ComVest assigned its right to purchase the debt and the Preferred Stock to the Company, and the Company used $6.5 million of the proceeds of the Private Placement and the Winfield Transaction to purchase the debt and to reacquire the Preferred Stock from Bank of America. In connection with this debt restructuring, Commonwealth received an advisory fee of $500,000. Following the payment to Bank of America, and the payment of fees and expenses, the Company received net proceeds of approximately $2.7 million, which will be used for working capital purposes.

     In addition, ComVest deposited $1.5 million to secure two outstanding letters of credit previously issued by Bank of America ("Bank of America") to the Company, and entered into a pledge agreement (the "Pledge Agreement") with Bank of America concerning the disposition of the deposited funds. As security for the deposit, the Company entered into a reimbursement agreement (the "Reimbursement Agreement") with ComVest, and issued a revolving note (the "Revolving Note") to ComVest in the amount of the deposit. Commonwealth was paid a fee of $30,000 for its services in arranging the deposit by ComVest. On October 25, 2002, ComVest and the Company entered into an amendment to the Reimbursement Agreement (the "Amendment"), pursuant to which the Company paid $1.5 million to ComVest and ComVest issued a letter of direction to Bank of America directing Bank of America to pay to the Company any amounts payable to ComVest pursuant to the Pledge Agreement. In addition, the Revolving Note was canceled.

Advisory Agreement

     On June 7, 2002, Comdial entered into an advisory agreement (the "Advisory Agreement") with Commonwealth pursuant to which the Company engaged Commonwealth to perform financial advisory and consulting services in connection with the Bridge Financing and the restructuring of our outstanding indebtedness to our senior bank lender (the "Debt Restructuring"). Commonwealth received 16,667 shares of the Company's common stock upon signing of the agreement (the "Advisory Shares") and warrants (the "Advisory Warrants") to purchase 150,485 shares of common stock (representing 5% of Comdial's then outstanding fully-diluted capital stock) with an exercise price of $0.15 per share, upon the closing of the Bridge Financing on June 21, 2002. The Advisory Warrants are exercisable through June 21, 2007.

     Commonwealth received additional Advisory Warrants of 76,463 as Comdial received additional proceeds of $1,750,000 from the Bridge Financing during the third quarter of 2002. Commonwealth also received the cash fee of $500,000 upon completion of the Debt Restructuring, as described above.

     Pursuant to the Advisory Agreement, Commonwealth was also engaged to assist the Company in raising additional debt and/or equity securities, and in connection with the Private Placement and the Winfield Transaction, Commonwealth received a 7% placement fee equaling approximately $1 million and approximately $0.3 million in expenses. Also as a result of the Private Placement and the Winfield Transaction, the Company issued warrants to Commonwealth to acquire 418,060 and 36,667 shares, respectively, of common stock at an exercise price of $0.15 per share.

     The Company received $775,000 in new investments from the Second Closing on October 29, 2002. In connection with the Second Closing, Commonwealth received a 7% placement fee equaling approximately $55,000 and approximately $44,000 in expenses. The Company issued warrants to Commonwealth to acquire 25,833 shares of common stock at an exercise price of $0.15 per share.

Changes in the Board of Directors

     In connection with the Bridge Financing, ComVest received the right to designate a majority of Comdial's board of directors (the "Board"), which was then comprised of four members. ComVest initially designated Travis Lee Provow and Joseph Wynne to fill the vacancies left by the resignations of David P. Berg and Robert P. Collins. On August 13, 2002, ComVest's third designee, Keith Rosenbloom, was appointed to the Board.

     On October 3, 2002, Michael S. Falk was named to the Company's Board of Directors, and Travis Lee Provow was named Chairman of the Board, replacing Nickolas A. Branica, the Company's CEO who was serving as interim Chairman and who remained on the Board as a director. On such date, Edwin W. Cooperman was appointed to be a director of the Company and Joseph P. Wynne resigned from the Board. Pursuant to the terms of the Private Placement, the investors in the placement were given the right to designate one member of the Board. On December 18, 2002, Alan Kessman was appointed to the Board as such member. Mr. Kessman is not affiliated with Commonwealth, however he serves as managing partner of P.S. Capital, LLC, which made a $50,000 investment in the Second Closing.
Currently, the Board is comprised of seven members, three of whom were designated by ComVest (Messrs. Provow, Falk and Rosebloom), Mr. Kessman, as designee of the Private Placement investors, and Messrs. Branica, Schlitt and Cooperman.

Adjustment to Authorized Capital

     On December 6, 2002, the Board and the holders of a majority of the outstanding shares of Common Stock approved an adjustment in the Company's authorized shares of Common Stock to 60,000,000 in order to adjust the number of shares outstanding in light of the reverse stock split. Such adjustment became effective on December 26, 2002.

Change in Control of the Company

     As a result of the issuances of securities in connection with the financings described above and the change in the majority of the members of the Board, there has been a change in control of the Company.

     ComVest owns approximately 27% of the Company's common stock and is the holder of a Placement Note in the amount of $3,166,750. Michael S. Falk, Keith Rosenbloom and T. Lee Provow are managers of ComVest. Michael S. Falk is chairman and chief executive officer of Commonwealth. Commonwealth is an affiliate of ComVest and the placement agent for the Private Placement and the Winfield Transaction. Keith Rosenbloom, T. Lee Provow and Michael S. Falk are directors of Commonwealth Associates Management Company, Inc., which is the general partner of Commonwealth. Michael S. Falk, T. Lee Provow, and Keith Rosenbloom are also directors of Comdial.

     Nickolas A. Branica, the Company's chief executive officer and a director, beneficially owns approximately 7% of the Company's common stock and is the holder of a Placement Note in the amount of $433,350.

     Alan Kessman, a director of Comdial, is a managing partner of PS Capital, LLC which is the beneficial owner of 16,134 shares of the Company's common stock, or less than 1% of the share outstanding, which it acquired pursuant to its $50,000 investment in the Private Placement.

LIQUIDITY AND CAPITAL RESOURCES

     The following table sets forth Comdial's cash and cash equivalents, current maturities on debt, and working capital at the dates indicated:

                                             SEPTEMBER 30,     DECEMBER 31,
                                                 2002               2001
                                                 ----               ----
                                              (UNAUDITED)
                                                       (IN THOUSANDS)
  Cash and cash equivalents                  $        2,810        $    1,239
  Current maturities of debt                            732             2,596
  Working capital                                     9,642             2,450

     The Company believes its current cash levels and cash flows from operations will be adequate to fund operations and meet its debt service requirements for at least the next twelve months. However, to the extent that additional funds are required in the future to address working capital needs and to provide funding for capital expenditures, expansion of the business or additional acquisitions, the Company will need to seek additional financing. There can be no assurance that additional funding will be available when required or on terms acceptable to the Company. If such additional financing is not available to the Company when required, it could have a material adverse effect on the Company's financial condition and results of operations.

     As of September 30, 2002, the Company's cash and cash equivalents were higher than December 31, 2001 by $1.6 million and working capital improved by $7.2 million due primarily to the private placement financing (see Note B to the condensed consolidated financial statements as of September 30, 2002 included herein).

     Inventories decreased by $5.3 million compared with December 31, 2001. Of the decrease, $2.1 million relates to a promissory note that was canceled by a supplier upon Comdial returning the original inventory purchased from the supplier. Upon return of the inventory, Comdial entered into a purchase commitment with the supplier to repurchase the inventory by January 2007, with a minimum monthly purchase amount of $25,000. In addition, as the Company completely transitioned to outsourcing its manufacturing operation, the overall inventory levels were reduced as Comdial no longer requires raw materials and components for production purposes.

     During the third quarter of 2002, the Company experienced difficulties in fulfilling certain product orders as a result of the production transition from Virginia to the outsourcing partners plus a backlog that has been built up with one of the United States outsourcing partners. The problem is currently being addressed and is expected to be resolved during the fourth quarter. However, there is a risk that production issues could continue through the first quarter of 2003.

OTHER FINANCIAL INFORMATION

     During the nine months ended September 30, 2002 and 2001, primarily all of Comdial's sales, net income, and identifiable net assets were attributable to the telecommunications industry.

     In March 2000, the Company entered into a patent license agreement with Lucent Technologies GRL Corporation ("Lucent"), which agreement was subsequently assigned by Lucent to Avaya Inc. ("Avaya"). In June 2002, the Company settled its past reported dispute with Avaya whereby Comdial retains all the rights and licenses afforded under the existing patent license agreement. Beyond resolving its past obligations, an extension to the agreement was secured under Avaya's patents owned and controlled at any time through the extension period. An adjustment to the royalty rate was made in consideration of the additional rights granted by Avaya.

RECENT PRONOUNCEMENTS

     During the third quarter of 2001, the Company adopted Financial Accounting Standards Board Statement No. 141, Business Combinations ("SFAS No. 141"). The adoption of SFAS No. 141 had no impact on the Company's operations.

     During the first quarter of 2002, the Company adopted Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). The Company realized an increase in pre-tax income of $0.4 and $1.2 million during the three and nine months ended September 30, 2002, respectively, due to the cessation of amortization on the goodwill.

     During the first quarter of 2002, the Company adopted Financial Accounting Standards Board Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets "(SFAS No. 144"). The adoption of SFAS No. 144 had no impact on the Company's operations.

     During the second quarter of 2002, the Company early adopted Financial Accounting Standards Board Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS No. 145"). SFAS No. 145 requires any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Statement No. 30, Reporting the Results of Operations, for classification as an extraordinary item to be reclassified. Accordingly, the extraordinary gain of $11.9 million that was reported during the first quarter of 2002 has been reclassified and is included in miscellaneous income in the accompanying financial statements.

NASDAQ DELISTING

     The Company's common stock was delisted from the Nasdaq SmallCap Market on August 7, 2002. The Company had received a letter from Nasdaq on August 6, 2002 stating that the decision to delist the Company's stock was made principally due to the Company's failure to obtain either shareholder approval prior to closing of the bridge financing transaction entered into in June 2002 or permission from Nasdaq to proceed with the transaction in the absence of such approval. The bridge financing resulted in the issuance of promissory notes to ComVest and Mr. Branica that convertible into common stock substantially in excess of the threshold ownership levels permitted without shareholder approval under the applicable NASDAQ rules. As of January 29, 2003, the Company's common stock is currently quoted on the NASD's OTC-BB.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     Comdial believes that it does not have any material exposure to market risk associated with activities in derivative financial instruments, other financial instruments and derivative commodity instruments.

                             CHANGES IN ACCOUNTANTS

     On April 24, 2001, the Registrant dismissed Deloitte & Touche LLP as its independent auditors.

     The reports of Deloitte & Touche LLP on the financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     Furthermore, except for the two matters reported below, during the two most recent fiscal years and the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to their satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in their report.

     In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement between management and Deloitte & Touche LLP related to the accounting for its 1992 Incentive Stock Option Plan ("the 1992 Plan"). Management recorded adjustments related to this plan in the 2000 consolidated financial statements and also restated the 1998 and 1999 consolidated financial statements, as described in its Annual Report on Form 10-K for 2000 and, as a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

     Also in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement related to the accounting for income taxes in 2000. Management recorded adjustments related to this matter in the 2000 consolidated financial statements and, as a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

     The Audit Committee of the Company's Board of Directors discussed the subject matter of both disagreements with Deloitte & Touche LLP.

     On May 1, 2001, the Registrant engaged Ernst & Young LLP as its independent auditors. The Company has authorized Deloitte & Touche LLP to respond fully to the inquiries of Ernst & Young, LLP concerning the subject matter of the foregoing disagreements. The decision to change auditors was approved by the Registrant's Board of Directors on April 23, 2001.


                             BUSINESS OF THE COMPANY

GENERAL

     Comdial is a Delaware corporation formerly based in Charlottesville, Virginia. During the first quarter 2001, Comdial moved its corporate headquarters to Sarasota, Florida. Comdial was originally incorporated in Oregon in 1977 and was reincorporated in Delaware in 1982 when it acquired General Dynamics Telephone Systems Center, Inc. (formerly known as Stromberg-Carlson Telephone Systems, Inc.), a wholly owned subsidiary of General Dynamics Corporation. Comdial's common stock is quoted on the Over the Counter Bulletin Board under the symbol "CMDZ".

     Comdial(R) designs and markets sophisticated voice communications solutions for small to mid-sized offices. Comdial products consist of business telephone systems, unified and voice messaging, call processing, and computer telephony integration solutions. Comdial currently has an installed base of approximately 375,000 telephone systems, 4 million telephones and 80,000 messaging systems.

ADJUSTMENT TO AUTHORIZED CAPITAL

     On December 6, 2002, the Board and the holders of a majority of the outstanding shares of Common Stock approved an adjustment in the Company's authorized shares of Common Stock to 60,000,000 in order to adjust the number of shares outstanding in light of the reverse stock split. Such adjustment became effective on December 26, 2002.

RECENT RESTRUCTURINGS

     In 2000, due to declining market conditions, unfavorable economic factors, uncompetitive product costs, and excess inventory levels, the Board and management deemed it necessary to develop a plan to restructure the Company. This plan was approved by the Board, and implementation commenced during the fourth quarter of 2000. Significant terms of the restructuring plan (the "Plan") included outsourcing the manufacturing operations, reducing the Company's workforce and selling the headquarters and manufacturing facility in Virginia. The primary objectives of the Plan were:

                1.     Consolidation of business units
                2.     Reorganization of the management team
                3.     Reorganization of functional departments
                4.     Relocation/consolidation of headquarters operations
                5.     Outsourcing of the manufacturing operations
                6.     Sale of the Virginia manufacturing facility
                7.     Streamlining product lines

                8.     Achievement of overall cost savings and efficiencies

CONSOLIDATION, REORGANIZATION AND RELOCATION

     During 2000, each of the four strategic business units within Comdial: CCC, KVT, CES, and CBCC/Array, had its own engineering, finance, information technology ("IT"), marketing and administrative functions. Comdial determined that this structure was not sufficiently effective with respect to the Company's strategic objectives. Consequently, from a functional standpoint, CCC, KVT, and CES were combined under the Comdial Corporate umbrella during the first quarter of 2001. In conjunction with this combination, management and functional departments were also reorganized to create a more efficient use of common corporate infrastructure and eliminate redundant functions.

     After approving the Plan, management immediately began to identify potential outsourcing partners and downsize its current workforce. Pursuant to the Plan, 152 employees were terminated effective December 15, 2000, another 222 employees were notified as of December 28, 2000 that their positions would be eliminated during 2001. As of December 31, 2001 a total of 342 employees have been terminated as part of the Plan, including the reductions pursuant to the second and third plans of restructuring referred to in the section below describing the affects of September 11, 2001. An additional 136 employees were laid off in 2002, resulting in 478 total layoffs under the Plan through December 31, 2002. (See also, Note 15 to the audited Consolidated Financial Statements).

     The relocation and consolidation of certain functions from Virginia to Florida was substantially completed during the first quarter of 2001. The Company achieved significant cost savings during 2001 and 2002 due to the consolidation of administrative, information technology, finance, and sales and marketing functions.

OUTSOURCING MANUFACTURING OPERATIONS

     In 2001, the Company entered into several outsourcing agreements with manufacturers, and in 2002 the Company ceased manufacturing operations. At the present time, the Company believes it has a sufficient number of outsource manufacturers. However, the Company will continue to look at alternative manufacturers to ensure it receives the best product value for its customers.

     The Company does not own any equity interests or provide any form of debt financing to its outsourcing partners. The Company sold certain manufacturing related equipment to one of its outsourcers for approximately $250,000 in 2002.

SALE OF VIRGINIA FACILITY

     On March 9, 2001, the Company sold its Virginia manufacturing facility in a sale leaseback. The Company is leasing approximately 26,000 square feet of space for engineering and technical services functions under a lease agreement that expires in August 2003.

STREAMLINING PRODUCT LINES AND COST SAVINGS

     During the fourth quarter of 2000, the Company undertook a rigorous analysis of the number of telephone and circuit boards it marketed to its customers. As a result, Comdial has significantly reduced the number of telephone models available by discontinuing low demand, redundant, and or unprofitable items. During 2001, Comdial streamlined the number of telephones offered in conjunction with its digital systems. Likewise, the number of key system model numbers has also been significantly reduced. The Company has benefited as a result of this streamlining. More volume concentrated on fewer products has reduced product cost and inventory levels, while making the product lines easier to configure, warehouse and sell. In addition, the streamlined product portfolio has enabled the Company to reduce the product development headcount necessary to support the Company's remaining products. The Company continues to evaluate its product lines making changes as warranted as well as planning the product roadmap for new and existing products.

EVENTS OF SEPTEMBER 11, 2001 AFFECT COMDIAL SALES

     On September 28, 2001, management and the Board approved and executed a second restructuring plan in response to the downturn in the economy and the events of September 11, 2001. This second plan was designed to achieve certain operational and financial efficiencies throughout the organization on a faster pace than that contemplated by the Plan. The Company also developed a contingency plan to quickly react if the disaster proved to cause more serious economic effects to the Company.

     Significant terms of the second restructuring plan included accelerated downsizing of the workforce in both the Sarasota and Charlottesville locations. Accordingly, reductions were made across several departments including sales, finance, manufacturing, engineering, and technical support. Thirty employees in total were notified that their positions had been eliminated on September 28, 2001.

     During the month of October 2001, it became clear to management that further restructuring was required and that the Company's contingency plan must be implemented. Accordingly, a third restructuring plan was announced in November 2001. The Company decided to make fundamental changes to the engineering department, and to cut expenses further in light of the events of September 11, and the effects that this event had on the sales of its products. The Company announced that it would be outsourcing the entire production and assembly work presently being conducted in Charlottesville, which was completed in July 2002.

INDUSTRY BACKGROUND

     Comdial's primary business and product offerings fall into three categories: (1) voice switching systems, (2) voice messaging systems, and (3) computer telephony integration ("CTI") applications that incorporate voice messaging and voice processing products with advanced computer technologies and/or Internet applications. All of these businesses are focused on small- to medium-sized offices, are highly competitive and are influenced by trends and events in technology, regulation and the general economy.

VOICE SWITCHING SYSTEMS

     Comdial produces and markets digital voice switching systems known as key/hybrid systems. Historically, voice-switching systems were categorized as either key/hybrid systems or Private Branch Exchanges ("PBXs"). Key/hybrid systems are typically purchased by small- to medium-sized offices of small to large organizations with 3 to 500 employees per location or branch office, while larger businesses with more than 500 employees in one location typically purchase PBXs. However, design advances in key/hybrid systems and PBXs in recent years have blurred the distinction between the two systems. As key/hybrid systems continue to evolve, they increasingly encroach on the domain of the traditional PBXs, and vice versa.

     A basic business telephone system consists of: (a) a central switching unit, (b) telephone instruments, (c) associated wiring and connection hardware,
(d) system software, and (e) adjunct devices such as facsimile machines and voice processing systems. Voice switching systems are measured in terms of "ports". A port is an access point on the switch to an outside trunk or terminal device. Examples of terminal devices include telephones, facsimile machines, modems, and voice mail ports. Examples of trunks include standard business lines and digital lines such as ISDN and T-1, as well as other types of circuits provided by a telephone company or an alternative service provider. With the proliferation of modems, facsimile machines, and voice mail systems, the demand for port capacity in key/hybrid systems has grown.

     Due to the voice and data convergence phenomenon, data access to Internet Protocol (IP) networks and the Internet as a type of access point is becoming increasingly important in voice switching systems. As part of this technology change the emergence of IP-based terminal devices such as IP telephones are becoming an important component in the Company's product portfolio. Data access points are available for trunks, terminal devices and networking. The Company accomplishes this with an IP media board that supports voice over IP (VoIP) protocols. The Company has developed an IP telephone, which is currently manufactured by one of its outsourcing partners.

     The key/hybrid segment of the voice switching market, as reported by Phillips Infotech (InfoTrack for Enterprise Communications, Third Quarter 2002 Report), was forecasted at 244,000 system shipments in 2002, representing a 3.8 percent decline from 2001. For the nine months ended September 30, 2002 actual system shipments in this segment declined by 8 percent. During this same period, Comdial key/hybrid shipments increased by 6 percent to 10,900 systems, resulting in a market share of 6.2 percent in such period--a 15 percent increase versus same year-to-date period in 2001. The Company was ranked seventh in market share behind Avaya, Panasonic Company, Inter-tel, NEC, Nortel, and Toshiba during the period. Year end data for 2002 is not yet available.

     In 2001, there were 253,000 key/hybrid system shipments industry-wide, which was off by 24.6 percent versus 2000. Comdial's 2001 system shipments of 13,800 units remained approximately flat year over year vs. 2000. During the first six months of 2001 Comdial suffered a 12.6 percent decrease in shipments vs. 2000, however, in the second half of the year, the Company increased units shipped by 14.3 percent over the second half of 2000. In 2001, Comdial increased its market share by approximately 31.9 percent from approximately 4.1 percent to
5.5 percent and was again ranked seventh behind Avaya, Panasonic Company, Nortel, NEC, Inter-tel, and Toshiba, according to the Phillips Infotech, Enterprise Communications Fourth Quarter 2001 Report.

     The domestic demand for traditional key/hybrid switching systems, as projected by Phillips Infotech, is expected to increase 3 percent, increase 1.1 percent, and decrease 9.9 percent in 2003, 2004, and 2005, respectively. Per the same firm, the key/hybrid market end-user spending is projected at approximately $1.39 billion, $1.39 billion, and $1.22 billion in 2003, 2004, and 2005, respectively.

     The IP PBX switching market in terms of line shipments, a market that Comdial introduced new products to in late 2001, is expected to grow 47.8 percent, 39 percent, and 31.7 in 2003, 2004, and 2005, respectively. This projected growth translates into end-user spending of approximately $1.33 billion, $1.77 billion, and $2.36 billion in 2003, 2004, and 2005, respectively.

     The year 2002 and 2003 projected declines in the key/hybrid and PBX markets are primarily due to the adoption of IP PBX systems. In 2001, Comdial gained market share in the key/hybrid market and started selling in the emerging IP PBX segment. The Company believes it is well positioned to compete effectively in both markets. The Company's FX IITM product is classified as a converged IP telephony system and provides customers with the option of deploying circuit switched and/or packet switched solutions. The FX II is Comdial's key entry to the projected high growth IP PBX market.

VOICE MESSAGING SYSTEMS

     Comdial voice processing products service a broad range of customer applications ranging in size from 2 to 64 ports. Most Comdial sales are in the 2 to 8 port range, corresponding with the needs of small to mid-size offices that are Comdial's primary markets. iNTerchange(TM), in combination with Corporate Office, Comdial's mid- market offering, and Debut(R), its entry-level product, constitute a complete range of voice processing solutions.

     As the market for voice processing systems has matured, a new variation known as "Unified messaging" has evolved. UM provides a means of storing voice and fax messages along side email messages in a single location (such as the "inbox" associated with Microsoft(R) Outlook(R) in-box). Unified messaging enables a system user to play voice mail messages (using the sound capabilities of their PC) at the same time the user is picking up their email messages. The user can also annotate, store and forward voice messages in the same manner as e-mail messages. Unified messaging also allows the user to listen to voice messages via the telephone and also listen to e-mail messages via the telephone through the use of text-to-speech software. The Unified messaging "in-box" is a multimedia store for voice, fax and e-mail messages. In 1999, Comdial introduced iNTerchange, its unified messaging (UM) system combining voice mail, fax, and e-mail. Comdial's iNTerchange Unified Messaging system is available in several sizes and integrates with Microsoft Exchange and other popular e-mail servers.

     In terms of voice messaging systems shipped, for the first half of 2002 (year-end 2002 figures have not yet been released), the Company was ranked seventh with 4.7 percent market share behind Avaya, Nortel, Active Voice, Panasonic, Toshiba, and 3COM. However, in the 5-8 port segment, Comdial ranked third with 14.6 percent--up from 7.9 percent in 2001. In 2001, Comdial was ranked fourth with 5.1 percent market share behind Avaya, Nortel, and Panasonic.

     The voice messaging market end-user spending, according to Phillips Infotech, is estimated at $2.2 billion, down from $2.3 billion in 2001. While system shipments are expected to grow about 5 percent annually, revenue is projected to remain flat over the next three years due to lower prices.

COMPUTER TELEPHONY INTEGRATION SOLUTIONS AND OTHER

     Comdial has also developed sophisticated desktop software applications designed to run in a Microsoft Windows(R)/Outlook environment. Examples of these applications include Impact Attendant(TM) , Impact Group(TM), and Impact Call(TM). All of these applications enable a PC user to visually monitor and control (transfer, hold, etc.) phone calls. The call control capabilities of these desktop applications are enabled by Comdial's "Enterprise" CTI link and WideOpen Office(R), a server based program. The market for CTI products is very diverse and difficult to quantify. Most of Comdial's CTI sales derive from sales of the Company's switching and/or voice messaging products.

STRATEGY

     Comdial seeks to expand sales and profits by:

     1. Focusing on its core competencies in building feature-rich, competitively-priced business communications solutions for small to mid-sized offices;

     2. Leveraging its IP communications expertise to deliver advanced IP telephony products providing migration options for its installed base;

     3. Growing its middle-market channel by supporting it with new marketing programs;

     4. Adding recurring revenue opportunities by offering bundled solutions to users, which integrate Comdial hardware and software products with various service offerings.

PRODUCT OFFERINGS

     Comdial currently offers complete business communication solutions consisting of bundled platforms, traditional and converged switching systems, desktop and portable phones, voice and unified messaging systems, and computer telephony integration software.

CONVERGED TELEPHONY PLATFORM

     In 2002, Comdial introduced the Converged Telephony Platform(TM) package to bring about awareness of Comdial's suite of products. This product strategy was aimed at increasing average selling prices by promoting the advantages of the FX II and Interchange solution set. The Platform combines the features of Comdial's FX II Business Communications System, Interchange Unified Messaging, and the Impact Attendant CTI application. The Converged Telephony Platform received an Internet Telephony "2002 Product of the Year" award.

SWITCHING

     The Company's switching products consists of its business phone systems (FX II, DX-80, DSU), telephones (SCS and Impact), and other switching-related products.

FX II BUSINESS COMMUNICATIONS SYSTEM

     Introduced in the first quarter of 2001, the FX II, a rackable switch that is expandable to 560 ports, is Comdial's most current switching platform. It can function as a key hybrid or PBX and offers more scalability and configurability than any of Comdial's other switching platforms. The FX II is expandable to 5 cabinets. FX II supports fiber connectivity, IP networking, and IP telephones. The FX II is intended to bridge legacy circuit-switched telephony with packet-switched telephony. The rack mount design is intended to provide a more convenient installation option.

     As noted above, the FXII supports fiber connectivity, which provides a fiber optic link between cabinets for installation environments that can benefit from multiple cabinets in the same application, but which may be separated by up to 2,500 meters. Typical applications for fiber connectivity are campus environments and multi-level buildings.

     The FXII's T-1 & PRI IP networking capabilities allow multiple locations to share one numbering plan and feature transparency. By utilizing the TCP-IP protocol, users are able to use less expensive carrier options like frame relay to connect their locations. The same IP connection that is used for voice can also be used for data, thus potentially providing additional cost savings. The FX II IP networking option enables the use of different voice compression algorithms to fit different user applications and bandwidth requirements.

DX-80 SMALL BUSINESS PHONE SYSTEM

     Also, introduced in the first quarter of 2001, the DX-80 is a new OEM key system. At a maximum of 16 trunks and 48 digital phones, the DX-80 provides the same capacity as the DSU, but also is intended to provide a more advanced feature set (including an internal voice processing capability) at a lower cost to the end user. The lower cost of the DX-80 is intended to allow Comdial to increase sales into the traditional key system market.

DSU II SMALL BUSINESS PHONE SYSTEM

     The DSU II system, originally introduced in 1990, has been the most important of Comdial's key system offerings. In 2003, the DSU II will be gradually phased out in favor of the DX-80 and the FX II.

PHONES

     Comdial provides two lines of digital telephones for use with the FX and DSU II: the Impact SCS and Impact Classic. Impact SCS is the newest of these and is positioned as the premium offering. It provides advantages such as a larger screen LCD and full-duplex transmission. The SCS line is offered only to Comdial Diamond, Platinum and Gold dealers; the Classic line is available to all dealers, regardless of level. The DX-80 utilizes its own digital telephone and is also available to all dealers.

     In the third quarter of 2001, Comdial released, iPrimo SCS, an IP version of the SCS digital feature phone for use with FX II. The IP phone enables remote workers to use an IP connection to an FX II switch with access to many of the same desktop features available on an SCS phone. As with IP networking, the IP phone will allow businesses to utilize their WAN data networks to carry corporate voice traffic, thereby potentially reducing costs associated with their circuit switched voice networks.

     In early 2002, Comdial released its second-generation wireless phone, Scout
II. The Scout II wireless office phone offers a smaller and lighter form-factor coupled with longer range when compared with prior Comdial offerings.

     The Scout II wireless telephone is exclusively designed for use with Comdial business phone systems and is intended for use when a land-line phone is not unavailable. The Scout II utilizes a Digital Spread Spectrum 900MHz frequency.

MESSAGING

     Comdial's messaging products includes unified call processing systems (Interchange) and voice mail systems (Debut and Corporate Office).

Interchange Unified Messaging with Enhanced Customer Service

     Interchange, a unified call processing system, provides voice mail, auto attendant, interactive voice response, and unified messaging and is intended for use in small to mid-sized offices. Interchange is intended to provide a communications bridge between PC networks and over 110 popular telephone systems, creating a completely integrated communications solution. When combined with a Comdial business phone system, Interchange includes Enhanced Customer Service (ECS), which provides customers with certain call center functionality at no additional cost.

     Interchange's architecture supports voice mail or unified messaging on a mailbox-by-mailbox basis. Unified messaging is intended to allow users to access and manage all their voice, fax, and email messages from the convenience of a single desktop inbox. Interchange users are able to use any telephone to listen to emails, reply to them with voice mails, and print faxes to a nearby fax machine (subject to the purchase of available options such as fax capability). Interchange's notification feature notifies users via mobile phone or pager when messages arrive. Interchange supports local and remote email servers including Microsoft Exchange, Lotus Notes, and Novell Group Wise. For customers that use an application service provider for messaging services, Interchange enables companies to enjoy unified messaging without the added costs and maintenance of an in-house email server.

VOICE MESSAGING SYSTEMS

     Comdial offers a number of voice messaging systems such as Debut(R) and Corporate Office(R). These products are scaleable and serve the needs of businesses from very small (2-ports) to large (64-ports). The products provide standard voice processing features such as auto attendant, voice store and forward, multiple greetings, and individual voice mailboxes. Available features include fax tone detection, IVR (interactive voice response to user touch-tone commands), and Visual Call Management (desktop tools to manage call traffic and customize an individual's messaging environment). Comdial's voice messaging systems are available in several form-factors including: wall-mount, floor, and rack-mount chassis.

COMPUTER TELEPHONY INTEGRATION (CTI)

     CTI applications include a hospitality offering (Concierge), an automated call distribution system (Quick Q), and a soft-phone attendant console (Impact Attendant).

QUICKQ(R) ACD

     QuickQ is Comdial's automatic call distribution ("ACD") offering. Quick Q is a server based application intended to control call flow in the FX II and record call history for the purpose of producing ACD supervisor and management reports and real-time displays (on telephone LCDs and reader-boards) of call traffic.

CONCIERGE

     Concierge, introduced in 1996, is a computer telephony product designed for hospitality applications. The Concierge consists of a FX II multi-line administration telephone and special hospitality software. The FX II is linked to a computer running the Concierge application via Comdial's Enterprise software. Concierge is intended to enable hotel personnel to administer guest check-in/check-out and other hotel activities from a PC or specially programmed Impact LCD telephones. Concierge serves hotel properties that have up to approximately 400 rooms. Additionally, Concierge is intended for integration with certain widely used third party property management systems.

Impact Attendant CTI Console

     The Impact Attendant application is a Windows-based, multitasking attendant console. This application is intended to allow attendants to view the status of all calls and extensions for a business or workgroup from any desktop PC. Using a mouse or keyboard, attendants are able to initiate calls to extensions or external numbers or transfer, park, or place incoming calls on hold through the user-interface.

PRODUCT DEVELOPMENT/NEW PRODUCTS

     Comdial currently has a number of new products and product enhancements at various phases, many of which are and scheduled for release during 2003. Key product initiatives include the following:

     o Mercury, code name for Comdial's next generation IP PBX, is intended to be a cost-effective, standards-based, pure-IP PBX platform for small and medium-sized businesses. It is intended to support both native-IP and traditional telephony, unified messaging, multimedia routing, and CTI applications. Derived from the Comdial FX II system, Mercury utilizes FX II's functionality. This offering will be priced comparably to traditional systems.

     o Vantage, code name for Comdial's long term next generation IP PBX platform, is intended to become the new software code base for future Comdial systems and is currently in the evaluation stage.

     o Interchange 11.1 is intended to provide cost-effective scalability for its ECS call center feature; QuickQ enhancements are intended to address open customer requests; and new contact center features are intended to enable multimedia queuing and routing.

     o Pont-To-Multi Point IP networking intended to enhance Comdial's IP networking functionality by reducing the amount of hardware required and thus lowering the cost of the system and increasing Comdial's competitiveness.

     o DX-80 Corporate Office hard drive voice mail option is intended to improve the performance of, and add certain features to, the current offering.

     o DX-80 VoIP options are intended to facilitate entry into the low-end IP Telephony space.

     o Scout III is Comdial's latest portable phone is intended to increase cost effectiveness.

     o    On-going cost reduction plans for existing products.

PRODUCT DISTRIBUTION

     The majority of Comdial's products are sold to the end-user through a network of Comdial authorized dealers. The Company has authorized dealers in every major metropolitan area in the U.S. These dealers purchase Comdial products from Comdial-authorized distributors. Use of the distributors enables Comdial to minimize receivables credit risk, sales administration and inventory. The distributors also make Comdial products widely available on a same-day or next- day basis. Comdial dealers benefit from having multiple sources from which they can obtain product on short notice, which keeps down the cost of the product to dealers and minimizes the need for dealers to maintain their own inventory.

     In 2001, according to Phillips InfoTech, Comdial held 33.9 percent of the distribution channel market share. This placed Comdial second to Panasonic, which held 37.7 percent.

STRATEGIC ALLIANCES

     Comdial plans to continue to evaluate strategic alliances where it can either generate more customers or enhance its product lines and utilize its distribution power through the dealer channel.

PRODUCT SALES INFORMATION

     The following table presents certain relevant information concerning Comdial's business segments for the periods indicated:


                                                    Nine Months Ended                              Years Ended
                                                      September 30,                                December 31,
In thousands                                      2002             2001              2001              2000              1999
------------                                      ----             ----              ----              ----              ----
Business segment net sales:                   (unaudited)      (unaudited)

Switching                                        $26,257          $41,774           $53,511           $49,545           $81,868
Messaging                                         10,251           11,631            15,183            28,014            38,907
CTI & Other                                        1,256            7,853             7,473            12,005            19,982
                                                   -----            -----             -----            ------            ------
Net sales                                        $37,764          $61,258           $76,167           $89,564          $140,757


                        NARRATIVE DESCRIPTION OF BUSINESS

PRODUCTS

     Since 2001, Comdial has strategically changed its product portfolio to fewer product stock keeping units (SKUs). The new portfolio represents, in management's opinion, the most efficient and scalable product lineup offered by Comdial to date. Reducing the number of similar products and focusing on increasing volume and lowering product cost, is intended to stabilize profit margins in the future. We believe this also enhances the Company's competitive position. This strategic product shift was a key benefit of the Company's restructuring.

     Comdial offers a variety of communications products, including switching products, messaging systems, CTI solutions and other software applications. Comdial's telecommunications products meet the requirements of three agencies:
(1) the Federal Communications Commission ("FCC"), (2) an independent laboratory approved by the Occupational Safety and Health Act Commission ("OSHA") to produce safety standards, and (3) a nationally recognized test laboratory that performs product evaluations. Selected products are also registered with the Canadian government and are Canadian safety certified.

SALES AND MARKETING

     Comdial markets its products through both direct and indirect channels. Indirect channels include both one-tiered and two-tier distribution. Comdial's primary channel of distribution to U.S. and Canadian markets is through three wholesale distributors, which in turn, resell to hundreds of independent dealers.

     Three supply houses collectively accounted for more than 87% of Comdial's net sales through the nine months ended September 30, 2002. These are ALLTEL Supply, Inc. ("ALLTEL"), Graybar Electric Company, Inc. ("Graybar"), and Sprint North Supply, Inc. ("North Supply"). During such period, net sales to ALLTEL, Graybar, and North Supply amounted to approximately $7.7 million (20%), $17.2 million (46%), and $8.1 million (21%), respectively.

     For 2003, Comdial is modifying its dealer programs. Comdial has established five classes of dealers that purchase Comdial's products from distributors for sale to end-users. These are Diamond, Platinum, Gold, Preferred, and Associate. Comdial offers special marketing programs for Diamond, Platinum, and Gold dealers, including exclusive access to certain products, market development funds and product credits related to dealer purchase levels, a measure of territorial protection, toll free assistance, and training. All recognized dealers have sales quotas, and Comdial's sales department monitors their performance against these targets.

     Comdial supports its existing dealers and seeks to attract new dealers through its web site, direct selling efforts, joint sales activities with distributors, and other new dealer recruitment tactics.

     Comdial has defined geographic sales territories, each of which include a regional sales manager ("RSM") who is responsible for recruiting new dealers, as well as managing existing dealers. Dealers are supported through a team of dedicated inside sales representatives, direct mail, and local product seminars often organized by distributors. To stimulate demand, each RSM makes joint sales calls with dealers to end-users and trains dealer sales personnel in product benefits. Product specialists at Comdial are available to help engineer complex configurations and solve technical problems.

     Comdial's dealers sell Comdial's products to end-users and provide after-sale support. Comdial maintains a technical staff for dealer technical support. Comdial also generally provides a limited warranty on elements of its products up to a maximum of 24 months.

     Other indirect channels include OEM relationships, international sales, and dealer direct sales for specific products.

     In recent years, Comdial initiated its National Accounts marketing program to market its products to large multi-location end-users. The branch offices and retail outlets that employ 5-500 employees are a good fit with Comdial's product line. The program is intended to allow end-users to contract with one entity (Comdial or a designated partner) for sales, while achieving local installations and maintenance from Comdial's network of independent dealers. This program is also a key delivery vehicle for sophisticated computer telephony solutions that often require advanced custom integration and superior knowledge and understanding of end-user communications and business objectives. The National Accounts marketing program allows Comdial to work directly with end-users with the intention of providing the optimal combination of Comdial and, if necessary, third party products, to meet the end-users' needs. Comdial employs dedicated personnel to close National Accounts' contracts, and utilizes its regional sales managers and dealer network to identify prospects.

ENGINEERING, RESEARCH AND DEVELOPMENT

     Comdial believes that it must continue to introduce new products and enhance existing products to maintain a competitive position in the marketplace. Comdial's engineering department, working in collaboration with the marketing and manufacturing departments, is responsible for design of new products and enhancements. Significant amounts of engineering expenditures are dedicated to new product development, with the balance used for cost reductions and performance enhancements to existing products. Comdial strives to ensure research and development resources are spent on projects that provide the best return and have the most strategic value. This may at times mean utilizing resources outside the Company on a contract basis or partnering with other companies to bring products and/or features faster to the market place.

     Research and development costs for the fiscal years ended 2001, 2000 and 1999, comprise the majority of engineering, research, and development costs, which were $7.6 million, $6.3 million and $9.7 million, respectively. Comdial is unable to segregate and quantify the amount of research and development costs from other engineering costs for such fiscal years.

     Some of the research and development costs associated with the development of product software have been capitalized as incurred. The accounting for such software follow the provisions of Statement of Financial Accounting Standards ("SFAS") No. 86. The amounts capitalized in 2001, 2000 and 1999 were $2.8 million, $4.4 million and $4.7 million, respectively. The amortization expense of capitalized software development costs in 2001, 2000 and 1999 were $3.1 million, $3.3 million and $2.4 million, respectively.

MANUFACTURING AND QUALITY CONTROL

     Comdial has streamlined its product offerings in 2000, 2001 and 2002 by eliminating products and models that were redundant and/or low volume, thereby simplifying outsourcing and reducing the associated risk. This action also has the added benefit of concentrating more volume on the remaining models, which is expected to have a positive effect on cost, efficiency and quality. By December 31, 2002, Comdial had completed substantially all of its outsourcing objectives. The Company believes that outsourcing the manufacturing of its products will return benefits in the form of lower costs, higher margins and competitively priced products. While 2001 and 2002 were predominantly restructuring years for the Company, the outsourcing of the majority of its products has already resulted in significant benefits to the Company. The Company has experienced certain disruptions in its supply chain during this process, including some related to defective component parts. The Company believes it has substantially resolved those problems.

COMPETITION

     The market for Comdial's switching and voice-processing products is highly competitive. Comdial competes with over 25 suppliers of small business telephone systems, many of which have significantly greater resources. Examples are Avaya, Nortel Networks, Cisco, 3Com, NEC, Inter-Tel, Vodavi, Panasonic, and Toshiba Corporation. Key competitive factors in the sale of telephone systems and related applications include performance, features, reliability, service and support, name recognition, distribution capability, and price. Comdial believes that it competes favorably in its market with respect to the performance, features, reliability, distribution capability, and price of its systems, as well as the level of service and support that Comdial provides. In marketing its telephone systems, Comdial also emphasizes system expandability, quality, and high technology features including the IP and CTI capabilities of its products.

     Comdial expects that competition will continue to be intense in the markets it serves, and there can be no assurance that Comdial will be able to continue to compete successfully in the marketplace or that Comdial will be able to maintain its current dealer network.

INTELLECTUAL PROPERTY

     From time to time, Comdial has been subject to proceedings or claims alleging infringement by Comdial of intellectual property rights of third parties. Such matters have required Comdial to expend significant sums in litigation and/or in licensing fees. Moreover, such claims could result in significant damages being assessed against the Company, and/or the requirement to develop non-infringing technology, or acquire additional licenses to the technology that is the subject of the asserted infringement, any of which could have a material adverse effect on Comdial's business. Moreover, Comdial relies upon copyright, trademark, patents and trade secret protection to protect Comdial's proprietary rights in its products and processes. There can be no assurance that these protections will be adequate to deter misappropriation of Comdial's technologies or independent third-party development of potentially infringing technologies.

     The business telecommunications industry is characterized by rapid technological change. Industry participants often find it necessary to develop products and features similar to those introduced by others, with incomplete knowledge of whether patent protection may have been applied for or may ultimately be obtained by competitors or others. The telecommunications manufacturing industry has historically witnessed numerous allegations of patent infringement and considerable related litigation among industry participants. As noted above, Comdial itself has received claims of patent infringement from several parties that seeking substantial sums and has been sued in federal court for patent infringement. In response to prior infringement claims, Comdial has pursued settlement and/or has obtained nonexclusive licenses entitling Comdial to utilize certain patented technologies or processes that are widely licensed and used in the telecommunications manufacturing industry. These licenses will either expire at the end of the patent license or the end of an agreed-to period. Currently, Comdial is negotiating with certain parties concerning the licensing of patented technologies.

EMPLOYEES

     As of January 21, 2003, Comdial, including subsidiaries, had 148 full-time employees, of whom 5 were engaged in light assembly and testing, 36 in product development (including engineering, product management and technical publications), 53 in sales and marketing (including customer service and support), and 54 in finance, general management and administration.

PROPERTIES

     The Company leases approximately 60,000 square feet of office and warehouse space in Sarasota, Florida, which serves as its corporate headquarters. This lease expires in January 2010.

     The Company also leases 26,000 square feet of light industrial space in Charlottesville, Virginia for use by its engineering and technical services functions. The building was previously owned by the Company, but was sold to a third party in 2001. The lease expires in August 2003.

LEGAL PROCEEDINGS

     Comdial currently and from time to time is involved in litigations arising in the ordinary course of its business. Those that the Company believes may have a significant impact on it are described below. Comdial can give no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on its results of operations, cash flows or financial condition.

     In separate suits filed against the Company and Allegheny Voice & Data, Inc. ("Allegheny") in Kanawha County, West Virginia in November and December 2002, Federal Insurance Company of Warren New Jersey as Subrogee of Rubin Brothers, LLC and Allstate Insurance Company as Subrogee of Kathryn Standsfield & Rebecca Hayes D/B/A Geraniums, Inc., and Erie Insurance Property and Casualty Company and Alex Franklin, Ltd., allege that a telecommunications system sold by Comdial and installed by Allegheny caused a fire resulting in damage to a commercial building. The suits seek damages against Comdial in excess of $770,000. The Company believes its equipment was not the cause of the fire, and has denied all of the substantive claims made against it in this matter. The Company has also moved for consolidation of these cases.

     On November 13, 2002, the Company entered into a settlement agreement with ePHONE Telecom, Inc. ("ePHONE") in which the Company agreed to accept $1.6 million in full satisfaction of the amounts owed by ePHONE pursuant to an arbitration award handed down in the Company's favor. Subsequently in November 2002, ePHONE made payment under the settlement in full amount of $1.6 million. ePHONE filed for arbitration against the Company with the American Arbitration Association (the "AAA") in Washington, DC on October 16, 2001 alleging fraud in the inducement, among other things, arising from the alleged breach of an exclusive license agreement. ePHONE was seeking rescission of the agreement and a return of the full amount of $2.7 million paid to Comdial thereunder, as well as compensatory and punitive damages. Comdial filed counterclaims against ePHONE based on ePHONE's failure to make minimum royalty payments due under the agreement and for loss of future revenues based on ePHONE's breach of the agreement. On August 27, 2002, the AAA issued its award in which it denied all claims made by ePHONE and ordered ePHONE to pay the Company approximately $1.7 million on the Company's counterclaim, plus reimbursement for certain expenses paid by the Company. In November 2002, ePHONE paid the full amount required.

     In November 2002, the Company filed a demand for arbitration with the American Arbitration Association against Boundless Manufacturing Services, Inc. ("Boundless"). Among other things, the Company contends that Boundless breached its contractual obligations to the Company by failing to meet the Company's orders for the delivery of products manufactured by Boundless. The Company's demand seeks damages in excess of $6 million. On February 6, 2003, Boundless responded to the Company's demand by denying substantially all of the Company's claims and asserting counterclaims totaling approximately $8.2 million, including approximately $840,000 in past due invoiced amounts. The Company believes that Boundless' claims are substantially without merit and that it has adequate substantive and procedural defenses against such claims.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information with respect to our executive officers and directors as of the date of this prospectus.


                 Name                     Age                                 Position
Travis Lee Provow                          45    Chairman of the Board and Chairman of the Executive Committee (an
                                                 executive officer position)

Nickolas A. Branica                        50    President, Chief Executive Officer and Director

Kenneth M. Clinebell                       41    Senior Vice President, Chief Financial Officer and Treasurer

Ralph R. Dyer                              42    Vice President, General Counsel and Secretary

Carla K. Luke                              32    Vice President of Finance and Controller

S. Sanford Schlitt                         58    Director

Michael S. Falk                            41    Director

Keith Rosenbloom                           34    Director

Edwin M. Cooperman                         59    Director

Alan Kessman                               56    Director



     NICKOLAS A. BRANICA has been President and Chief Executive Officer of Comdial since October 2000. In 1992, Mr. Branica started Key Voice Technologies, Inc.("KVT") in Sarasota, Florida, and served as its President and Chief Executive Officer. In March 1996, Comdial Corporation acquired KVT with the stipulation that Mr. Branica would remain as President and Chief Executive Officer of KVT. Before joining Comdial, Mr. Branica held management positions with Elcotel and Compass Technologies/Octel Corporation, both public telecommunications companies. Mr. Branica has served as a director of the Company since 2000, including as Chairman of the Board from June 2002 until October 2002, and has served on the Governance Committee since December 2002.

     KENNETH M. CLINEBELL joined Comdial as the Company's Chief Financial Officer and Treasurer in November 2002. Prior to joining Comdial, Mr. Clinebell held various positions at Vicorp, Inc., currently a privately-held multi-national software development company. Mr. Clinebell joined Vicorp, Inc. in 1994 as a member of the senior executive team and was employed as Chief Financial Officer, Interim Chief Executive Officer and a member of the Board of Directors until November 2002. From 1998 to 1994, Mr. Clinebell served as Controller and Manager of Financial Reporting at Kimmins

Corporation, a construction real estate and insurance conglomerate. He was Audit Manager at Laventhal & Horwath, CPAs from 1983 to 1988. Mr. Clinebell is a certified public accountant.

     T. LEE PROVOW has been Chairman of the Executive Committee of Comdial since November 2002. In addition, Mr. Provow has served as President and Managing Director of Commonwealth Holdings, LLC, a private investment fund, since January 2002. From January 2002 until Novwember 2002 he also served as a Manager of ComVest Management, ComVest's general partner. From January 2000 to December 2001, he served as the President and Chief Executive Officer of Intelispan, a provider of network solutions and enabler or electronic communications. Mr. Provow was appointed to our Board of Directors in June 2002 as a designee of ComVest. In October 2002, Mr. Provow was appointed Chairman of the Board of Directors, and Mr. Provow also serves on the Compensation and Nominating Committees.

     RALPH R. DYER joined Comdial as Vice President and General Counsel in September 2001 and became Secretary in November 2002. He has responsibility for legal and corporate functions of the Company. Prior to joining Comdial, Mr. Dyer was Senior Corporate Counsel for Intermedia Communications Inc. from May, 1998 until September, 2001. Mr. Dyer was Director of Legal Affairs for Americatel Corporation from 1994 until 1998 and Contract Administrator for Americatel in 1993 and 1994.

     CARLA K. LUKE, a CPA, joined Comdial as Vice President of Finance and Controller in January 2002. Prior to joining Comdial, Ms. Luke was Corporate Controller and Assistant Controller for Vicorp, Inc., a multi-national software developer from December 1996 until July 2001. Previously, Ms. Luke was Accounting Supervisor for Danka Business Systems, PLC in 1995 and 1996 and was Audit Senior with Coopers & Lybrand LLP from 1992 to 1995.

     S. SANFORD SCHLITT has been President of Spenford Funding Group, Inc., a privately held Sarasota, Florida firm engaged in business consulting and financing, since 1987. Mr. Schlitt has had extensive experience in private industry, previously serving as Chairman of the Board of Reliance Audio Visual Corp., President of Bruning Microfilm Corporation, President of Preflight Film Processing Corp. and as senior executive of many other successful business ventures. Concurrent with his business career, Mr. Schlitt served 35 years with the Air Force Reserve, retiring in 2001 as a Brigadier General. In his last ten years of duty, Mr. Schlitt was assigned directly to the Secretary of the Air Force at the Pentagon as the Senior Reserve Officer in Acquisition. His responsibilities included assisting in setting Air Force wide policies for the science, technology, program management, contracting and acquisition of weapon systems and associated support. Mr. Schlitt has also served on the staffs of Senator and later Vice President Hubert H. Humphrey, and of Senator Walter F. Mondale. Mr. Schlitt has served as a director of the Company since October 2001 and is a member of the Audit Committee, Chairman of the Nominating Committee and a member of Governance Committee.

     MICHAEL S. FALK co-founded Commonwealth Associates in 1988 and in 1995 became Chairman, Chief Executive Officer, and President. Under Mr. Falk's leadership, Commonwealth has become a leading private equity financier of emerging technology companies. Mr. Falk is responsible for Commonwealth's strategy and direction and spends the majority of his time working closely with Commonwealth's portfolio companies. He is a director of Proxymed and Intraware. Mr. Falk was appointed to the Board of Directors in October 2002 and serves on the Compensation Committee.

     KEITH ROSENBLOOM has served as Managing Director of Merchant Banking for Commonwealth for more than the last five years. He is also a Manager of ComVest Management, ComVest's general partner. Mr. Rosenbloom was appointed to our Board of Directors in August 2002 as a designee of ComVest.

     EDWIN M. COOPERMAN is the Chairman and CEO of Edmarc Investments, a consulting firm and Principal of T.C. Solutions, an investment and financial services consulting firm. Previously, Mr. Cooperman was Chairman of the Travelers Bank Group and Executive Vice President Travelers Group. After joining Travelers in 1991, Mr. Cooperman became Chairman and CEO of Primerica Financial Services Group, comprising Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Prior to this, Mr. Cooperman was at American Express where he became Chairman and Co-Chief Executive of Travel Related Services, North America. He serves as a director of Proxymed Inc, and the Grannum Mutual Fund and also serves on the Foundation Boards of Ohio State University and Queens College. Mr. Cooperman was appointed to the Board of Directors in October 2002 and serves as Chairman of the Compensation and Governance Committees, and as a member of the Audit Committee.

     ALAN KESSMAN has served as President and CEO of Vion Pharmaceuticals, Inc. since 1999. He also has served as a Managing Director of PS Capital, LLC, an investment firm, since 1998. Mr. Kessman was President and CEO of Executone Information Systems, Inc. from 1983 to 1998. Mr. Kessman was appointed to the Board of Directors in December 2002 and serves as Chairman of the Audit Committee.

BOARD MEETINGS

     The Board of Directors held four (4) regularly scheduled meetings and eighteen (18) special meetings in 2002. During 2002, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served.

COMMITTEES

     Our Board of Directors has established Audit, Compensation, Nominating and Governance Committees. The Audit Committee held five (5) meetings in 2002. The Audit Committee's principal functions are to recommend to the Board of Directors the firm of independent certified public accountants to serve the Company each fiscal year and to review the plan and results of the audit by the independent accountants as well as the scope, results, and adequacy of the Company's systems of internal accounting controls and procedures. The Audit Committee reviews the independence of such accountants and reviews their fees for audit and non-audit services rendered to the Company.

     Mr. Schlitt has served as a member of the Audit Committee since 2001. On October 3, 2002, Mr. Cooperman was appointed to the Board and to the Audit Committee. In addition, in November 2002, the Board appointed Mr. Rosenbloom to serve as a non-voting observer of the Audit Committee. In December 2002, Mr. Kessman was appointed to the Audit Committee to serve as its Chairman. Accordingly, the Audit Committee currently consists of three independent directors and Mr. Rosenbloom as an observer. The Compensation Committee held one
(1) meeting in 2002 and met informally several times. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plan and any employee bonus programs of the Company. In November 2002, the Board appointed Mr. Cooperman, Mr. Provow and Mr. Falk to the Compensation Committee and appointed Mr. Cooperman as Chairman.

     The Nominating Committee held one (1) meeting in 2002. Currently, Mr. Provow and Mr. Schlitt are members of the Nominating Committee, with Mr. Schlitt acting as Chairman. The principal functions of the Nominating Committee are to review candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Comdial Corporation, 106 Cattlemen Road, Sarasota,

Florida 34232. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company's Proxy Statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of common stock of the Company that will be voted for each proposed nominee and the number of shares of common stock of the Company owned by the notifying stockholder. The Chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

     By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors.

     In November 2002, the Board formed the Governance Committee and appointed Mr. Cooperman, Mr. Schlitt and Mr. Branica to that committee with Mr. Cooperman to serve as Chairman. The purpose of the Governance Committee shall be to consider and recommend policies and procedures for the Company to adhere to in order to maintain compliance with state and federal laws, rules and regulations affecting corporate governance, including securities laws and the rules governing listing on several national stock exchanges.

FAMILY RELATIONSHIPS

     There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to serve as a director or executive officer.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     There are no legal proceedings involving the directors or executive officers.

SUMMARY COMPENSATION TABLE

     The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's most highly compensated executive officer other than the CEO who was serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) three additional individuals who served as executive officers during 2001 (collectively, the "Named Executive Officers").


                                                   ANNUAL COMPENSATION(1)        LONG-TERM COMPENSATION
                                                   ----------------------        ----------------------
                                                                                                              ALL OTHER
      NAME AND PRINCIPAL                        2001 BASE                                                    COMPENSATION
           POSITION                YEAR         SALARY ($)          BONUS         OPTIONS GRANTED (#)             ($)
   ------------------------        ----         ----------          -----         ------------------          ------------
Nickolas A. Branica,               2002          285,769              0                376,471(2)             25,322(3)
   President and Chief             2001          297,126            15,000               18,889                 20,709
   Executive Officer               2000          188,920           101,409               13,333                 23,025

Ralph R. Dyer                      2002          120,000              0                  28,001                  3,407(4)
    Vice President, General        2001         31,385(5)             0                     667                     23
   Counsel and Secretary


Paul K. Suijk,                     2002         198,312(6)            0                89,071(7)               5,762(8)
   Former Senior Vice              2001          241,500              0                  2,222                  3,029
   President and Chief             2000          181,800              0                  13,333                 92,000
   Financial Officer

Carla K. Luke                      2002         103,231(9)            0                  28,001                 56(10)
    Vice President of Finance
   and Controller

Kenneth W. Noack                   2002          146,827              0                  8,001                4,953(11)
    Former Senior Vice             2001         51,923(12)            0                  1,334                  1,313
   President of Operations

(1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Includes options to purchase 321,471 shares and warrants to purchase 55,000 shares, which warrants are exercisable at any time on or before June 21, 2007 at an exercise price of $0.15 per share.

(3) Includes country club dues of $6,262; automobile payments of $12,918; 401(k) match of $5,500 and imputed income from group term life insurance policy of $642.

(4) Includes: 401(k) match of $3,323 and imputed income from group term life insurance policy of $84.

(5)  Mr. Dyer became employed by the Company on September 19, 2001.

(6) Mr. Suijk's employment as Senior Vice President, Chief Financial Officer and Secretary of the Company ended as of November 14, 2002.

(7) Includes options to purchase 44,071 shares and warrants to purchase 45,000 shares, which warrants are exercisable at any time on or before June 21, 2007 at an exercise price of $0.15 per share.

(8) Includes: 401(k) match of $5,500 and imputed income from group term life insurance policy of $262.

(9)  Ms. Luke became employed by the Company on January 15, 2002.

(10) Imputed income from group term life insurance policy.


(11) Includes: 401(k) match of $3,461 and imputed income from group term life insurance policy of $1,492.

(12) Mr. Noack became employed by the Company on August 20, 2001. On November 14, 2002, Mr. Noack became Director of Operations, a non-officer position.

STOCK OPTIONS

     The Company had adopted the Comdial Corporation 1992 Stock Incentive Plan (the "1992 Plan"). The 1992 Plan expired on March 5, 2002. Because of the expiration of the 1992 Plan, the Board, with the approval of the stockholders, adopted the 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan"). The Board, with the approval of the stockholders has reserved 1 million shares for issuance under the 2002 Plan. Both the 2002 Plan and the 1992 Plan were adopted with the intention to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The following table sets forth additional information concerning individual grants of stock options made under the 2002 Plan and the 1992 Plan during the last completed fiscal year to each of the Named Executive Officers. Except as indicated in a footnote, all such grants were made pursuant to the 2002 Plan:

                        Option Grants In Last Fiscal Year

                                                                                            POTENTIAL REALIZED VALUE
                                                                                               AT ASSUMED RATES OF
                                                                                            STOCK PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                          FOR OPTION TERM(1)

                            OPTIONS        % OF TOTAL
                            GRANTED      OPTIONS GRANTED
                                         TO EMPLOYEES IN    EXERCISE OR
                                           FISCAL YEAR      BASE PRICE
         NAME                 (#)                             ($/SH)      EXPIRATION DATE     5% ($)     10% ($)

Nickolas A. Branica (2)  33,334         2.9                12.00          6/21/2012           251,563    637,510


                         16,551         1.44               6.15           6/24/2012           64,014     162,225


                         55,987         4.87               5.70           7/15/012            200,697    508,604


                         6,266          0.54               0.75           8/19/2012            2,955       7,490


                         8,443          0.73               2.25           9/11/2012           11,947       30,276


                         445            0.04               0.75           9/27/2012             210          532


                         445            0.04               0.75           9/30/2012             210          532


                         200,000        17.39              0.98           12/4/2012           123,263    312,374


                         55,000(3)       n/a               0.15           6/21/2007             n/a          n/a

Ralph R. Dyer (4)        1,334          0.12               7.95           3/1/2012              6,670     16,902


                         26,667         2.32               0.98           12/4/2012            16,435      41,650

Carla K. Luke (5)        1,334          0.12               5.70           1/15/2012             4,782      12,118


                         26,667         2.32               0.98           12/4/2012            16,435      41,650

Paul K. Suijk (6)        8,276          0.72               6.15           6/24/2012            32,009      81,117


                         27,994         2.43               5.70           7/15/012            100,350      254,307


                         3,133          0.27               0.75           8/19/2012             1,477       3,743


                         4,222          0.37               2.25           9/11/2012             5,974      15,140


                         223            0.02               0.75           9/27/2012               105         267


                         223            0.02               0.75           9/30/2012               105         267


                         45,000(7)      n/a                0.15           6/21/2007               n/a         n/a

Kenneth W. Noack (8)     1,334          0.12               7.95           3/1/2012                530       1,061


                         6,667          0.58               0.98           12/4/2012               327         653


(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) Options to purchase 33,334 shares issued on June 21 were fully vested as of the date of grant. All other options are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years.

(3) Represents warrants to purchase shares issued pursuant to an amendment dated June 20, 2002 to Mr. Branica's employment agreement. Mr. Branica exercised his right to convert these warrants into common stock and was issued 52,800 restricted shares on November 26, 2002 in a cashless exchange.

(4) All options are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. The initial grant of 1,334 options to Mr. Dyer was made pursuant to the 1992 Plan.

(5) All options are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. The initial grant of 1,334 options to Ms. Luke was made pursuant to the 1992 Plan.

(6) All options granted to Mr. Suijk in 2002 were fully vested upon the date of grant.

(7) Represents warrants to purchase shares issued pursuant to amendment dated June 20, 2002 to the terms of Mr. Suijk's continued employment. All such warrants are exercisable.

(8) All options are vested in 1/3 increments on each anniversary of the date of grant until fully exercisable in three years. The initial grant of 1,334 options to Mr. Noack was made pursuant to the 1992 Plan.

           Aggregated Option Exercises in Last Fiscal Year and Fiscal
                       Year-End Unexercised Option Values

               (A)                         (B)                 (C)                  (D)                   (E)

                                                                                 NUMBER OF             VALUE OF
                                                                                 SECURITIES           UNEXERCISED
                                                                                 UNDERLYING         IN-THE-MONEY(2)
                                                                            UNEXERCISED OPTIONS    OPTIONS AT FY-END
                                                                               AT FY-END (#)              ($)
                                     SHARES ACQUIRED    VALUE(1) REALIZED       EXERCISABLE/         EXERCISABLE/
NAME                                 ON EXERCISE (#)           ($)             UNEXERCISABLE         UNEXERCISABLE

Nickolas A. Branica                         0                 $0.00          47,551/306,638(3)        $0.00/$0.00

Ralph R. Dyer                               0                 $0.00             1,000/27,668          $0.00/$0.00
                                                              $0.00
Carla K. Luke                               0                                    667/27,334           $0.00/$0.00
                                                              $0.00
Paul K. Suijk                               0                                 52,961/6,668(4)         $0.00/$0.00
                                                              $0.00
Kenneth W. Noack                            0                                   1,334/8,001           $0.00/$0.00


(1) The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities at the end of the last fiscal year exceeds the exercise price of the option. For purposes of this table, fair market value is $0.70 per share, the closing trading price of the Company's common stock on December 31, 2002.

(3) Does not include warrants to acquire 28,890 shares of common stock held by Mr. Branica, which warrants are subject to an exercise price of $0.15 per share, are exercisable at any time between March 27, 2004 and September 27, 2004 and are subject to forfeiture in whole or in part upon the occurrence of certain events.

(4) Does not include warrants to acquire 45,000 shares of common stock held by Mr. Suijk, which warrants are subject to an exercise price of $0.15 per share and are exercisable at any time on or before September 27, 2004.

PENSION PLAN / BENEFIT RESTORATION PLAN

     The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions is actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3, 2000). For highly compensated employees, such as the executive officers, the amount of benefits under the pension plan is limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who are affected by tax law limits on benefits under the pension plan, the Company also has a benefit restoration plan. The benefit restoration plan was frozen as of July 26, 2000. All employees ceased the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan.

     Together the benefit restoration plan and the pension plan provide benefits to employees affected by tax law limits at approximately the same percentage of compensation as other employees. The following pension plan table shows estimated annual combined benefits payable from the pension plan and the benefit restoration plan upon retirement at age 65 in specified compensation and years of service classifications:

                 Pension Plan and Benefit Restoration Plan Table

           Estimated Annual Benefits Payable by the Plan at Retirement
                         with Years of Service Indicated


Remuneration               15                  20                 25                30                35
------------               --                  --                 --                --                --

$100,000                 $26,789            $35,719             $44,648           $53,578           $62,507

$125,000                 $33,914            $45,219             $56,523           $67,828           $79,132

$150,000                 $41,039            $54,719             $68,398           $82,078           $95,757

$175,000                 $48,164            $64,219             $80,273           $96,328           $112,382

$200,000                 $55,289            $73,719             $92,148           $110,578          $129,007

$225,000                 $62,414            $83,219             $104,023          $124,828          $145,632

$250,000                 $69,539            $92,719             $115,898          $139,078          $162,257

$275,000                 $76,664            $102,219            $127,773          $153,328          $178,882

$300,000                 $83,789            $111,719            $139,648          $167,578          $195,507

$325,000                 $90,914            $121,219            $151,523          $181,828          $212,132


     Prior to September 3, 2000, the pension plan covers a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year may be subject to certain limitations under the pension plan or in accordance with applicable law. As to Mr. Branica, the amounts set forth in the Summary Compensation Table under the headings "Salary" and "Bonus" are covered by the pension plan and benefit restoration plan. As of September 3, 2000, Mr. Branica, had 5 years of credited service.

     There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and
65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

ALTERNATIVE PENSION PLAN DISCLOSURE

     In 2002, William Mustain, the Company's former CEO and Keith Johnstone, Lawrence Tate and Joe Ford, all former executive officers of the Company remained eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive's average compensation until September 3, 2000 reduced by the sum of the executive's (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

     In December 2001, the Company reached agreement with Mr. Mustain which, among other things, reduced Mr. Mustain's total remaining entitlement under the benefit restoration plan from $1,102,328 to be paid by January 2002, to $288,314 to be paid in five (5) equal annual installments commencing in 2004. In March 2002, the Company reached agreement with Messrs. Johnstone, Ford and Tate whereby the Company agreed to pay them $218,391, $175,875 and $122,438, respectively, in exchange for their agreement with respect to termination of the benefit restoration plan and a release of further liabilities on the part of the Company with respect to that plan. The foregoing amounts to Johnstone, Ford and Tate are payable in 36 monthly installments of $1,250 each and then a balloon payment of the remaining balance the amount of which will be the respective total payable as set forth above less the total of the installment payments. No interest is payable. These agreements enabled the Company to terminate the benefit restoration plan and to thus recognize the gain in its financial statements from the reduction negotiated with Mr. Mustain.

COMPENSATION OF DIRECTORS

     During 2002, independent directors of the Company received an annual retainer fee of $18,000 payable in equivalent quarterly installments of $4,500. By resolution in March 2002, the Board approved the payment to each independent director of meeting fees in the amount of $1,000 per regular meeting of the Board attended by such director, and $500 for special meetings of the Board and meetings of the several committees of the Board, as long as substantial business of the Company was conducted at such special meetings or committee meetings. In addition, the foregoing resolution provided that the Chairman of the Audit Committee would receive $1,000 for each meeting of that committee.

     The Board, with the approval of the stockholders, adopted the 1992 Stock Incentive Plan, as amended (the "1992 Stock Plan"), and the 1992 Non-Employee Directors Stock Incentive Plan, as amended (the "1992 Directors Plan") (collectively, the "1992 Plans"), which provided for certain stock-related compensation for employees and non-employee directors of the Company, respectively. Both of the 1992 Plans expired as of March 5, 2002. Because of the expiration of the aforementioned plans, the Board, with the approval of the stockholders, adopted the 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Plan") to provide a plan for use by the Board of Directors to incentivize existing and new employees, officers and independent directors. The Company and a majority of the Company's stockholders approved an amendment to the 2002 Plan to increase the numbers of Options and restricted shares of the Company's common stock eligible for issuance under the 2002 Plan to a total of one million (1,000,000) shares.

     By resolution in November 2002, the Board approved the granting of options to purchase 16,667 shares of Common Stock to existing independent directors and to newly appointed or elected independent directors. As reported in the Company's Information Statement on Form 14C filed with the Securities and Exchange Commission on December 6, 2002, Mr. Schlitt and Mr. Cooperman were each granted options to purchase 16,667 shares of Common Stock at an exercise price of $1.95 per share, the fair market value of the Common Stock on November 12, 2002, the date such options were granted. However, by resolution in December 2002, the Board approved providing existing and new independent directors with the option of accepting options to purchase 45,000 shares of the Common Stock to be vested pro rata on a quarterly basis over a three year period in lieu of payment of the foregoing retainer and meeting fees. Independent directors who decided to continue accepting cash compensation would continue to receive the retainer and meeting fees described above and would also receive an option to purchase 20,000 shares of stock, also vested in increments of 1/3 on each anniversary of the grant until fully vested. Further, such resolution provided for the issuance of an option to purchase 40,000 shares to the Chairman of the Audit Committee in lieu of the meeting fees payable to that person. Such options are also vested pro rata on a quarterly basis over a three year period. Mr. Cooperman and Mr. Schlitt elected to continue receiving cash compensation and, on December 18, 2002, were awarded options to purchase 20,000 shares of Common Stock to be vested in increments of 1/3 on each anniversary of the grant until fully vested. The previously reported options granted to Messrs. Cooperman and Schlitt in November 2002, as described above, were rescinded. Mr. Kessman elected to forego all cash compensation and, on December 18, 2002, the Company granted Mr. Kessman options to purchase a total of 85,000 shares, all of which are vested pro rata on a quarterly basis over a three year period and are subject to an exercise price of $0.98 per share, including 45,000 options as a newly appointed independent director and 40,000 options as Chairman of the Audit Committee. All stock options granted to directors are non-statutory options and all of the option issued to Messrs. Cooperman, Schlitt and Kessman are subject to an exercise price of $0.98 per share, the fair market value of the Common Stock on December 18, 2002, the date of grant.

     Mr. Branica and Mr. Provow are the only Company employees who are currently members of the Board. Messrs. Falk and Rosenbloom are not qualified as independent directors because of their affiliation with ComVest and Commonwealth. Messrs. Falk, Rosenbloom, Branica and Provow did not receive any compensation for serving as a director in 2002.

     Under the 1992 Directors Plan, a director of the Company who was not otherwise an employee of the Company or any of its subsidiaries and had not been an employee for a period of at least one year was eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 13,333 shares of Common Stock was reserved for issuance under the Directors Plan. The Directors Plan provided that each newly-elected director who was eligible to participate in the plan on the date of his or her first election to the Board would automatically receive an option to purchase 222 shares of Common Stock. The Directors Plan, as amended, further provided that, for each fiscal year in which the Company had net income, each director then in office would receive an automatic award of 222 shares of Common Stock in the following year, unless the Board suspended all or any part of such award. On March 1, 2002, the number of initial options awarded to new directors was changed by resolution to an award of options to purchase 667 shares of Common Stock. This amendment was made applicable to all directors who, as of March 1, 2002, had not been granted their initial stock options. All stock options granted under the 1992 Directors Plan were non-statutory options. The option exercise price was the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director, and in no event may any such option be exercised more than ten years after the date of grant. Mr. Schlitt was awarded options to purchase 667 shares of Common Stock subject to the foregoing terms on March 1, 2002 and subject to an exercise price of $7.95 per share, the fair market value of the Common Stock on the date of grant.

EXECUTIVE SEVERANCE PLAN

     Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company's executive officers (as the same may be amended from time to time, the "Executive Severance Plan"). The Executive Severance Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company's Chief Executive Officer, President, Senior Vice Presidents, Chief Financial Officer, and Vice Presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the "Covered Executives." The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the President, Chief Executive Officer or Chief Financial Officer (formerly 24 months for the President or Chief Executive Officer), (ii) 6 months for a Senior Vice President or Vice President of Engineering (formerly 18 months), and (iii) 3 months for other Vice Presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 12 months (formerly 24 months).

     Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive's salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive's average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive's spouse or other named beneficiary is entitled to any unpaid benefit after death.

     In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

     As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive's employment and his or her termination of employment.

     The Covered Executive's benefit would be reduced to avoid application of the "excess parachute payment" restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and an excess parachute payment is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee's average compensation for the prior five years.

     The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

     With respect to the termination of any Covered Executive by the Company, the term "Good Cause" means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company; (b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive's conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive's of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

     With respect to a termination by a Covered Executive after a Change of Control, "Good Reason" would exist if, without the Covered Executive's express written consent, (a) there is a significant adverse change in such Covered Executive's authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive's rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

     Under the plan, a "Change of Control" is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

EMPLOYMENT AGREEMENTS

     The Company presently has an employment contract with Mr. Branica. Mr. Branica had an employment agreement in connection with his service as President of Key Voice Technologies before his election as Chief Executive Officer of the Company. That employment agreement had a five-year term that expired on March 20, 2001. In September 2001, the Board approved a new two year employment agreement with Mr. Branica. The agreement provided for a base salary of $325,000 per year and a bonus payable upon the attainment of certain Company objectives. In addition, Mr. Branica's employment agreement also provided for the granting of 16,667 stock options which were issued in December 2001, and the payment of a $15,000 bonus which was paid in September 2001.

     The Company and Mr. Branica entered into an amendment to his employment agreement on June 20, 2002. The amendment provided for: (a) a reduction in Mr. Branica's annual salary to $225,000; (b) establishment of a performance bonus plan, the terms of which are to be determined by the Compensation Committee, providing for payment of a bonus of 100% of Mr. Branica's annual salary; (c) the granting of fully vested options to purchase 33,334 shares at an exercise price of $12.15 per share, the closing price of the stock on the date of grant which was June 21, 2002; (d) the granting of options to purchase the number of shares equivalent to 2% of the number of fully diluted shares of Common Stock following the Bridge Financing and comprised of separate grants to be issued on the date that is two business days after each separate closing of the Bridge Financing, with the exercise price equal to the closing price of the stock on the applicable grant date; and (e) the granting of warrants to purchase 55,000 shares of Common Stock at $0.15 per share in full satisfaction of a performance bonus previously awarded that remained unpaid. Mr. Branica converted all of the warrants described in part (e) above into 52,800 shares of the Company's common stock on November 26, 2002, in a cashless exercise.

     On December 12, 2001, the Company provided Mr. Suijk a letter describing the terms of his continued employment with the Company. On June 20, 2002, the Company and Mr. Suijk entered into an amendment to the terms of the letter. Mr. Suijk is no longer employed as the Company's chief financial officer and the Company is currently in negotiations with Mr. Suijk regarding the terms of a separation agreement.

     The Company entered into an employment agreement with Mr. Provow in November 2002, whereby Mr. Provow agreed to serve as the Company's Chairman of the Executive Committee beginning on November 25, 2002. The term of Mr. Provow's employment is for six months and is renewable for a further six months upon the mutual agreement of both the Company and Mr. Provow. Pursuant to the terms of the employment agreement, Mr. Provow is to be paid at the rate of $180,000 per year and was issued options to purchase 166,667 shares of Common Stock at the exercise price of $1.80 per share. The options were issued outside of the Company's existing stock option plan. 66,667 options became exercisable on the date of grant, with the remainder to become exercisable in increments of one-third of the remaining 100,000 options as of each anniversary of Mr. Provow's employment with the Company, provided that Mr. Provow remains either an employee or director of the Company. In addition to such options, Mr. Provow is the beneficial owner of 65,654 shares, including warrants to purchase 21,601 shares, all of which warrants are exercisable at any time prior to and including September 27, 2004 and are subject to an exercise price of $0.15 per share, and 43,053 restricted shares which were acquired upon the exercise of additional warrants. All of the foregoing warrants were issued by Mr. Provow upon distribution by Commonwealth. Mr. Provow is also the beneficial owner of 450 shares of registered stock which is held in the name of his son.

     In November 2002, the Company provided a letter to Mr. Clinebell offering him employment as the Company's Senior Vice President, Chief Financial Officer and Treasurer. The letter described some of the terms of Mr. Clinebell's employment with the Company including an annual salary of $180,000 and the granting of options to purchase 80,000 shares of Common Stock at an exercise price of $1.80 per share. Such stock options are exercisable in increments of one-third of the total grant as of each anniversary of Mr. Clinebell's employment with the Company. Further, the letter sets forth that, in the event of termination of Mr. Clinebell's employment after the first year thereof, the Company would pay severance pay equal to six (6) months of Mr. Clinebell's salary subject to the terms of the Company's existing Executive Severance Plan (except without regard to any provision of that Plan that might otherwise entitle Mr. Clinebell to severance in excess of six months), and that such severance would also be paid for termination prior to the end of the first year of employment if Mr. Clinebell's employment is terminated by the Company without "Good Cause," or if Mr. Clinebell terminates his employment with "Good Reason," within 90 days of a "Change of Control" (as each of those terms are defined in the Executive Severance Plan). Mr. Clinebell accepted the terms of employment offering by the Company, as outlined in the letter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the date of this prospectus:

     o each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock;

     o    each of our directors and executive officers;

     o    all of our directors and executive officers as a group; and

     o the number of shares of common stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

     As used in the table below and elsewhere in this prospectus, the term "beneficial ownership" with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Applicable percentage ownership is based on 8,514,518 shares of common stock outstanding as of January 27, 2003. To the extent that any shares are issued upon exercise of options, warrants or other rights to acquire our securities that are presently outstanding or granted in the future or reserved for future issuance under our stock option plan, there will be further dilution to new public investors.

     Except as otherwise noted below, the address of each of the persons in the table is c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth information, as of January 27, 2003, as to the beneficial ownership of the Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the outstanding shares; (ii) each of our directors; (iii) each Named Executive Officer of the Company; and (iv) all of our executive officers and directors as a group, together with their percentage ownership and voting power.



                                                        Amount and Nature
                                                          of Beneficial
                                                            ownership               Percent of Class
        Name and Address of Beneficial Owner                   (1)                         (1)
        ------------------------------------            ------------------          -----------------

ComVest Venture Partners, L.P.(2)                         3,075,755 (3)                  26.54%
Robert Priddy                                             944,677 (4)                    9.99%
Shea Ventures, LLC                                        1,295,508 (5)                  13.21%
Edmund Shea                                               1,300,804 (6)                  13.25%
Michael S. Falk (2)                                       3,491,317 (7)                  29.08%
Keith Rosenbloom (8)                                         44,844                          *
Travis L. Provow (8)                                        131,321 (9)                   1.52%
S. Sanford Schlitt (8)                                          667 (10)                     *
Edwin W. Cooperman (8)                                            *                          *
Alan Kessman (8)                                             19,889 (11)                     *
Nickolas A. Branica (8)                                     682,935 (12)                  7.44%
Paul K. Suijk (8)                                           101,390 (13)                  1.18%
Ralph R. Dyer (8)                                             1,000 (10)                     *
Carla K. Luke (8)                                               667 (10)                     *
Kenneth W. Noack (8)                                          1,334 (10)                     *

All directors and named officers as a group               4,475,364                      34.45%
(11 persons)

-------------------
* Less than one percent.

(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after January 27, 2003. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. The table above sets forth beneficial ownership and percentages of beneficial ownership of Common Stock.

(2) The address for ComVest Venture Partners, L.P., ComVest Management, LLC, Commonwealth Associates, L.P., and Michael S. Falk is 830 Third Avenue, 4th Floor, New York, NY 10022.

(3) Represents restricted shares held by ComVest. ComVest is a Delaware limited partnership whose principal business is investing in securities.

(4) Includes 935,718 shares owned, plus warrants to purchase 9,333 shares at $0.15 per share. Mr. Priddy has a business address of 3435 Kingsboro Road, Apt. 1601, Atlanta, GA 30826.

(5) Restricted shares owned. Shea Ventures, LLC has a business address of 655 Brea Canyon Road, Walnut, CA 91789.

(6) Includes shares beneficially owned by Shea Ventures, LLC which Mr. Shea serves as manager.

(7) Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. ("CAMC"), which is general partner of Commonwealth Associates, L.P. ("Commonwealth"). In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. In addition, Mr. Falk is the majority member of Commonwealth Associates Group Holdings, LLC ("Commonwealth Holdings"), and may therefore be deemed to be beneficial owner of securities beneficially owned by Commonwealth Holdings. Accordingly, Mr. Falk may be deemed to be beneficial owner of the following: (i) 246,720 restricted shares owned, (ii) 84,421 shares beneficially owned by Commonwealth, (iii) 3,075,755 shares beneficially owned by ComVest, and (iv) 84,421 shares beneficially owned by Commonwealth Holdings.

(8)  c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232.

(9) Includes 43,053 shares owned, plus warrants to purchase 21,601 shares at $0.15 per share and 66,667 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of January 27, 2003.

(10) Represents shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of January 27, 2003.

(11) Includes 12,800 shares beneficially owned by PS Capital LLC which Mr. Kessman beneficially owns based on his position as managing partner of PS Capital LLC. Also includes 7,089 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of January 27, 2003.

(12) Includes: (a) 619,378 restricted shares; (b) 16,006 registered shares; and
     (c) 47,551 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of January 27, 2003.

(13) Includes 2,762 shares owned, 53,628 shares issuable upon the exercise of stock options that are exercisable within sixty (60) days of January 27, 2003, and shares issuable upon the exercise of stock warrants to purchase 45,000 shares at $0.15 per share.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     ComVest Venture Partners, L.P. ("ComVest") owns approximately 27% of our Common Stock and is the holder of a Placement Note in the amount of $3,166,750. Michael S. Falk, Keith Rosenbloom and Lee Provow are managers of ComVest. Michael S. Falk is Chairman and Chief Executive Officer of Commonwealth. Commonwealth is an affiliate of ComVest and acted as the placement agent (the "Placement Agent") for recent private placements. The Placement Agent is interested in Comdial complying with the terms of the private placements. Keith Rosenbloom, T. Lee Provow and Michael S. Falk are directors of Commonwealth Associates Management Company, Inc., which is the general partner of the Placement Agent. Michael S. Falk, T. Lee Provow, and Keith Rosenbloom are also current Directors of Comdial and each has been re-elected. In connection with the recent private placements, the Placement Agent received warrants to acquire 480,560 shares of Common Stock at an exercise price of $0.15 per share.

     Nickolas A. Branica, our president, chief executive officer and a director, beneficially owns approximately 7% of our Common Stock and is the holder of a Placement Note in the amount of $433,350.

     Alan Kessman, a director of Comdial, is the managing partner of PS Capital, LLC which is the beneficial owner of 16,134 shares of the Company's common stock, or less than 1% of the stock outstanding, which it acquired pursuant to its $50,000 investment in the Private Placement.

CERTAIN BUSINESS RELATIONSHIPS

     Mr. Provow, Mr. Falk and Mr. Rosenbloom and are members of our board of directors, and are affiliates of ComVest and Commonwealth. For information regarding the Company's transactions with ComVest and Commonwealth, see "Management's Discussion and Analysis of Financial Conditions and Results of Operations-Recent Developments."

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are authorized to issue up to 60,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $10.00 per share. The following description of our capital stock is not complete and is qualified in its entirety by our Certificate of Incorporation, as amended, and Bylaws, copies of which have been filed with the Securities and Exchange Commission.

COMMON STOCK

     As of January 27, 2003, there were 8,514,518 shares of common stock outstanding held of record by 934 stockholders. Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, upon the liquidation, dissolution, or winding up of Comdial, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no prior right to purchase additional shares. As a result, their percentage equity interest in Comdial would be diluted.

     The shares of common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call or assessment. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half of the outstanding shares of common stock, subject to the rights of the holders of the preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. The board of directors is empowered to fill any vacancies on the board, except vacancies caused by an increase in the number of directors, which are filled by the stockholders. Except as otherwise required by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voting as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

     Preferred stock may be issued in one or more series and having the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by our board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that any shares of preferred stock are to be issued, a certificate of designation containing the rights, privileges, and limitations of such series of preferred stock shall be filed with the Secretary of State of the State of Delaware. The effect of such preferred stock is that our board of directors alone, and subject to, federal securities laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Comdial without further action by the stockholders, and may adversely affect the voting and other rights of the holders of our common stock.

                              PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions, on the Over the Counter Bulletin Board or on such other market on which the common stock may from time to time be trading:

     o    in privately-negotiated transactions;

     o    through the writing of options on the shares;

     o    short sales; or

     o    any combination thereof.

     The  sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to such prevailing market price;

     o    at negotiated prices; or

     o such other price as the selling stockholders determine from time to time.

     The shares may also be sold pursuant to Rule 144. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     We will pay all expenses associated with filing and maintaining the effectiveness of this registration statement. Other expenses incident to the offering and sale of our common stock by the selling stockholders, including brokerage and underwriting commissions, will be paid by the selling stockholders.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the selling stockholders and the number of shares being registered for sale as of the date of the prospectus and sets forth the number of shares of common stock known by us to be beneficially owned by each of the selling stockholders as of January 27, 2003. The shares offered by this prospectus may be offered from time to time by the selling stockholders. The percent of beneficial ownership for each stockholder is based on 8,514,518 shares of common stock outstanding as of January 27, 2003.


                                                                                                BENEFICIAL OWNERSHIP
                                                                                                  AFTER OFFERING
                                                                                     -----------------------------------------

                                       NUMBER OF SHARES OF    NUMBER OF SHARES OF
               SELLIIG                     COMMON STOCK       COMMON STOCK TO BE
           SECURITYHOLDER              BENEFICIALLY OWNED(1)          SOLD            NUMBER OF SHARES         PERCENT
           --------------              ------------------             ----            ----------------         -------

Beth Behr (3)                                  1,382                  1,382                  -                    *
Harold Blue (4)                               10,698                 10,698                  -                    *
John and Janet Boyle (5)                      80,667                 80,667                  -                    *
Nickolas A. Branica (6)                      712,226                648,268                63,958                 *
CLK, Inc. (7)                                 16,134                 16,134                  -                    *
Commonwealth Associates, LP (8)               25,053                 25,053                  -                    *
Commonwealth Associates Group                 59,368                 59,368                  -                    *
       Holdings, LLC (9)
ComVest Venture Partners, LP (10)          3,286,872              3,286,872                  -                    *
Dolphin Offshore Partners, LP (11)           161,334                161,334                  -                    *
Echo Capital Growth Corp. (12)                48,400                 48,400                  -                    *
Elks Youth Eye Service (13)                   66,668                 66,668                  -                    *
Michael S. Falk (14)                         246,720                246,720                  -                    *
Brian L. Frank (15)                           31,210                 31,210                  -                    *
Solomon Goldwyn (16)                             694                    694                  -                    *
Scott Greiper (17)                            10,244                 10,244                  -                    *
Thomas Hardy, FLP (18)                        32,267                 32,267                  -                    *
Harvard Developments, Inc. (19)               32,267                 32,267                  -                    *
Harvard Investments, Inc. (20)                64,534                 64,534                  -                    *
Eoin P. Heaney (21)                           14,373                 14,373                  -                    *
Key Corporate Capital, Inc. (22*)                560                    560                  -                    *
National City Bank of Kentucky (23)            1,066                  1,066                  -                    *
Neal Holtvogt (24)                             8,067                  8,067                  -                    *
Barry A. Kaplan (25)                         161,334                161,334                  -                    *
Carl Kleidman (26)                            34,071                 34,071                  -                    *
L & Company, LLC (27)                         32,267                 32,267                  -                    *
Douglas Levine (28)                           31,315                 31,315                  -                    *
Richard Linhart (29)                          48,400                 48,400                  -                    *
Lorimor Corporation (30)                      80,667                 80,667                  -                    *
Allan and Eileen MacDonald (31)               24,200                 24,200                  -                    *
Greg Manocherian (32)                            236                    236                  -                    *
William T. McCaffrey (33)                     16,134                 16,134                  -                    *
Lloyd A. Moriber (34)                         32,267                 32,267                  -                    *
James Nealis (35)                             32,267                 32,267                  -                    *
Saul Negreann (36)                            32,267                 32,267                  -                    *
Daniel Nenadovic (37)                          4,185                  4,185                  -                    *
FBO G.P. Norman & Co., Retirement             16,134                 16,134                  -                    *
       Accounts (38)
Samuel Nussbaum (39)                           8,067                  8,067                  -                    *
Daniel Och (40)                               96,800                 96,800                  -                    *
Robert O'Sullivan (41)                        46,510                 46,510                  -                    *
PacifiCorp Credit, Inc. (42)                   8,772                  8,772                  -                    *
Joseph Pallota (43)                            1,083                  1,083                  -                    *
Daniel S. Parker Living Trust (44)             3,629                  3,629                  -                    *
Garo A. Partoyan (45)                         16,134                 16,134                  -                    *
Steven Picheny (46)                           48,400                 48,400                  -                    *
Robert Priddy (47)                         1,072,123              1,072,123                  -                    *
Scott Prince (48)                             32,267                 32,267                  -                    *
Travis L. Provow (49)                        131,771                 64,654              67,117                   *
PS Capital, LLC (50)                          16,134                 16,134                  -                    *
Joseph Raymond, Jr. (51)                      32,267                 32,267                  -                    *
Lawrence J. Rodler (52)                        8,067                  8,067                  -                    *
Keith Rosenbloom (53)                         44,844                 44,844                  -                    *
Russia Wireless Holdings, LLC (54)            32,267                 32,267                  -                    *
Shea Ventures, LLC (55)                    1,522,954              1,522,954                  -                    *
Edmund Shea (56)                               5,296                  5,296                  -                    *
Paul K. Suijk (57)                           100,723                 45,000                55,723                 *
Inder Tallur (58)                             10,339                 10,339                  -                    *
Walter Toombs (59)                            16,134                 16,134                  -                    *
Robert Tucker (60)                             3,539                  3,539                  -                    *
UMPQUA Investment Co., LLC (61)               66,668                 66,668                  -                    *


                                                                                                BENEFICIAL OWNERSHIP
                                                                                                  AFTER OFFERING
                                                                                     -----------------------------------------

                                       NUMBER OF SHARES OF    NUMBER OF SHARES OF
               SELLIIG                     COMMON STOCK       COMMON STOCK TO BE
           SECURITYHOLDER              BENEFICIALLY OWNED(1)          SOLD            NUMBER OF SHARES         PERCENT
           --------------              ------------------             ----            ----------------         -------


U.S. Bancorp Equipment Finance, Inc.           8,246                  8,246                  -                    *
       (62)
S.J. Warner Charitable Remainder              16,134                 16,134                  -                    *
       Unitrust (63)
Thomas Waye (64)                              36,928                 36,928                  -                    *
WCFS, Inc. (65)                               33,334                 33,334                  -                    *
Winfield Capital Corp. (66)                  352,000                352,000                  -                    *
Joseph P. Wynne (67)                           7,259                  7,259                  -                    *

       Total Common Stock                  9,235,237              9,048,439              186,798               2.15%
                                           =========              =========              =======               ====


*Less than one percent (%)


(1) The figures for the number of shares and the percentage of shares beneficially owned by the selling stockholders after the offering are based on the assumption that all of the selling stockholders will sell all of the shares registered for sale hereby. Because the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares that will be held by the selling stockholders after completion of the sale of shares hereunder. See "Plan of Distribution."

(2) The number of shares set forth in the table for each of the selling stockholders represents an estimate of the number of shares of common stock to be offered by the selling stockholders. The actual number of shares of common stock issuable upon the exercise of the warrants is indeterminate, is subject to adjustment and could be materially less or more than such estimated number depending on factors which cannot be predicted by us at this time, including, among other factors, whether the warrant exercise is cashless and the future market price of the common stock. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon the exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act. There are an aggregate of 1,765,522 shares of common stock underlying the warrants.

(3) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Beth Behr upon exercise of warrants distributed to Ms. Behr by Commonwealth Associates, LP ("Commonwealth"),


                                       64


     as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416 under the Securities Act of 1933, as amended ("Rule 416"). Ms. Behr has exercised her right to convert all of said warrants into shares.

(4) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Harold Blue upon exercise of warrants distributed to Mr. Blue by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Blue has exercised his right to convert all of said warrants into shares.

(5) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to John and Janet Boyle pursuant to Mr. and Mrs. Boyle's investment in the Company's private placement that closed on October 29, 2002 (the "October Placement"), as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. and Mrs. Blue have previously exercised their right to convert a portion of said warrants into shares and presently hold 64,000 restricted shares and warrants to purchase an additional 16,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(6) Nickolas A. Branica presently serves as president, chief executive officer and director of the Company. The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale as follows: (a) 52,800 shares issued upon conversion of warrants issued to Mr. Branica pursuant to Mr. Branica's employment agreement with the Company, as amended, (b) 110,938 shares issued upon conversion of warrants issued to Mr. Branica pursuant to his investment in the Company's private placement that closed on September 27, 2002 (the "September Placement"), (c) warrants to purchase 28,890 shares at an exercise price of $0.15 per share issued to Mr. Branica pursuant to the September Placement, which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, and which are subject to forfeiture in whole or in part upon the occurrence of certain events, (d) 444,334 shares issued to Mr. Branica upon partial conversion of a promissory note issued to Mr. Branica pursuant to his investment in the Company's bridge financing transaction that closed on June 21, 2002 (the "Bridge Financing"), and (e) 11,307 shares issued pursuant to a Stock Purchase Agreement dated March 5, 1996 which was entered into between Mr. Branica, Eoin P. Heaney and the Company relating to the acquisition by the Company of all of the stock of Key Voice Technologies, Inc., as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Branica's beneficial ownership also includes 16,006 registered shares, and options to purchase 47,551 shares pursuant to certain grants under the Company's stock option plans; such shares issuable upon exercise of such options are not being registered for re-sale in the registration statement of which this prospectus is a part.

(7) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to CLK, Inc. pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. CLK, Inc. has previously exercised its right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional 3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(8) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Commonwealth pursuant to an advisory agreement dated June 7, 2002 (the "Advisory Agreement") and a placement agency agreement dated September 27, 2002 (the "Agency Agreement"), each between the Company and Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Pursuant to the Advisory Agreement, the Company issued Commonwealth 16,667 shares. Commonwealth distributed all but 42 of those shares among its affiliates. Also pursuant to the Advisory Agreement, Commonwealth received warrants to purchase 485,560 shares in connection with its services on behalf of the Company in the Bridge Financing. Pursuant to the Agency Agreement, Commonwealth received warrants to purchase 226,963 shares in connection with its services on behalf of the Company in the September Placement and October Placement. Commonwealth distributed the majority of the above warrants to certain affiliates and exercised its right to convert all of its remaining warrants into shares. Commonwealth presently holds a total of 25,053 restricted shares.

(9) Commonwealth Associates Group Holdings, LLC ("Commonwealth Holdings"), in its capacity as sole owner of the general partner of Commonwealth, and as the sole owner of the general partner of ComVest Venture Partners, LP ("ComVest") is the beneficial owner of the shares held by Commonwealth and ComVest pursuant to the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. However, such beneficial ownership is not reflected in this table. The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Commonwealth Holdings upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Commonwealth Holdings has previously exercised its right to convert all of the warrants it held into shares and presently holds 59,368 restricted shares.

(10) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale as follows: (a) 854,088 shares issued upon conversion of warrants issued to ComVest pursuant to its investment in the September Placement, (b) warrants to purchase 211,117 shares at an exercise price of $0.15 per share issued to ComVest pursuant to the September Placement, which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, subject to forfeiture in whole or in part upon the occurrence of certain events, and (c) 2,221,667 shares issued to ComVest upon partial conversion of a promissory note issued to ComVest pursuant to its investment in the Bridge Financing, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416.

(11) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Dolphin Offshore Partners, LP ("Dolphin") pursuant to Dolphin's investment in the September Placement, as such


                                       65



     number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Dolphin has previously exercised its right to convert a portion of said warrants into shares and presently holds 128,000 restricted shares and warrants to purchase an additional 33,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(12) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Echo Capital Growth Corp. ("Echo") pursuant to Echo's investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Echo has previously exercised its right to convert a portion of said warrants into shares and presently holds 38,400 restricted shares and warrants to purchase an additional 10,000 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(13) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Elks Youth Eye Service ("Elks") pursuant to Elks' investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Elks holds warrants to purchase 53,334 shares exercisable at any time prior to and including September 27, 2004, and warrants to purchase 13,334 shares exercisable at any time between March 27, 2004 and September 27, 2004 and which are subject to forfeiture in whole or in part upon the occurrence of certain events. All of the foregoing warrants are subject to an exercise price of $0.15 per share.

(14) Michael S. Falk is a director of the Company. In his capacity as the majority member of Commonwealth Holdings, Mr. Falk is the beneficial owner of securities beneficially owned by Commonwealth Holdings, including the warrants and shares held by Commonwealth and ComVest. However, such beneficial ownership is not reflected in this table. The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Mr. Falk upon exercise of warrants distributed to Mr. Falk by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Falk has exercised his right to convert all of said warrants into shares.

(15) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale as follows: (a) 7,548 shares issued upon conversion of warrants issued to Brian Frank pursuant to his investment in the September Placement, (b) warrants to purchase 1,445 shares at an exercise price of $0.15 per share issued to Mr. Frank pursuant to the September Placement, which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, and which are subject to forfeiture in whole or in part upon the occurrence of certain events, and
     (c) 22,217 shares issued to Mr. Frank upon partial conversion of a promissory note issued to Mr. Frank pursuant to his investment in the Bridge Financing, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416.

(16) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Solomon Goldwyn upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Goldwyn presently holds 83 restricted shares and warrants to purchase an additional 611 shares, all of which warrants are exercisable at any time and are subject to an exercise price of $0.15 per share.

(17) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Scott Greiper upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Greiper presently holds 239 restricted shares and warrants to purchase an additional 10,005 shares, all of which warrants are exercisable at any time and are subject to an exercise price of $0.15 per share.

(18) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Thomas Hardy, FLP pursuant to its investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Thomas Hardy, FLP has previously exercised its right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(19) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Harvard Developments, Inc. pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Harvard Developments, Inc. has previously exercised its right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(20) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Harvard Investments, Inc. pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Harvard Investments, Inc. has previously exercised its right to convert a portion of said warrants into shares and presently holds 51,200 restricted shares and warrants to purchase an additional 13,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(21) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with shares issued to Eoin P. Heaney pursuant to a Stock Purchase Agreement dated March 5, 1996 which was entered into between Mr.


                                       66


     Heaney, Nickolas A. Branica and the Company relating to the acquisition by the Company of all of the stock of Key Voice Technologies, Inc., as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416.

(22) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued in March 2002 to Key Corporate Capital, Inc. ("Key") pursuant to an agreement between the Company and Key, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. The warrants are exercisable at any time on or before March 21, 2012 subject to an exercise price of $9.15 per share.

(23) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued in March 2002 to National City Bank of Kentucky ("NCB") pursuant to an agreement between the Company and NCB, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. The warrants are exercisable at any time on or before March 21, 2012 subject to an exercise price of $9.15 per share.

(24) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Neal Holtvogt pursuant to his investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Holtvogt has previously exercised his right to convert a portion of said warrants into shares and presently holds 6,400 restricted shares and warrants to purchase an additional 1,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(25) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Barry Kaplan. pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Kaplan has previously exercised his right to convert a portion of said warrants into shares and presently holds 128,000 restricted shares and warrants to purchase an additional 33,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(26) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Carl Kleidman upon exercise of warrants distributed to Mr. Kleidman by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Kleidman has exercised his right to convert all of said warrants into shares.

(27) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to L & Company, LLC pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. L & Company, LLC has previously exercised its right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(28) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale as follows: (a) 7,015 shares issued upon conversion of warrants issued to Douglas Levine pursuant to his investment in the September Placement, (b) warrants to purchase 1,445 shares at an exercise price of $0.15 per share issued to Mr. Levine pursuant to the September Placement, which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, and which are subject to forfeiture in whole or in part upon the occurrence of certain events,
     (c) 22,217 shares issued to Mr. Levine upon partial conversion of a promissory note issued to Mr. Levine pursuant to his investment in the Bridge Financing, (d) 52 shares issued to Mr. Levine upon distribution by Commonwealth, and (e) warrants to purchase an additional 586 shares, which warrants are exercisable at any time prior to and including September 27, 2004 and are subject to an exercise price of $0.15 per share, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416.

(29) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Richard Linhart pursuant to Mr. Linhart's investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Linhart has previously exercised his right to convert a portion of said warrants into shares and presently holds 38,400 restricted shares and warrants to purchase an additional 10,000 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(30) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Lorimor Corporation ("Lorimor") pursuant to Lorimor's investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Lorimor has previously exercised its right to convert a portion of said warrants into shares and presently holds 64,000 restricted shares and warrants to purchase an additional 16,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(31) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Allen and Eileen MacDonald pursuant to their investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. and Mrs. MacDonald previously exercised their right to convert a portion of said warrants into shares and presently holds 19,200 restricted shares and warrants to purchase an additional 5,000


                                       67



     shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(32) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Greg Manocherian upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Manocherian has previously exercised his right to convert a portion of said warrants into shares and presently holds 170 restricted shares and warrants to purchase an additional 66 shares, all of which warrants are exercisable at any time prior to and including September 27, 2004 and are subject to an exercise price of $0.15 per share.

(33) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to William T. McCaffrey pursuant to his investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. McCaffrey has previously exercised his right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional 3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(34) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Lloyd A. Moriber pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Moriber has previously exercised his right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(35) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to James Nealis pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Nealis has previously exercised his right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(36) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Saul Negreann pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Negreann has previously exercised his right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(37) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Daniel Nenadovic upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Nenadovic has previously exercised his right to convert all of his warrants into shares and presently holds 4,185 restricted shares.

(38) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to FBO G.P. Norman Retirement Accounts & Co. ("Norman") pursuant to its investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Norman has previously exercised its right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional 3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(39) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Samuel Nussbaum pursuant to his investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Nussbaum has previously exercised his right to convert a portion of said warrants into shares and presently holds 6,400 restricted shares and warrants to purchase an additional 1,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(40) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Daniel Och pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Och has previously exercised his right to convert a portion of said warrants into shares and presently holds 76,800 restricted shares and warrants to purchase an additional 20,000 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(41) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Robert O'Sullivan upon exercise of warrants distributed to Mr. O'Sullivan by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. O'Sullivan has exercised his right to convert all of said warrants into shares.


                                       68


(42) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to PacifiCorp Credit, Inc. ("PCI") pursuant to a Warrant Exchange Agreement dated October 31, 1991 between the Company and Inner PacifiCorp, Inc. (which later became PCI), as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. PCI exercised its right to convert all of the warrants it received into shares.

(43) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Joseph Pallotta upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Pallotta has previously exercised his right to convert all of his warrants into shares and presently holds 1,083 restricted shares.

(44) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Daniel S. Parker Living Trust upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Daniel S. Parker Living Trust presently holds 113 restricted shares and warrants to purchase an additional 3,516 shares, all of which warrants are exercisable at any time and are subject to an exercise price of $0.15 per share.

(45) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Garo A.Partoyan pursuant to his investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Partoyan has previously exercised his right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional
     3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(46) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Steven Picheny pursuant to Mr. Picheny's investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Picheny has previously exercised his right to convert a portion of said warrants into shares and presently holds 38,400 restricted shares and warrants to purchase an additional 10,000 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(47) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale as follows: (a) 521,727 shares issued upon conversion of warrants issued to Robert Priddy pursuant to his investment in the September Placement, (b) warrants to purchase 127,446 shares at an exercise price of $0.15 per share issued to Mr. Priddy pursuant to the September Placement, which are exercisable at any time between March 27, 2004 and September 27, 2004, and which are subject to forfeiture in whole or in part upon the occurrence of certain events, (c) 422,117 shares issued to Mr. Priddy upon partial conversion of a promissory note issued to Mr. Priddy pursuant to his investment in the Bridge Financing, and (d) 833 shares issued to Mr. Priddy upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416.

(48) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Scott Prince pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Prince has previously exercised his right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(49) Travis L. Provow presently serves as chairman of the executive committee of the Company as well as chairman of the board of directors. The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Mr. Provow upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule
     416. Mr. Provow has previously exercised his right to convert a portion of said warrants into shares and presently holds 43,053 restricted shares and warrants to purchase an additional 21,601 shares, all of which warrants are exercisable at any time prior to and including September 27, 2004 and are subject to an exercise price of $0.15 per share. IN addition to the foregoing, Mr. Porvow is also the beneficial owner of 66,667 shares issuable upon the exercise of exercisable stock options, and 450 shares of registered stock which is held in the name of his son. However the shares issuable upon exercise of stock options are not being registered for re-sale in the registration statement of which this prospectus is a part.

(50) The managing director of PS Capital, LLC is Alan Kessman. Mr. Kessman presently serves as a director of the Company and is the beneficial owner of the shares held by PS Capital, LLC. The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to PS Capital, LLC pursuant to its investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. PS Capital, LLC has previously exercised its right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional 3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(51) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Joseph Raymond, Jr. pursuant to his investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Raymond has previously exercised his right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants


                                       69



     are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(52) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Lawrence J. Rodler pursuant to his investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Rodler has previously exercised his right to convert a portion of said warrants into shares and presently holds 6,400 restricted shares and warrants to purchase an additional 1,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(53) Keith Rosenbloom presently serves as a director of the Company. The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Mr. Rosenbloom upon exercise of warrants distributed to Mr. Rosenbloom by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Rosenbloom has exercised his right to convert all of said warrants into shares.

(54) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Russia Wireless Holdings, LLC ("Russia Wireless") pursuant to its investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Russia Wireless has previously exercised its right to convert a portion of said warrants into shares and presently holds 25,600 restricted shares and warrants to purchase an additional 6,667 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(55) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale as follows: (a) 873,391 shares issued upon conversion of warrants issued to Shea Ventures, LLC pursuant to its investment in the September Placement, (b) warrants to purchase 227,446 shares at an exercise price of $0.15 per share issued to Shea Ventures, LLC pursuant to the September Placement, which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, and which are subject to forfeiture in whole or in part upon the occurrence of certain events, and (c) 422,117 shares issued to Mr. Priddy upon partial conversion of a promissory note issued to Shea Ventures, LLC pursuant to its investment in the Bridge Financing, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416.

(56) Edmund Shea is the Manager of Shea Ventures, LLC and, accordingly, is the beneficial owner of the shares beneficially owned by Shea Ventures, LLC. However, such beneficial ownership is not reflected in this table. The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Mr. Shea upon exercise of warrants distributed to Mr. Shea by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Shea has exercised his right to convert all of said warrants into shares.

(57) Paul K. Suijk is the former senior vice president, chief financial officer, treasurer and secretary of the Company and presently serves the Company in an advisory capacity. The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Mr. Suijk pursuant to an amendment to the terms of Mr. Suijk's employment with the Company, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule
     416. Such amendment was entered into as of June 20, 2002 and provided for the issuance of warrants to purchase 45,000 shares at an exercise price of $0.15 per share exercisable at any time prior to and including September 27, 2004. In addition to such warrants, Mr. Suijk holds 2,762 registered shares and options to purchase a total of 52,961 under the Company's stock option plans; however, shares issuable upon exercise of such options are not being registered for re-sale in the registration statement of which this prospectus is a part.

(58) The number of shares being offered in this prospectus represents the maximum number of shares being registered for re-sale in connection with shares issued to Inder Tallur upon exercise of warrants distributed to Mr. Tallur by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Tallur has exercised his right to convert all of said warrants into shares.

(59) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Walter Toombs pursuant to his investment in the October Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Toombs has previously exercised his right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional 3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(60) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Robert Tucker upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Tucker has previously exercised his right to convert a portion of said warrants into shares and presently holds 2,277 restricted shares and warrants to purchase an additional 1,262 shares, all of which warrants are exercisable at any time prior to and including September 27, 2004 and are subject to an exercise price of $0.15 per share.

(61) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to UMPQUA Investment Co., LLC ("UMPQUA") pursuant to UMPQUA's investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. UMPQUA holds warrants to purchase 53,334 shares exercisable at any time prior to and including September 27, 2004, and warrants to purchase 13,334 shares exercisable at any


                                       70


     time between March 27, 2004 and September 27, 2004 and which are subject to forfeiture in whole or in part upon the occurrence of certain events. All of the foregoing warrants are subject to an exercise price of $0.15 per share.

(62) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued in March 2002 to U.S. Bancorp Equipment Finance, Inc. ("USB") pursuant to an agreement between the Company and USB, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule
     416. The warrants are exercisable at any time on or before March 21, 2012 subject to an exercise price of $9.15 per share.

(63) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to S.J. Warner Charitable Remainder Unitrust (the "Warner Unitrust") pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule
     416. The Warner Unitrust has previously exercised its right to convert a portion of said warrants into shares and presently holds 12,800 restricted shares and warrants to purchase an additional 3,334 shares, all of which warrants are exercisable at any time between March 27, 2004 and September 27, 2004, are subject to forfeiture in whole or in part upon the occurrence of certain events and are subject to an exercise price of $0.15 per share.

(64) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Thomas Waye upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Waye has previously exercised his right to convert all of said warrants into shares.

(65) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to WCFS, Inc. pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. WCFS, Inc. holds warrants to purchase 26,667 shares exercisable at any time prior to and including September 27, 2004, and warrants to purchase 6,667 shares exercisable at any time between March 27, 2004 and September 27, 2004 and which are subject to forfeiture in whole or in part upon the occurrence of certain events. All of the foregoing warrants are subject to an exercise price of $0.15 per share.

(66) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants issued to Winfield Capital Corp. ("Winfield") pursuant to its investment in the September Placement, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Winfield has previously exercised his right to convert all of said warrants into shares.

(67) The number of shares being offered in this prospectus represent the maximum number of shares being registered for re-sale in connection with warrants and shares issued to Joseph Wynne upon distribution by Commonwealth, as such number may be adjusted upon the occurrence of dilutive events in accordance with Rule 416. Mr. Wynne has previously exercised his right to convert all of said warrants into shares.





MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     As of January 27, 2003 there were 934 record holders of Comdial's Common Stock.

QUARTERLY COMMON STOCK INFORMATION

     As of January 29, 2003, our common stock is listed on the Over the Counter Bulletin Board under the symbol CMDZ. From August 7, 2002 until January 29, 2003 our common stock was traded on the Pink Sheets Electronic Quotation System. Previously, our common stock was traded on the Nasdaq SmallCap Market, under the symbol CMDL, until the Company was delisted in the third quarter of 2002.

     The following table sets forth, for each quarterly period in 2000, 2001, and the first two quarters of 2002 the high and low closing stock prices during the quarter in the over-the-counter market for Comdial's Common Stock, as reported by the National Association of Security Dealers Automated Quotation System ("Nasdaq"). For the third and fourth quarters of 2002 the high and low stock prices are based on the bid quotations as reported by the Pink Sheets Electronic Quotation System. These quotations reflect interdealer prices without retail markup, markdown or commission and may not represent actual transactions.



                                       2002                          2001                            2000
                                       ----                          ----                            ----
Fiscal Quarters                  High          Low           High            Low             High            Low
                                 ----          ---           ----            ---             ----            ---
First Quarter                   $ 9.60        $5.40         $2.37           $1.06           $21.63          $9.00
Second Quarter                   12.00         3.75          1.34            0.79           14.06            4.44
Third Quarter                     5.85         0.75          1.05            0.61            5.38            2.03
Fourth Quarter                    3.75         0.01          0.60            0.28            2.25            1.00


     Comdial has never paid a dividend on its Common Stock and its Board of Directors currently does not intent to change the policy of not paying cash dividends on Common Stock.

LIMITATION ON DIRECTORS' LIABILITIES

     Our Certificate of Incorporation, as amended, limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law, under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which the director derived any personal benefit.

     Section 145 of the Delaware General Corporation Law permits us to indemnify officers, directors or employees against expenses, including attorney's fees, judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal act or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application determines that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection with the action.

     Our Bylaws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

     We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us as disclosed above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                                 TRANSFER AGENT

     Our transfer agent and registrar for our common stock is Mellon Investor Services, 95 Challenger Road, Ridgefield Park, NJ 07660.

                                  LEGAL MATTERS

     The validity of the issuance of the common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP (New York, New York).

                                     EXPERTS

     The financial statements as of December 31, 2000, and for each of the two years in the period ended December 31, 2000, included in this prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Comdial Corporation as of December 31, 2001 and for the year ended December 31, 2001 appearing in this prospectus and Registration Statement have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby on Form S-1. This prospectus is a part of that registration statement.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following location of the SEC:

                                    Public Reference
                                    Section
                                    Room 1024
                                    450 Fifth Street, N.W.
                                    Judiciary Plaza
                                    Washington D.C.  20549

     The SEC maintains an Internet World Wide Web site (http://www.sec.gov) that contains our reports, proxy statements and other information about us and other companies who file electronically with the SEC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
COMDIAL CORPORATION                                                                                         PAGE

Report of Ernst & Young LLP, Independent Certified Public Accountants.......................................F-2
Report of Deloitte & Touche LLP, Independent Auditors.......................................................F-3
Consolidated Balance Sheets as of December 31, 2001 and 2000................................................F-4
Consolidated Statements of Operations for the Year ended
   December 31, 2001, 2000 and 1999.........................................................................F-5
Consolidated Statements of Stockholders' Equity (Deficit) for
   the Year ended December 31, 2001, 2000 and 1999..........................................................F-6
Consolidated Statements for Cash Flows for the Year ended
   December 31, 2001, 2000 and 1999.........................................................................F-8
Notes to Consolidated Financial Statements..................................................................F-10


INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
COMDIAL CORPORATION                                                                                         PAGE

Condensed Consolidated Statements of Operations for the Nine Months
   ended September 30, 2002 and 2001(unaudited).............................................................F-33
Condensed Consolidated Balance Sheet as of September 30, 2002 (unaudited)...................................F-34
Condensed Consolidated Statements of Cash Flows for the Nine Months
   ended September 30, 2002 and 2001 (unaudited)............................................................F-35
Notes to Condensed Consolidated Financial Statements (unaudited)............................................F-37

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors of Comdial Corporation:

We have audited the accompanying consolidated balance sheet of Comdial Corporation ("the Company") as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Comdial Corporation at December 31, 2001, and the consolidated results of their operations and their cash flows the year then ended, in conformity with accounting principles generally accepted in the United States.


                                            /s/ ERNST & YOUNG LLP

Tampa, Florida
March 28, 2002
(except with respect
to Note 18, as to
which the date is
November 13, 2002 and Note 19,
as to which the date is
November 26, 2002)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Comdial Corporation
Charlottesville, Virginia

We have audited the accompanying consolidated balance sheets of Comdial Corporation and subsidiaries ("Comdial") as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index at
Item 14(a)2. These financial statements and financial statement schedule are the responsibility of Comdial's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comdial Corporation and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
Richmond, Virginia
April 10, 2001

                               COMDIAL CORPORATION
                           Consolidated Balance Sheets

                                                                                               December 31,
                                                                                      --------------------------------
In thousands, except par value                                                             2001             2000
------------------------------                                                        -------------    -------------
Assets
     Current assets
         Cash and cash equivalents                                                       $1,239           $2,428
         Accounts receivable (less allowance for doubtful
         accounts:  2001 - $3,533; 2000 - $2,834)                                        11,559           13,829
         Inventories                                                                      9,527           15,431
         Prepaid Expenses and other current assets                                          759            1,464
                                                                                      -------------    -------------
              Total current assets                                                       23,084           33,152
                                                                                      -------------    -------------

     Property and equipment - net                                                         5,839           18,753
     Goodwill                                                                             3,375            6,149
     Capitalized software development costs - net                                         7,790            9,448
     Other assets                                                                         3,648            3,676
                                                                                      -------------    -------------
              Total assets                                                              $43,736          $71,178
                                                                                      =============    =============

Liabilities and Stockholders' Equity (Deficit)
     Current liabilities
         Accounts payable                                                               $11,266           $7,522
         Accrued payroll and related expenses                                             1,778            4,391
         Accrued promotional allowances                                                   2,336            1,324
         Other accrued liabilities                                                        2,658            3,060
         Current maturities of debt                                                       2,596           24,848
                                                                                      -------------    -------------
              Total current liabilities                                                  20,634           41,145
                                                                                      -------------    -------------
     Long-term debt                                                                      26,912           13,561
     Other long-term liabilities                                                          5,830            4,957
                                                                                      -------------    -------------
              Total liabilities                                                          53,376           59,663
                                                                                      =============    =============

     Stockholders' equity (deficit)
         Common stock, $0.01 par value (Authorized 2,000 shares; issued and
              outstanding:  2001 - 622; 2000 - 622)                                          93               93
         Paid-in capital                                                                123,427          123,427
         Treasury stock, 9 shares, at cost                                               (1,296)          (1,296)
         Accumulated deficit                                                           (131,864)        (110,709)
                                                                                      -------------    -------------
              Total stockholders' equity (deficit)                                       (9,640)          11,515
                                                                                      -------------    -------------
              Total liabilities and stockholders' equity (deficit)                      $43,736          $71,178
                                                                                      =============    =============

                 The accompanying notes are an integral part of these financial statements.

                               COMDIAL CORPORATION
                      Consolidated Statements of Operations

                                                                                 Years Ended December 31,
                                                                      ------------------------------------------------
In thousands, except per share amounts                                     2001             2000            1999
--------------------------------------                                     ----             ----            ----

Net Sales                                                                $76,167          $89,564        $140,759
Cost of Goods sold                                                        52,409           77,715          85,554
                                                                      ---------------- --------------- ---------------
Gross profit                                                              23,758           11,849          55,203
                                                                      ---------------- --------------- ---------------

Operating expenses
       Selling, general & administrative                                  29,892           36,621          30,336
       Engineering, research & development                                 7,603            6,283           9,735
       Goodwill amortization                                               1,942            3,195           3,180
       Restructuring                                                         486            2,355              --
       Impairments of long-lived assets                                    3,224            7,425              --
                                                                      ---------------- --------------- ---------------
              Operating (loss) income                                    (19,389)         (44,030)         11,952
                                                                      ---------------- --------------- ---------------

Other (income) expense
       Interest expense                                                    2,759            2,902           1,633
       Gain on disposal of assets                                         (1,447)              --              --
       Miscellaneous expense - net                                           454              932             286
                                                                      ---------------- --------------- ---------------

(Loss) income before income taxes                                        (21,155)         (47,864)         10,033
Income tax expense                                                            --           15,400           2,690
                                                                      ---------------- --------------- ---------------
              Net (loss) income                                         ($21,155)        ($63,264)         $7,343
                                                                      ================ =============== ===============

(Loss) earnings per share:

       Basic                                                                $(34.45)        $(103.20)         $12.30
                                                                      ================ =============== ===============
       Diluted                                                              $(34.45)        $(103.20)         $12.26
                                                                      ================ =============== ===============

Weighted average common shares outstanding:

       Basic                                                                 614              613             597
       Diluted                                                               614              613             599

                              The accompanying notes are an integral part of these financial statements.

                               COMDIAL CORPORATION
            Consolidated Statements of Stockholders' Equity (Deficit)


                                                                                        Deferred Stock
                                                                    Common Stock            Incentive
                                                                --------------------    -------------------       Paid-in
In thousands                                                     Shares     Amount       Shares     Amount        Capital
                                                                ---------  --------     ---------  --------      ---------

Balance at January 1, 1999                                         598        $89           1        $84          $118,489
   Proceeds from sale of common stock
     Notes receivable
     Stock options exercised                                         1                                                  20
   Deferred stock compensation                                                              -         47
   Incentive stock issued                                            -          1                                       53
   Stock option compensation                                                                                            41
   Contingency stock issued for
     KVT acquisition                                                 5          1                                      303
     Array acquisition                                                                                                 162
                                                              ------------ ------------ ------------ ------------ ------------
   Net income

Balance at December 31, 1999                                       604         91           1        131           119,068
   Proceeds from sale of common stock
     Notes receivable
     Stock options exercised                                        17          2                                    2,136
   Treasury stock purchased
   Deferred stock compensation                                                              -         78
   Incentive stock issued                                            1                                                 169
   Stock option compensation expense                                                                                 1,845
                                                              ------------ ------------ ------------ ------------ ------------
   Net loss

Balance at December 31, 2000                                       622         93           1        209           123,218
    Stock options exercised                                          -                                                   8
    Deferred stock compensation                                                             -        (8)
    Net loss
                                                              ------------ ------------ ------------ ------------ ------------

Balance at December 31, 2001                                       622        $93           1       $201          $123,226
                                                              ============ ============ ============ ============ ============





                                                           Treasury Stock        Receivable
                                                      ----------------------       on Sale       Accumulated
In thousands                                           Shares         Amount       of Stock         Deficit        Total
                                                    -------------- ------------- -------------- --------------- --------------

Balance at January 1, 1999                                 (8)       $(1,087)        $(156)      $(54,788)        $62,631
   Proceeds from sale of common stock
     Notes receivable                                                                    6                              6
     Stock options exercised                                                                                           20
   Deferred stock compensation                                                           -                             47
   Incentive stock issued                                                                                              54
   Stock option compensation                                                                                           41
   Contingency stock issued for                                                                                         -
     KVT acquisition                                                                                                  304
     Array acquisition                                                                                                162
   Net income                                                                                       7,343           7,343
                                                    -------------- ------------- -------------- --------------- --------------

Balance at December 31, 1999                               (8)        (1,087)         (150)       (47,445)         70,608
   Proceeds from sale of common stock
     Notes receivable                                      (1)          (149)          150                              1



                                                           Treasury Stock        Receivable
                                                      ----------------------       on Sale       Accumulated
In thousands                                           Shares         Amount       of Stock         Deficit        Total
                                                    -------------- ------------- -------------- --------------- --------------
   Stock options exercised                                                (6)                                         2,132
   Treasury stock purchased                                              (54)                                          (54)
   Deferred stock compensation                                                                                           78
   Incentive stock issued                                                                                               169
   Stock option compensation expense                                                                                  1,845
   Net loss                                                                                       (63,264)         (63,264)
                                                    -------------- ------------- -------------- --------------- --------------

Balance at December 31, 2000                               (9)        (1,296)           --       (110,709)           11,515
    Stock options exercised                                                                                               8
    Deferred stock compensation                                                                                         (8)
    Net loss                                                                                      (21,155)         (21,155)
                                                    -------------- ------------- -------------- --------------- --------------

Balance at December 31, 2001                               (9)       $(1,296)          $--      $(131,864)        $ (9,640)
                                                    ============== ============= ============== =============== ==============

Consolidated Statements of Cash Flows

                                                                                     Years Ended December 31,
                                                                           ----------------------------------------------
In thousands                                                                   2001            2000            1999
------------                                                               -------------- --------------- ---------------
Cash flows from operating activities:

     Net (loss) income                                                       $(21,155)      $(63,264)         $7,343
     Adjustments to reconcile net (loss) income to
         operating cash flows
         Depreciation and amortization                                         8,353         11,236           9,642
         Impairments of long-lived assets                                      3,224          7,425              --
         Bad debt expense                                                      2,288          2,793             194
         Inventory obsolescence and valuation provision                        2,475          2,116             487
         Deferred taxes                                                           --         15,456           2,147
         Gain on sale of assets                                               (1,447)            --              --
     Changes in working capital components:

         Accounts receivable                                                     (18)        23,078         (16,888)
         Inventory                                                             5,529          5,280          (1,880)
         Prepaid expenses and other assets                                       420          2,502          (5,560)
         Accounts payable                                                      5,384         (7,613)          4,101
         Other liabilities                                                    (3,392)           443           2,387
         Other equity                                                             --          2,035             619
                                                                           -------------- --------------- ---------------
              Net cash provided by (used by) operating activities              1,661          1,487           2,592
                                                                           -------------- --------------- ---------------

Cash flows from investing activities:

      Acquisition cost for Array                                                  --             --              (5)
      Proceeds received from sale of ePHONE assets                                --            648              --
      Proceeds received from sale of American Phone
          Center assets                                                        1,400             --              --
      Proceeds received from sale of property and equipment                   11,453            891               1
      Capital expenditures                                                      (294)        (5,130)         (4,953)
      Capitalized software additions                                          (2,768)        (4,400)         (4,700)
                                                                           -------------- --------------- ---------------
               Net cash provided by (used by)investing activities              9,791         (7,991)         (9,657)
                                                                           -------------- --------------- ---------------

Cash flows from financing activities:

      Net (repayments) borrowings under revolver agreement                   (12,221)         5,528           7,464
      Proceeds from issuance of common stock                                      --          2,136              20
      Principal payments on notes payable                                       (389)            --              --
      Principal payments under capital lease obligations                         (31)          (649)           (101)
                                                                           -------------- --------------- ---------------
               Net cash (used by) provided by financing activities           (12,641)         7,015           7,383
                                                                           -------------- --------------- ---------------
Net (decrease) increase in cash and cash equivalents                          (1,189)           511             318
                                                                           ------------- ---------------- ---------------
Cash and cash equivalents at beginning of year                                 2,428          1,917           1,599
                                                                           ------------- --------------- ----------------
Cash and cash equivalents at end of year                                      $1,239         $2,428          $1,917
                                                                           ============== =============== ===============

Supplemental information - Cash paid during the year for:

      Income taxes                                                               $--           $508            $503
      Interest                                                                 2,719          2,902           1,633
                                                                           -------------- -------------- ----------------
Supplemental Schedule of Non-Cash Investing and Financing Activities


Consolidated Statements of Cash Flows

                                                                                     Years Ended December 31,
                                                                           ----------------------------------------------
In thousands                                                                   2001            2000            1999
------------                                                               -------------- --------------- ---------------
      Accounts payable converted to notes payable                             $1,640            $--             $--
      Assets acquired through capital lease transactions                          --          1,264           2,800
      Contingency stock issued for acquisitions                                   --             --             466
                                                                           -------------- --------------- ---------------

   The accompanying notes are an integral part of these financial statements.


Notes to Consolidated Financial Statements For the Years Ended December 31, 2001, 2000 and 1999

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Comdial Corporation and its subsidiaries (together, "Comdial" or the "Company"). All significant intercompany accounts and transactions have been eliminated.

NATURE OF OPERATIONS

Comdial is a United States ("U.S.") based developer and distributor of business communication systems. Comdial's principal customers are small to mid-sized offices throughout the U.S. and certain international markets. The distribution network consists of major distributors and direct sales to dealers, national account customers and government entities. Beginning in fiscal 2001, the Company has outsourced the majority of its manufacturing operations to three suppliers.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make certain estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the disclosure of contingent assets and liabilities at the date of the financial statements and for the reporting periods. The most significant estimates relate to the allowance for doubtful accounts, inventory obsolescence, warranty reserves, allowance for product returns, intangible asset valuations and lives, employee benefit plans, and the valuation of deferred tax assets. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

CASH AND CASH EQUIVALENTS

Cash equivalents are defined as short-term liquid investments with maturities, at the time of purchase, of less than 90 days that are readily convertible into cash. Under Comdial's current cash management policy, borrowings from the revolving credit facility are used for general operating purposes. The revolving credit facility is reduced by cash receipts that are not needed for daily operations. Bank overdrafts of $2.1 million are included in accounts payable at December 31, 2000. Bank overdrafts are outstanding checks that have not (1) cleared the bank or (2) been funded by the revolving credit facility. The revolving credit facility activity is reported on a net basis in the Consolidated Statements of Cash Flows.

INVENTORIES

Inventories are stated at the lower of cost (standard in the case of manufactured goods or purchased cost for finished goods purchased from outsource manufacturers) or market. Cost approximates first-in, first-out method.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost less impairment losses, if applicable. Depreciation is computed using the straight-line method for all buildings, land improvements, machinery and equipment, and capitalized lease property over their estimated useful lives or lease term, if shorter. Expenditures for maintenance and repairs of property and equipment are charged to expense. Improvements and repairs, which extend economic lives, are capitalized.

In 2000, Comdial expensed certain computer hardware and software due to the rapid change in technology that has affected a need for continual replacements. In 2000, some of the major expenditures for computer hardware and software were financed through operating and capital leases.

The estimated useful lives of the Company's property and equipment are as follows:

       Buildings                                            30 years
       Land Improvements                                    15 years
       Machinery and Equipment                              7 years
       Computer Hardware Equipment and Tooling              5 years
       Leasehold Improvements                               5 years
       Computer Software for Internal Use                   3 years

INTANGIBLES

The cost in excess of the fair value of net assets of businesses acquired (goodwill) is amortized over periods ranging from 2 to 10 years. At December 31, 2001 and 2000, the Company had goodwill of $3.4 million and $6.1 million, net of accumulated amortization of $14.0 million and $16.7 million, respectively. The Company recognized amortization expense of $1.9 million, $3.2 million and $3.2 million in 2001, 2000 and 1999, respectively.

The Company evaluates periodically the propriety of the carrying amount of intangible assets, including goodwill, as well as the amortization period to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of useful lives. This evaluation consists of the projection of undiscounted operating cash flows before depreciation, amortization, nonrecurring changes and interest over the remaining amortization periods of the related intangible assets. If such projections indicate that undiscounted operating cash flows, as adjusted, is not expected to be adequate to recover the carrying amounts of the related intangible assets, a loss is recognized to the extent that the carrying value of the asset exceeds its fair value. At this time, the Company believes that no impairment of goodwill or other intangible assets has occurred, other than as recorded and disclosed in Note 16, and that no reduction of the estimated useful lives is warranted.

LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment as circumstances change that might affect those assets. Impairment loss is not recognized unless a portion of the carrying amount of an asset is no longer recoverable based on a review of the asset's expected future undiscounted cash flows.

During 2001 and 2000, as a result of the Company's restructuring and the initiative to outsource manufacturing, the Company identified certain long-lived assets that were impaired. In addition, a portion of the Company's goodwill was deemed impaired. See Note 16.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

In 2001, 2000 and 1999, Comdial incurred costs associated with the development of software related to Comdial's various products, including development performed by outside contract engineers. The accounting for such software costs is in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed". Costs capitalized in accordance with SFAS No. 86 are amortized using the straight-line method over their useful lives, which are estimated by the Company to be three years. This three year straight-line method causes greater expense for each period versus using the revenue method. The total amount of unamortized software development costs is $7.8 million and $9.4 million, respectively, at December 31, 2001 and 2000. Accumulated amortization of software development costs is $8.6 million and $6.7 million, respectively, at December 31, 2001 and 2000. Total software development costs of $2.8 million, $4.4 million and $4.7 million were capitalized in the years ended December 31, 2001, 2000 and 1999, respectively. Amortization of capitalized software development costs of $3.1 million, $3.3 million and $2.4 million was recorded in the years ended December 31, 2001, 2000 and 1999, respectively.

As a result of the discontinuance of certain of its product lines in 2001 and 2000, the Company recognized an impairment loss on the associated capitalized software development costs. See Note 16.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs for the fiscal years ended 2001, 2000 and 1999, comprise the majority of engineering, research, and development costs, which were $7.6 million, $6.3 million and $9.7 million, respectively. Comdial is unable to segregate and quantify the amount of research and development costs from other engineering costs for such fiscal years.

POSTRETIREMENT BENEFITS OTHER THAN PENSION

Comdial accrues estimated costs relating to postretirement health care and life insurance benefits. In 2001, Comdial recognized no income or expense compared to income of $12,000 during 2000 and expense of $137,000 during 1999. See Note 10.

REVENUE RECOGNITION

The Company recognizes revenue using the guidance from Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements" and AICPA Statement of Position 97-2, "Software Revenue Recognition." Accordingly, revenue is recognized when all of the following four criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery of the products and/or services has occurred; (3) the selling price is both fixed and determinable and (4) collectibility is reasonably assured. Certain of Comdial's sales have multiple elements, such as product and installation, and the Company allocates the revenues from these contracts to the elements and recognizes them separately. Generally, the Company recognizes revenues based on their respective fair values on product sales at the time of shipment. The Company accrues a provision for estimated returns concurrent with revenue recognition and classifies certain sales rebates and incentives to its dealers and distributors as a reduction of revenue. Comdial recognizes service revenue upon completion of the repairs or installation.

The Company recognizes shipping and handling fees as revenue, and the related expenses as a component of cost of sales. All internal handling charges are charged to selling, general and administrative expenses.

ADVERTISING COSTS

Costs related to advertising are generally expensed as incurred. Advertising expense was $0.4 million, $1.0 million and $1.4 million in 2001, 2000 and 1999, respectively.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Comdial accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25. Comdial has disclosed in Note 11 to the consolidated financial statements pro forma net income and earnings per share, as if Comdial had applied the fair value method for stock options and similar equity instruments, in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation".

Until March 2001, the 1992 Stock Incentive Plan (the "Incentive Plan") had features that permitted option recipients to tender shares as partial or full consideration of the exercise price, which caused the Incentive Plan to be classified as a variable plan. Under variable plan accounting, compensation expense is measured, as of each reporting date, as the amount by which the quoted market price of the shares of the Company's stock covered by the option grant exceeds the exercise price; compensation expense is recognized over the option's vesting period. Changes, either increases or decreases, in the quoted market price of the Company's shares between the date of grant and the date of exercise result in a change in the measure of compensation expense. After the March 2001 amendment, the Incentive Plan became a fixed plan.

The other option plans are accounted for as fixed plans. Accordingly, no compensation cost has been recognized for the Company's fixed stock option plans other than the performance based options that are part of the plan for the Company's directors.

The Company recognized compensation expense in the amount of $0, $847,000 and $511,000 for its variable stock option plan for the years ended December 31, 2001, 2000 and 1999, respectively. The compensation expense recognized for its director's performance-based stock options was $0, $130,000, and $85,000 for 2001, 2000 and 1999, respectively.

INCOME TAXES

Comdial uses the liability method of accounting for income taxes, which is based on the differences between the financial statement and tax basis of assets and liabilities multiplied by the enacted tax rates that are known to be in effect when the differences reverse. The measurement of deferred tax assets is impacted by the amount of any tax benefits where, based on available evidence, the likelihood of realization can be established. Comdial has incurred cumulative operating losses through 2001 for financial statement and tax reporting purposes and has adjusted its valuation allowance account to equal the net deferred tax asset (see Note 7). Tax credits, if any, will be utilized to reduce current and future income tax expense and payments.

EARNINGS (LOSS) PER COMMON SHARE

Basic EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding. Diluted EPS is computed by dividing income by the weighted average number of common and potentially dilutive common shares outstanding during the period. See Note 8.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The Company has evaluated the fair value of its debt at December 31, 2001 and estimated it to be between $20 million and $22 million, due to the restructuring of its long-term debt. See
Note 6.

RECLASSIFICATIONS

The Company has reclassified certain amounts for 2000 and 1999 to conform to the 2001 presentation. These and other reclassifications had no effect on operating or net income.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board issued Statement No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"). SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001. The Company expects to realize an annual increase in pre-tax income of $1.5 million due to the cessation of amortization on the goodwill. The adoption of this Statement is not expected to have a material impact on the Company's operations.

In June 2001, the Financial Accounting Standards Board issued Statement No. 143, Accounting for Asset Retirement Costs ("SFAS No. 143"). This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement is required to be applied in fiscal years beginning after June 15, 2002. The adoption of this Statement is not expected to have a material impact on the Company's operations.

In July 2001, the Financial Accounting Standards Board issued Statement No. 141, "Business Combinations" ("SFAS No. 141"), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. As a result, use of the pooling-of-interests method is prohibited for business combinations initiated thereafter. SFAS No. 141 also establishes criteria for the separate recognition of intangible assets acquired in a business combination. In 2001, the Company adopted this Statement, which did not have a material impact on the Company's consolidated results of operations, financial position or cash flows.

In August 2001, the Financial Accounting Standards Board issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). Statement 144 provides guidance on differentiating between assets held and used and assets to be disposed of. This Statement is required to be applied in fiscal years beginning after December 15, 2001. The adoption of this Statement is not expected to have a material impact on the Company's operations.

During 2001, the Emerging Issues Task Force reached a consensus on Issue 00-25, Consideration from a Vendor to a Reseller. This consensus creates a presumption that all consideration paid by a vendor to a reseller should be classified as a reduction of revenue in the vendor's income statement (instead of an expense) unless certain criteria are met. Accordingly, for the years ended December 31, 2000 and 1999 the Company reclassified sales rebates and incentives as a reduction in revenue of $10,478,000 and $9,578,000, respectively.

NOTE 2.  ACQUISITIONS & DISPOSALS

SALE OF AVALON BUSINESS

In October 2001, Comdial entered into an agreement to sell its Avalon product line and certain related assets to a third party for approximately $125,000. Significant terms of the contract include conditional exclusivity of the rights and technology associated with the Avalon product, license fees to be paid to Comdial over a three-year period, and assignment of in-process customer contracts. Due to losses on assignments of in-process customer contracts, the Company recognized a loss of $81,000 in 2001 related to the sale, which is recognized in gain on sale of assets in the accompanying statements of operations.

SALE OF AMERICAN PHONE CENTERS, INC.

In May 2001, the Company sold certain assets of its subsidiary, American Phone Centers ("APC"), for $1.4 million, all of which was collected in 2001. Included in the sale were the following assets: inventory, equipment, excess and discontinued products and certain intellectual property rights associated with APC. A sales and marketing executive of Comdial owns approximately 5% of the buyer. In addition, 53 of the Company's employees became employees of the buyer. The Company and the buyer entered into two ancillary agreements related to repair of products and the sale of discontinued products. The Repair Agreement authorizes the buyer to perform certain non-warranty repair work on Comdial products. Under the Discontinued Product Agreement, the buyer is authorized to sell certain discontinued Comdial products. The Company recognized a loss of $45,000 on the sale during 2001, which is recognized in gain on sale of assets in the accompanying statements of operations.

SALE/LEASEBACK OF MANUFACTURING FACILITY

In March 2001, the Company sold its Charlottesville, Virginia, headquarters and manufacturing facility. The purchase price for the property was $11.4 million, all of which was collected in 2001. The Company is leasing back a portion of the facility through August 30, 2003, for low volume board production, light assembly, engineering, and technical services functions. Over the 30 month period, lease payment obligations total $2.6 million.

The total gain on the sale of the facility amounted to $5.1 million. The Company immediately recognized a gain of $2.9 million in 2001 which is the amount by which the gain exceeds the present value of the minimum lease payments to be made by the Company from the closing date through August 30, 2003. The remaining amount of the gain of $2.2 million has been deferred due to the leaseback and is being amortized over three years, the term of the lease, as a reduction of rent expense. During 2001, the Company amortized $1.1 million as a reduction of rent expense. As of December 31, 2001, the balance of the deferred gain amounts to $1.1 million.

SALE OF ARRAY ASSETS

In March 2000, the Company entered into a Strategic Alliance agreement with ePHONE Telecom, Inc. ("ePHONE") related to the business of its wholly-owned subsidiary, Array Telecom Corporation. Pursuant to the agreement, the Company sold certain fixed assets and products, and provided a license in certain intellectual property for a five-year term to ePHONE. The agreement also allowed ePHONE to utilize the name "Array" and provided ePHONE with access to its distribution channels. ePHONE paid Array on the closing date $2.7 million in cash and is required to pay royalty fees to the Company based on certain gross sales over a five-year period. The Company had been recognizing the gain of $1.9 million into income over a five-year period from the date of closing. Due to ePHONE filing for arbitration against the Company on October 2, 2001 and the subsequent termination of the agreement (see Note 13), Comdial ceased to recognize any gain during the fourth quarter of 2001. As of December 31, 2001, the balance of the deferred gain amounts to $1.3 million.

NOTE 3.  INVENTORIES

Inventory consists of the following:

       December 31,
       ------------
       In thousands                                       2001            2000
                                                        -------        ---------
               Finished goods                           $5,040         $   7,064
               Work-in-process                               -                80
               Materials and supplie                     4,487             8,287
                                                        -------        ---------
                         Total                          $9,527           $15,431
                                                        =======        =========

Comdial provides reserves to cover product obsolescence and those reserves impact gross margin. Reserves for inventory obsolescence amounted to $4.0 million and $5.4 million as of December 31, 2001 and 2000, respectively. Future reserves will be dependent on management's estimates of the recoverability of costs from inventory.

In the fourth quarter of 2000, the Company decided to outsource the majority of its manufacturing operations. As a result, the Company recorded a lower of cost or market adjustment of its inventory in the amount of $2.4 million to reduce the carrying value of its materials inventory.

The Company purchases substantially all of its finished goods from three outsource manufacturers.

NOTE 4.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

       December 31,
       ------------
       In thousands                                      2001             2000
                                                     -----------       ---------
       Buildings  and leasehold improvements          $    618           11,905
       Land and land improvements                            -              692
       Machinery and equipment                          11,174           32,501
       Computer hardware equipment and tooling           4,400            7,830
       Computer software for internal use                3,354            3,291
       Less accumulated depreciation                   (13,707)         (37,466)
                                                     ----------      -----------
       Property and equipment - Net                   $  5,839       $   18,753
                                                     ==========      ===========

Depreciation expense charged to operations for the years 2001, 2000 and 1999, was $3.0 million, $4.4 million and $3.6 million, respectively.

Due to the Company's decision to outsource the majority of its manufacturing operations, management determined through an impairment analysis that certain of its fixed assets associated with manufacturing were impaired. Accordingly, the Company recognized impairment losses on its property and equipment of $1.0 million and $0.3 million in fiscal 2001 and 2000, respectively. See Note 16.

NOTE 5.  LEASE OBLIGATIONS

Comdial has various capital and operating lease obligations. Future minimum lease commitments for capitalized leases and aggregate minimum rental commitments under operating lease agreements that have initial non-cancelable lease terms in excess of one year are as follows:


       Year Ending December 31,                         Capital                               Operating
       ------------------------                          Leases                                 Leases
       In thousands                                     --------                              -----------
       2002                                               $  313                                  $2,941
       2003                                                  329                                   2,186
       2004                                                2,748                                     734
       2005                                                1,797                                     727
       2006                                                    -                                     726
       thereafter                                              -                                   1,512
                                                       ---------                                 -------
Total minimum lease commitments                           $5,187                                  $8,826
                                                       =========                                 =======
Less amounts representing interest and                    (2,049)
  other costs                                          ---------

Principal portion of minimum lease                        $3,138
   commitments at December 31, 2001                    =========
   including current amounts of $42


Assets recorded under capital leases (included in property and equipment in the accompanying Consolidated Balance Sheets) are as follows:

                                                              December 31,
                                                         2001            2000
                                                     ----------       ----------
                                                             (in thousands)
       Capitalized software                          $    -            $   669
       Less accumulated amortization                      -                (77)
                                                     -----------       ---------
                 Capitalized software - Net          $     -            $   592
                                                     ===========        =======


For 2000, Comdial entered into new capital lease obligations that amounted to approximately $1.3 million. All capital lease balances as of December 31, 2001 and 2000, are for software originally planned to be used internally. Amortization of assets recorded under capital leases is included in depreciation expense. During the fourth quarter of 2000, the Company determined that certain assets associated with these capital lease obligations were impaired (See Note
16). The capital lease amounts associated with the impaired assets continue to remain recorded as an obligation of the Company.

Operating leases are for office space and factory and office equipment. Total rent expense for operating leases, including rentals which are cancelable on short-term notice, for the years ended December 31, 2001, 2000 and 1999, were $1.6 million, $3.7 million and $2.7 million, respectively.

NOTE 6.  DEBT

Long-term debt consists of the following:

December 31,
------------
In thousands                                  2001                  2000
                                           ----------            ---------
     Revolver (1)                             $16,500              $16,624
     Term Loan (1)                              6,404               18,500
     Capital Leases (2)                         3,578                3,285
     Notes Payable (3)                            947                    -
     Promissory Note (4)                        2,079                    -
                                            ---------           ----------
       Total Debt                             $29,508               38,409
     Less current maturities on debt            2,596               24,848
                                            ---------            ---------
       Total long-term debt                   $26,912             $ 13,561
                                            =========            =========

(1) Both the Revolver and the Term Loan, made pursuant to the Credit Agreement with Bank of America, carried an interest rate based on Prime plus a 300 basis points margin. As of December 31, 2001, Comdial's borrowing rate was 8.00%, which includes the additional applicable margins.

     The Company could use the Revolver with Bank of America for working capital and for other general corporate purposes. As of December 31, 2001, the Company had no additional availability under the Revolver or the Term Loan.

     As of April 10, 2001, Comdial and Bank of America, N.A. ("Bank of America") agreed to new terms related to its revolving credit facility and Term Loan. The terms as set forth in the Amended and Restated Agreement were as follows:

          o The revolving credit facility ("the Revolver") remained at $16.5 million. Comdial was allowed to utilize the facility provided that the collateral was not less than $13.5 million through September 30, 2001, $14.0 million through October 31, 2001, and $16.0 million through November 30, 2001. Furthermore, the facility's maturity had been extended until March 31, 2002.

          o The Term Loan principal payment of $2.5 million due September 30, 2001 was replaced by an amount necessary to reduce the debt to $5 million. The expected amount was $1.3 million. The remaining balance of the term loan of approximately $5.0 million was due as follows: $2.5 million on December 20, 2001 and $2.5 million on March 31, 2002.

          o The Earnings Before Income Taxes and Depreciation and Amortization ("EBITDA") covenant was replaced by a minimum EBITDA for June 30, September 30, and December 31, 2001 equivalent to $1.9 million, $6.0 million, and $9.7 million, respectively. The EBITDA covenant was measured on a cumulative basis from April 1, 2001.

     The Company did not make the required principal payment of $1.3 million on September 30, 2001. In December 2001, Bank of America and the Company agreed to waive the December 31, 2001 principal payment as well as the minimum EBITDA covenant for the third and fourth quarters of 2001 until January 15, 2002 and then extended it again until February 28, 2002.

     On March 6, 2002, Comdial and Bank of America entered into the First Amendment to the Amended and Restated Credit Agreement (the "First Amendment") which reduced the Revolver commitment to $8 million, reduced the Term Loan to approximately $4.9 million and agreed to extend the $1.5 million in letters of credit until March 31, 2003. Both the Revolver and the Term Loan mature March 31, 2003.

     The First Amendment changed the schedule of principal payments on the Term Loan balance. The term note will start amortizing in September 2002 using a 36-month amortization schedule. The First Amendment also changed the applicable interest rate to an interest rate based on the Prime Rate plus a specified margin. Effective as of March 6, 2002, the interest rate is equal to the Prime Rate plus four percent. As of March 6, 2002, Comdial had no additional availability under the Revolver or the Term Loan.

     Comdial's indebtedness to Bank of America under the Credit Agreement, as amended by the First Amendment, is secured by liens on all of Comdial's properties and assets. The First Amendment modified the financial covenants relating to consolidated net income and contained other covenants related to consolidated net worth and cross default provisions. The First Amendment also provided for the waiver of all 2001 violations and defaults.

     In addition to the terms discussed above, in connection with the First Amendment, $10 million of outstanding debt of Comdial to Bank of America was converted into Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock, par value $10 per share (the "Preferred Stock"). Comdial issued 1,000,000 shares of the Preferred Stock to Bank of America. The Preferred Stock can be converted at any time into a maximum of 100,000 shares of Comdial common stock. This conversion ratio will be reduced to as low as 33,333 shares of common stock in the event Comdial elects to pay down the term note by up to $3 million in connection with new investment into the Company by an outside investor. Comdial has a call option allowing it to buy out Bank of America's Preferred Stock at par value, but Bank of America has no mandatory redemption. The Preferred Stock has a 5 percent cumulative annual dividend if paid with cash or 10 percent if paid in common stock, at the election of Comdial. The shares of common stock issuable to Bank of America upon conversion of the Preferred Stock and as payment of dividends are subject to certain demand and piggyback registration rights pursuant to a registration rights agreement which will require the Company to register such shares of common stock for resale in the public market upon request.

     Due to the restructuring on March 6, 2002 discussed above, $22.4 million due to Bank of America has been excluded from current liabilities at December 31, 2001, in accordance with SFAS No. 6, "Classification of Short-Term Obligations Expected to be Refinanced".

(2) The Company has a Master Lease Agreement with Relational Funding Corporation and its assignees (collectively "RFC"). This agreement covers certain leases related to an abandoned software implementation and hardware for internal use. Effective August 1, 2001, the Company and RFC entered into an agreement to restructure the payment schedule for both the operating and capital leases as follows: Beginning August 1, 2001, the operating and capital lease monthly payments were reduced from $150,000 to $75,000 per month. The monthly operating lease payments were reduced by 25% and the capital lease payments by 75%. The difference between the original payments and the reduced payments will be deferred until the end of each of the lease terms at which time all deferred amounts and accrued interest related to such will be due. Interest on the deferred amounts will be accrued at a rate of 10% per annum. As of December 31, 2001 the Company was in default on its payments to RFC. On March 21, 2002, the Company and RFC reached agreement to reduce the total payments due under the operating and capital leases from a combined balance of approximately $5.5 million to a payout schedule over 72 months totaling approximately $2.3 million. For the first 30 months, the monthly payment is $39,621, which then reduces to $25,282. In addition, Comdial agreed to provide RFC warrants to purchase 11,667 shares of the common stock of the Company for $9.15 per share, which have an estimated fair market value of approximately $0.1 million.

(3) The Company has unsecured notes payable in the amount of $0.9 million outstanding as of December 31, 2001. The notes have interest rates ranging from 0% to 14.5%. Monthly principal and interest payments on the notes total $60,000. One of the notes has quarterly principal payments of $25,000 plus interest. Maturity dates on the notes range from December 2001 to September 2004. As of March 2002, the notes have been renegotiated to an outstanding balance of $0.2 million.

(4) On October 12, 2001, the Company signed a promissory note with one of its suppliers that converts $2.1 million in accounts payable owed to the supplier to a long-term note. The note bears interest at 7.5% per annum. Principal and interest payments are due monthly through June 2003. In February 2002, this note was canceled (see Note 17).

NOTE 7.  INCOME TAXES


In thousands                               2001                         2000                         1999
------------                               ----                         ----                         ----
Current -         Federal                 $     -                   $      (40)                     $   410
                  State                         -                          (16)                         133
Deferred -        Federal                       -                       14,200                        1,573
                  State                         -                        1,256                          574
                                          -------                    ---------                     --------

               Total provision             $    -                      $15,400                       $2,690
                                           ======                      =======                       ======

The income tax provision reconciled to the tax computed at statutory rates for the years ended December 31, is summarized as follows:


In thousands                                                   2001                 2000                 1999
------------                                                   ----                 ----                 ----

       Federal tax at statutory rate

       (35% in 2001, 2000, and 1999)                            $(7,408)            $(16,752)           $  3,512
       State income taxes (net of federal tax
         benefit)                                                (  779)                 806                 764
       Nondeductible charges                                         52                   40                 707
       Other adjustments                                         (  143)                 197                (124)
       Expiring business credits                                                          66                 504
       Adjustment of valuation allowance                          8,278               31,043              (2,673)
                                                             ----------            ---------           ----------
           Income tax provision                              $        -             $ 15,400            $  2,690
                                                             ==========             ========            ========


No net deferred tax assets have been recognized in the accompanying Consolidated Balance Sheets at December 31, 2001 and 2000, respectively. The components of the net deferred tax assets (liabilities) at December 31, 2001 and 2000 are as follows:


Deferred Assets (Liabilities)                                                       December 31,
----------------------------
In thousands                                                             2001                        2000
                                                                        ------                      ------
     Net loss carryforwards                                             $ 20,839                    $ 13,918
     Tax credit carryforwards                                              1,411                       1,411
     Inventory                                                             1,774                       3,274
     Pension                                                                   -                         128
     Postretirement                                                          281                         287
     Compensation and benefits                                             1,357                       1,818
     Capitalized software development costs                                1,746                       2,838
     Other deferred tax assets                                             3,257                       1,510
     Goodwill                                                              5,407                       5,151
     Research and development expenditures                                 6,786                       4,515
     Allowance for bad debts                                               1,331                       1,067
                                                                        --------                    --------
         Total deferred tax assets                                        44,189                      35,917
     Fixed asset depreciation                                             (1,771)                     (1,776)
                                                                       ----------                  ----------
         Total deferred tax liabilities                                   (1,771)                     (1,776)

     Net deferred tax assets                                              42,418                      34,141
     Less:  Valuation allowance                                          (42,418)                    (34,141)
                                                                      -----------                 -----------
         Total                                                        $        -                  $         -
                                                                      ===========                 ===========


Comdial periodically reviews the requirements for a valuation allowance and makes adjustments to such allowances when changes in circumstances result in changes in management's judgment about the future realization of deferred tax assets. Due to the three-year cumulative basis losses, the Company recorded a valuation allowance equal to its net deferred tax assets of $42.4 million and $34.1 million for the years ended December 31, 2001 and 2000, respectively. For the years ended December 31, 2001, 2000 and 1999, the Company recorded an increase of its valuation allowance of $8.3 million, $33.8 million, and a decrease of $2.7 million, respectively.

At December 31, 2001 Comdial had net operating loss and credit carryovers of approximately $55.9 million expiring beginning in 2002 through the year 2021.

NOTE 8: EARNINGS (LOSS) PER SHARE

Unexercised options to purchase 68,133; 70,110 and 71,986 shares of common stock for the years ended December 31, 2001, 2000 and 1999, respectively, were not included in the computations of diluted loss per share because assumed conversion would be antidilutive.

The following table discloses the annual EPS information for the years ended December 31, 2001, 2000 and 1999.


In thousands except per share data                                     2001              2000              1999
                                                                    -----------       -----------        ----------
Basic:

Net loss                                                             ($21,155)         ($63,264)            $7,343
                                                                   ============       ===========        ==========
Weighted average number of common shares outstanding during
the period                                                                613               612                596
Add - Deferred shares                                                       1                 1                  1
                                                                    -----------       -----------        ----------

Weighted average number of shares used in calculation of basic
earnings per common share                                                  614              613               597
                                                                    ===========       ===========        ==========

Basic EPS                                                              ($34.45)        ($103.20)           $12.30
                                                                    ===========       ===========        ==========

Diluted:

Net loss                                                              ($21,155)        ($63,264)           $7,343
                                                                    ===========       ===========        ==========

Weighted average number of shares used in calculation of
basic earnings per common share                                            614              613               597
Effect of dilutive stock options                                            --               --                 2
                                                                    -----------       -----------        ----------

Weighted average number of shares used in calculation of
diluted earnings per common share                                          614              613               599
                                                                    ===========       ===========        ==========

Diluted EPS                                                            ($34.45)        ($103.20)           $12.26
                                                                    ===========       ===========        ==========


During the years ended December 31, 2001, 2000 and 1999, 567, 17,469, and 549 options were exercised at a weighted average exercise price of $0, $122.25, and $35.10, respectively.

NOTE 9. PENSION AND SAVINGS PLANS

Comdial currently has two pension plans that provide benefits based on years of service and an employee's compensation during the employment period. One plan is a qualified plan for all employees of Comdial and the other, which was initiated in April 1999, is a non-qualified plan ("Retirement Benefit Restoration Plan"). The non-qualified plan is strictly for executive officers and/or highly compensated employees who are designated as a participant of the plan by the Compensation Committee of Comdial. The non-qualified plan is not funded.

The calculation of pension benefits prior to 1993 was based on provisions of two previous pension plans. One plan provided pension benefits based on years of service and an employee's compensation during the employment period. The other plan provided benefits based on years of service only. The funding policy for the plans was to make the minimum annual contributions required by applicable regulations. Assets of the plans are generally invested in equities and fixed income instruments.

In July 2000, the Company froze the Retirement Benefit Restoration Plan, and in September 2000, the Company froze the qualified pension plan, thereby eliminating any further benefit accrual by employees in either of the plans. This action by the Company resulted in a one-time curtailment loss of $0.5 million. In addition, the Company recognized a settlement gain of $0.1 million on the payment of lump-sum retirement benefits to certain of its employees under the Retirement Benefit Restoration Plan, in 2000.

The following table sets forth the change in projected benefit obligations of the pension plans during 2001 and 2000.


In Thousands                                                      2001                 2000
                                                              ----------           ----------
       Benefit obligation at beginning of year                 $25,603               $25,786
       Service Cost                                                  -                 1,051
       Interest Cost                                             1,870                 1,938
       Actuarial loss (gain)                                    (  494)                1,019
       Benefits paid                                            (1,546)               (1,776)
       Curtailment adjustment                                        -                (2,559)
       Settlement adjustment                                         -                   144
                                                              ----------           ----------
           Benefit obligation at end of year                   $25,433               $25,603
                                                              ==========           ==========

The following tables sets forth the change in plan assets of the pension plans and amounts recognized in Comdial's Consolidated Balance Sheets at December 31, 2001 and 2000.


In thousands                                                      2001                  2000
                                                              ----------           ----------
     Fair value of plan assets at beginning of year            $25,170               $24,080
     Actual return on plan assets                                1,873                   907
     Employer contribution                                           -                 1,959
     Benefits paid                                              (1,546)               (1,776)
                                                              ----------           ----------
              Fair value of plan assets at end of year         $25,497               $25,170
                                                              ==========           ==========

     Funded status                                                 $64                $ (433)
     Unrecognized actuarial gain                                  (253)                  (71)
     Unrecognized prior service cost                                 -                     -
                                                              ----------           ----------
     Net amount recognized                                    $   (189)              $  (504)
                                                              ==========           ==========
     Amounts recognized in the Consolidated Balance
         Sheets consist of:

         Prepaid benefit cost                                   $2,147                $1,678
         Accrued benefit liability                              (2,336)               (2,182)
                                                              ----------           ----------
              Net amount recognized                           $   (189)             $   (504)
                                                              ==========           ==========


The Retirement Benefit Restoration Plan has projected benefit obligations of $1.2 million and $2.0 million at December 31, 2001 and 2000, respectively, with no plan assets.

Assumptions used in accounting for the plans as of December 31 were as follows:

                                                                   2001                2000               1999
                                                                ----------           --------           ---------
Discount rate                                                       7.25%              7.50%               8.00%
Expected return on plan assets                                      9.00%              9.00%               9.00%
Rate of compensation increase                                       N/A                4.50%               4.50%

Net periodic pension cost (benefit) for 2001, 2000 and 1999 included the following components:

In thousands                                                        2001               2000               1999
                                                                ----------           --------           ---------
     Service cost                                             $         -            $  1,051           $  1,758
     Interest cost                                                  1,870               1,938              1,692
     Expected return on plan assets                                     -              (2,050)            (1,777)
     Amortization of prior service cost                            (2,185)                186                124
     Settlement gain                                                    -                (112)                 -
     Curtailment loss                                                   -                 464                  -
     Recognized actuarial loss (gain)                                   -                 (17)                68
                                                                ----------           --------           ---------
         Net periodic pension cost (benefit)                     $   (315)           $  1,460           $  1,865
                                                                ==========           ========           =========


In addition to these pension benefits, Comdial contributes to a 401(k) plan, based on employee's contributions. Participants can contribute from 1% to 17% of their salary and Comdial will match contributions equal to 50% of the participant's contribution up to the first 6%. Comdial's total expense for the matching portion of the 401(k) plan for 2001, 2000 and 1999 was $0.4 million, $0.6 million and $0.6 million, respectively.

NOTE 10. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

Comdial provides certain health care coverage (until age 65), which is subsidized by the retiree through insurance premiums paid to Comdial, and life insurance benefits for substantially all of its retired employees. The effect of SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," on operating income for 2001 was income of $0, compared to income for 2000 of $12,000 and expense for 1999 of $137,000. The postretirement benefit obligation is not funded and does not include any provisions for securities, settlement, curtailment, or special termination benefits. In 1993, when SFAS No. 106 went into effect, Comdial elected to amortize the cumulative effect of this obligation over 20 years (see unrecognized transition obligation in the table below).

During fiscal 2000, Comdial eliminated this benefit, except to the extent employees had already earned them, and ceased to accrue any additional postretirement benefits under the program previously accounted for in accordance with SFAS No. 106. The postretirement benefit obligation was reduced by $0.7 million with a corresponding decrease to the unrecognized transition obligation. The effects of this transaction on fiscal 2000 earnings were negligible.

The following table sets forth the change in postretirement benefit obligations and amounts recognized in Comdial's Consolidated Balance Sheets at December 31, 2001 and 2000.

In thousands                                                     2001                 2000
------------                                                   ----------           ----------
     Benefit obligation at beginning of year                   $   388               $ 1,074
     Service cost                                                    4                     4
     Interest cost                                                  29                    27
     Plan participants' contributions                                5                    13
     Actuarial loss/(gain)                                           6                    17
     Benefits paid                                                 (20)                  (40)
     Curtailment effect                                              -                  (707)
                                                              ----------           ----------
     Benefit obligation at December 31                         $   412               $   388
                                                              ==========           ==========

The following tables set forth the change in plan assets of the postretirement benefits and amounts recognized in Comdial's Consolidated Balance Sheets at December 31, 2001 and 2000.

In thousands                                                     2001                 2000
                                                              ----------           ----------
     Fair value of plan assets at beginning of year           $      -             $       -
     Employer contribution                                          15                    27
     Plan participants' contributions                                5                    13
     Benefits paid                                                 (20)                   (40)
     Fair value of plan assets at December 31                 $      -                     -
                                                              ----------           ----------
     Funded status                                            $   (412)            $    (388)
                                                              ==========           ==========

         Unrecognized transition obligation                        401                   438
         Unrecognized actuarial gain                              (735)                 (812)
                                                              ----------           ----------
     Accrued benefit cost                                     $   (746)            $    (762)
                                                              ==========           ==========

Assumptions used in accounting for the plans as of December 31 were as follows:

                                                                2001              2000              1999
                                                              --------          --------           --------
Discount Rate                                                  7.25%              7.50%              8.00%


For measurement purposes, a 6.5% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2001. The rate was assumed to decrease gradually to 5.25% for 2005 and remain at that level thereafter.

Net periodic postretirement (benefit) cost for 2001, 2000, and 1999, included the following components:


In Thousands                                                    2001              2000              1999
                                                              --------          --------           --------
     Service cost                                             $    3             $       4         $   37
     Interest cost                                                29                    27             74
     Amortization of unrecognized transition
       obligation                                                 37                    37              91
     One-time curtailment income                                   -                    (6)
     Recognized actuarial gain                                   (69)                  (74)            (65)
                                                              --------           ----------        ---------
           Net postretirement (benefit) cost                  $    -                  ($12)        $   137
                                                              ========           ==========        =========

Assumed health care cost trend rates could have a significant effect on the amounts reported for the health care plans. A one-percentage point change in assumed health care cost trend rates would have the following effects:


In thousands
                                                                    One-percentage                One-percentage
                                                                    Point Increase                Point Decrease
Effect on total of service and interest                                $  1                            ($1)
     cost components
Effect on postretirement benefit obligation                            $ 27                           ($27)

NOTE 11. STOCK-BASED COMPENSATION PLANS

As of December 31, 2001, Comdial had two stock-based compensation plans. The 1992 Stock Incentive Plan (the "Incentive Plan") provides for stock options to purchase shares of Common Stock which may be granted to officers, directors and certain key employees as additional compensation. Pursuant to the terms of the 1992 Non-employee Directors Stock Incentive Plan (the "Directors Stock Incentive Plan"), each non-employee director shall be awarded 222 shares of Comdial's Common Stock for each fiscal year Comdial reports income. In January 1997, in accordance with the terms of the Directors Stock Incentive Plan, the board of directors adopted a resolution suspending 56 of the 222 shares of Comdial's common stock automatically awarded to non-employee directors under such circumstances. In 2000, each non-employee director was awarded 167 shares related to income earned by Comdial for fiscal year 1999. No amounts were awarded for 2000 or 2001. The plans are composed of stock options, restricted stock, nonstatutory stock, and incentive stock. Comdial's incentive plans are administered by the Compensation Committee of Comdial's Board of Directors.

As of December 31, 2001, there were 133,333 shares of Comdial's Common Stock reserved for issuance under the Incentive Plan that was approved by the stockholders in 1996, including 13,333 shares of Comdial's Common Stock reserved for issuance under the Directors Stock Incentive Plan. Of this amount, 33,333 shares had not been granted under either plan. Comdial has previously accepted notes relating to the non-qualified stock options exercised by officers and employees. These notes receivable relating to stock purchases amounted to $0, $0 and $150,000 at December 31, 2001, 2000 and 1999, respectively, and have been deducted from Stockholders' Equity (Deficit).

Options granted in 2001 and 2000 have a maximum term of ten years and vest in installments of 50%, 25% and 25% per year on each of the first through the third anniversaries of the grant date. Options issued in 1999 vest in installments of 33% per year on each of the first through the third anniversaries of the grant date. All options granted through the Incentive Plan are granted at an exercise price equal to the market price of Comdial's Common Stock on the grant date.

Information regarding stock options granted under the Incentive Plan is summarized below:


                                                2001          (1)          2000          (1)        1999        (1)
                                           ------------ ------------- ------------ ------------ ---------- ----------
Options outstanding
     January 1;                                 70,110        $81.30       71,986      $129.9      73,614    $133.95
     Granted                                    48,324         11.55       48,567        50.10     14,696     112.65
     Exercised                                    (567)            -     (17,469)       122.25       (549)     35.10
     Terminated                               (49,734)         82.65     (32,973)       123.15    (15,775)    136.20
                                           ------------ ------------- ------------ ------------ ---------- ----------
           Option outstanding,
           December 31;                         68,133         44.25      70,111         79.65     71,986     129.90
                                           ============ ============= =========== ============  =========  =========

    Options exercisable,
     December 31;                               27,096         44.55       7,717        134.40     39,898     128.55
                                           ------------ ------------- ------------ ------------ ---------- ----------
     Per share ranges of options
       outstanding at December 31              $4.20-$202.50             $ 21.15-$202.50           $21.15-$202.50
                                           -------------------------- ------------------------- ---------------------

     Dates through which options
       outstanding at December 31,                                 -            -            -          -          -
          were exercisable
                                               1/2002 - 12/2011           1/2001 - 12/2010        1/2000 - 12/2009
                                           -------------------------- ------------------------- ---------------------


(1) Weighted-average exercise price.

The following table summarizes information concerning currently outstanding and exercisable options at December 31, 2001:


                                          Options Outstanding                            Options Exercisable
                           --------------------------------------------------   ------------------------------------

                              Number       Weighted-Average      Weighted-Average   Number Exercisable  Weighted Average
   Range of Exercise        Outstanding       Remaining             Exercise               at              Exercise
        Price               at 12/31/01    Contractual Life          Price                12/31/01           Price
---------------------    ----------------  ------------------   ------------------   ------------------  --------------

$ 4.20 to 20.25                 28,996            9.4             $ 6.00               13,296              $4.05
$20.25 to 40.50                 24,539            8.5              28.20                5,604              28.05
$40.50 to 60.75                    667             .3              45.00                  667              45.00
$60.75 to 101.25                   256            2.8              86.85                  256              86.85
$101.25 to 121.50                2,181            6.1             113.55                1,611             113.25
$121.50 to 141.75                2,150            4.2             133.05                2,150             133.05
$141.75 to 162.00                  267            2.1             158.86                  267             158.85
$162.00 to 182.25                1,927            6.0             164.10                1,927             164.10
$182.25 to 202.50                7,150            8.2             188.10                1,318             190.95

4.20 to 202.50          ----------------  ------------------   ------------------   ------------------  --------------
                                68,133            8.5             $44.25               27,096             $44.55
                        ================  ==================   ==================   ==================  ==============



The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                         2001                    2000                   1999
                                                  ---------------           -------------            -------------
Risk-free interest rate                                  3.039%                  6.03%                   5.15%
Expected Life                                            7.36                    5.10                    6.5
Expected volatility                                     110.3%                     87%                    65%
Expected dividends                                       None                    None                    None


If compensation cost for Comdial's Stock Incentive Plans had been determined based on the fair value at the grant dates for awards under the plan, consistent with the method prescribed by SFAS No. 123, Comdial's net income (loss) and earnings (loss) per share would have been shown in the pro forma amounts indicated below:

In thousands except per share amounts                                 2001                2000              1999
                                                                --------------       -------------     --------------
Net (loss) income;         As reported                            $(21,155)            $(63,264)        $   7,343
                           Additional
                           compensation
                           expense                                   1,055                1,360             1,327
                           Pro forma                              $(22,210)            $(64,624)        $   6,016
Basic (loss) earnings per share:

                                                                   $(34.45)           $ (103.20)         $  12.30
                           As reported                              (36.17)           $ (105.42)         $  10.08
                           Pro forma
Diluted (loss) earnings per share:

                           As reported                             $(34.45)           $ (103.20)         $  12.26
                           Pro forma                                (36.17)           $ (105.42)         $  10.04


The weighted average fair value of options granted in which the option price equaled the fair market value of the Company's stock on the date of grant is $7.65, $41.10 and $92.10 for the years ending December 31, 2001, 2000 and 1999 respectively.

NOTE 12. SEGMENT INFORMATION

During 2001 and 2000, substantially all of the Company's sales, net income, and identifiable net assets were attributable to the telecommunications industry with over 98% of sales occurring in the United States.

In the fourth quarter of 2000, the Company adopted a Restructuring Plan, the principal terms of which are discussed in Note 15 below. In 2001, pursuant to this plan, the Company discontinued the prior organization and consolidated its Strategic Business Unit ("SBU") segments that were defined as Comdial Convergent Communications Corporation, Comdial Enterprise Solutions, Inc., Key Voice Technologies, Comdial Business Communications Corporation and Array. The consolidation of these business units resulted in the organization of product segments to correspond with the industry background of primary business and product offerings which fall into three categories: (1) voice switching systems for small to mid-size businesses, (2) voice messaging systems, and (3) computer telephony integration ("CTI") applications and other. Each of these categories is considered a business segment, and with respect to their financial performance, the costs associated with these segments can only be quantified and identified to the gross profit level for each segment. These three product segments comprise substantially all of Comdial's sales to the telecommunications market.

The information in the following tables is derived directly from the segments internal financial reporting used for management purposes. Unallocated costs include operating expenses, goodwill amortization, interest expense, other miscellaneous expenses, and income tax expense. Comdial does not maintain information that would allow assets, liabilities, or unallocated costs to be broken down into the various product segments as most of these items are shared in nature.

The following tables show segment information for the years ended December 31:

(In thousands)                                                  2001                  2000                1999
                                                          --------------         -------------       --------------
Business Segment Net Sales
     Switching                                               $53,511               $49,545               $81,868
     Messaging                                                15,183                28,014                38,907
     CTI & Other                                               7,473                12,005                19,982
                                                          --------------         -------------       --------------
       Net sales                                             $76,167               $89,564              $140,757
                                                          ==============         =============       ==============

(In thousands)                                                  2001                  2000                  1999
                                                                ----                  ----                  ----
Business Segment Profit
     Switching                                               $14,346                $5,646               $29,148
     Messaging                                                 8,967                13,248                21,943
     CTI & Other                                                 445                (7,045)                4,112
                                                          --------------         -------------       --------------
       Gross profit                                           23,758                11,849                55,203
     Operating expenses                                       43,147                55,879                43,251
     Interest expense, net                                     2,759                 2,902                 1,633
     Miscellaneous expense - net                                 454                   932                   286
Gain on sale of assets                                        (1,447)                    -                     -
                                                          --------------         -------------       --------------
       Loss before income taxes                             ($21,155)             ($47,864)              $10,033
                                                          ==============         =============       ==============

Comdial had sales in excess of 10% of net sales to three customers as follows:

In thousands                                                2001                   2000                  1999
------------                                           --------------         -------------         --------------
Sales:
     ALLTEL Supply, Inc.                                $  9,148                  $14,563              $24,393
     Graybar Electric Company, Inc.                       29,770                   24,683               34,750
     Sprint/North Supply, Inc.                            11,007                   16,035               25,323
Percentage of net sales:
     ALLTEL Supply, Inc.                                      12%                      16%                  17%
     Graybar Electric Company, Inc.                           39%                      28%                  25%
     Sprint/North Supply, Inc.                                14%                      18%                  18%
Net sales of all three:
     Switching                                            46,272                  $49,894              $75,517
     Messaging                                             3,653                    5,387                8,949
                                                       --------------         -------------         --------------
     Net sales                                           $49,925                  $55,281              $84,466
                                                       ==============         =============         ==============


NOTE 13. COMMITMENTS AND CONTINGENT LIABILITIES

Comdial currently and from time to time is involved in litigation arising in the ordinary course of its business. Those that the Company believes may have a significant impact on it are described below. Comdial can give no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on its results of operations, cash flows or financial condition.

On March 5, 2001, William Grover, formerly a senior vice president of Comdial, filed suit in state court in Charlottesville, Virginia alleging breach of an employment contract and defamation, and seeking compensatory, punitive and exemplary damages in the total amount of $1.9 million, plus interest. Among other things, Mr. Grover claims that the for-cause termination of his employment was unjustified and that he is therefore entitled to all benefits accrued to him pursuant to the Company's executive retirement plan. The Company removed this case to the federal district court for the Western District of Virginia, because Mr. Grover's state law claims against Comdial are preempted by federal law, specifically ERISA. Presently, Mr. Grover is seeking to remand the case back to state court. Comdial believes it has adequate substantive and procedural defenses against all claims made against Comdial in this matter and no amounts have been accrued.

On October 5, 2000, William G. Mustain resigned as president and chief executive officer of Comdial. On the same date, Comdial agreed to pay Mr. Mustain his normal salary for the remainder of 2000 plus severance in the amount of $0.1 million per year for three years beginning on January 1, 2001. Mr. Mustain was also entitled to be paid approximately $1.7 million in three installments over a 15 month period plus certain fringe benefits under Comdial's Retirement Benefit Restoration Plan (the "Plan"). In 2001, Comdial made the initial payment of $0.6 million under the Plan. However, on June 30, 2001, Comdial notified Mr. Mustain that it would not make payment of the second $0.6 million installment due under the Plan because of its financial condition, as permitted under the terms of the agreement with Mr. Mustain. On December 27, 2001, Comdial reached agreement with Mr. Mustain on modified terms with respect to the remaining amounts due to him. In lieu of those remaining amounts due of $1.1 million, Comdial agreed to pay Mr. Mustain a total of approximately $0.3 million, payable in five annual installments commencing in 2004. No gain will be recognized until the Plan is liquidated. Comdial also agreed to continue to pay Mr. Mustain the aforementioned severance pay through the three-year severance period that expires on December 31, 2003. All amounts due Mr. Mustain have been accrued as of December 31, 2001.

On September 28, 2001, Baisch & Skinner, Inc. ("Baisch") filed suit against Comdial and a second defendant, Barron Communications, Inc. ("Barron") in St. Louis County, Missouri, alleging multiple counts of breach of contract and breach of warranty in connection with an agreement involving the installation by Barron of a communications system at Baisch's place of business. The suit seeks $78,000 in compensatory damages and unspecified incidental and consequential damages, interest and costs. Comdial believes it has ample defenses to the claims alleged in this matter. The matter is currently in the discovery phase. No amounts have been accrued.

On October 2, 2001, ePHONE Telecom, Inc. filed for arbitration against Comdial in Washington, DC, alleging fraud in the inducement, among other things, arising from the alleged breach of an asset purchase and software license agreement. ePHONE is seeking rescission of the agreement and a return of the full amount of $2.7 million paid to us thereunder. Comdial will vigorously defend itself against ePHONE's allegations and it has filed counterclaims against ePHONE for an amount in excess of $2.0 million based on ePHONE's failure to make minimum royalty payments due under the agreement and for loss of future revenues based on ePHONE's breach of the agreement and the resulting termination thereof. On March 20, 2002, ePHONE requested leave to clarify its original claim by asserting $5.0 million in compensatory damages and $5.0 million in punitive damages in addition to the damages described above. No ruling has been made on that request. Comdial believes it has ample defenses to the claims alleged against Comdial in this matter. No amounts have been accrued.

On November 2, 2001, Comdial reached a settlement of a lawsuit filed against the Company by Rates Technology Inc. ("RTI") in the Eastern District of New York alleging that certain of its products had infringed an expired patent held by RTI. According to the settlement agreement, Comdial agreed to pay an amount not in excess of $0.5 million pursuant to a promissory note payable in quarterly installments through August 2004 in exchange for dismissal of the suit against Comdial and King Technologies, Inc. ("King"). King had been named as an additional defendant in the suit under an amendment by RTI to its initial complaint. The specific financial terms of the settlement are confidential. As of December 31, 2001, the settlement amount had been accrued. On February 13, 2002, Comdial reached agreement with RTI on modified payment terms under the aforementioned promissory note. The note has been paid in full.

NOTE 14. QUARTERLY FINANCIAL DATA (UNAUDITED)

The following presents the Company's quarterly financial data for the last two years:


In thousands except                                                         First                    Second
per share amounts                                                          Quarter                   Quarter
------------------                                                   -------------------         ---------------
2001
       Net Sales                                                              $18,115                  $20,261
       Gross Profit                                                             7,801                    7,915
       Goodwill amortization                                                      671                      425
       Restructuring                                                               --                       --
       Impairment of long-lived assets                                             --                       --
       Interest expense                                                           690                      598
       Net loss                                                                (1,092)                  (2,766)
       Net loss per
       common share:  Basic                                                     (1.78)                   (4.51)
                      Diluted                                                   (1.78)                   (4.51)
--------------------------------------------------------------------------------------------------------------
2000

       Net Sales                                                              $30,266                  $18,506
       Gross Profit                                                            11,843                    1,546
       Goodwill amortization                                                      799                      798
       Restructuring                                                               --                       --
       Impairment of long-lived assets                                             --                       --
       Interest expense                                                           607                      616
       Net loss                                                                (2,333)                  (4,848)
       Net loss per
       common share:  Basic                                                     (3.84)                   (7.88)
                      Diluted                                                   (3.84)                   (7.88)


-----------------------------------------------------------------------------------------------------------------
In thousands except                                                         Third                      Fourth
per share amounts                                                          Quarter                     Quarter
------------------------------------------------------------------------------------------------------------------
2001
       Net Sales                                                              $22,882                  $14,909
       Gross Profit                                                             7,342                      700
       Goodwill amortization                                                      423                      423
       Restructuring                                                              396                       90
       Impairment of long-lived assets                                             --                    3,224
       Interest expense                                                           834                      637
       Net loss                                                                (2,997)                 (14,300)
       Net loss per
       common share:  Basic                                                     (4.88)                  (23.25)
                      Diluted                                                   (4.88)                  (23.25)
-------------------------------------------------------------------------------------------------------------------
2000

       Net Sales                                                              $24,049                  $16,743
       Gross Profit                                                             4,277                   (5,817)
       Goodwill amortization                                                      799                      799
       Restructuring                                                               --                    2,355
       Impairment of long-lived assets                                             --                    7,425
       Interest expense                                                           745                      934
       Net loss                                                                (5,137)                 (50,946)
       Net loss per
       common share:  Basic                                                     (8.35)                  (82.97)
                      Diluted                                                   (8.35)                  (82.97)


Previously reported quarterly information has been revised to reflect certain reclassifications. These reclassifications had no effect on previously reported consolidated net income. See Note 1.

NOTE 15. RESTRUCTURING

In 2000, due to declining market conditions, unfavorable economic factors, uncompetitive product costs, and excess inventory levels, the Board of Directors and management deemed it necessary to develop a plan to restructure the Company. This plan was approved by the Board of Directors, and implementation commenced during the fourth quarter of 2000.

Significant terms of the restructuring plan ("the Plan") included outsourcing the manufacturing operations, reducing the Company's workforce and selling the headquarters and manufacturing facility. Pursuant to the Plan, 152 employees were terminated effective December 15, 2000; another 222 employees were notified as of December 28, 2000 that their positions would be eliminated in fiscal 2001. The employees to be terminated were part of the manufacturing function and related general and administrative positions in Charlottesville, Virginia. As of December 31, 2001, a total of 342 employees have been terminated as part of the Plan and the remaining 32 employees are expected to leave by April 2002.

On September 28, 2001, as a result of the downturn in the economy and the events of September 11, 2001, management and the Board approved and executed a second restructuring plan. The plan was designed to achieve certain operational and financial efficiencies throughout the organization. A contingency plan was also developed to quickly react if the disaster proved to cause more serious economic effects to the Company. Significant terms of the second plan included downsizing the workforce in both the Sarasota and Charlottesville locations. Accordingly, reductions were made across several departments including sales, finance, manufacturing, engineering, and technical support. Thirty employees in total were terminated. Employees were notified as of September 28, 2001 that their positions had been eliminated.

During the month of October, the Company decided that further restructuring was required. During November 2001, a third restructuring plan was announced. The Company decided to make changes to the engineering department, as well as cut expenses further in light of the events of September 11 and the effects that this event had on the sales of its products. The Company announced that it would be outsourcing the entire production and assembly work in Charlottesville. During November 2001, it was announced that the Company would eliminate more than 75 positions between November 2001 and April 2002 as it executes this exit from manufacturing.

As of December 31, 2000, the Company accrued severance and related benefits in the amount of $2.4 million related to the Plan. During 2001, the Company accrued an additional $0.8 million of severance and related benefits for the September and November restructurings. During 2001, the Company made cash severance payments of $2.3 million relating to the 2000 and 2001 restructurings. During 2001, $0.4 million was reduced from the restructuring accrual for employees who terminated their employment voluntarily before their severance date and, therefore, received no severance pay. As of December 31, 2001, the Company has a remaining obligation of $0.5 million related to severance and related benefits, which will be paid during 2002. These amounts are included in accrued payroll and related expenses in the accompanying December 31, 2001 consolidated financial statements.

NOTE 16. IMPAIRMENT OF LONG-LIVED ASSETS

During 2001 and 2000, Comdial recorded impairment losses on long-lived assets, including goodwill, of $3.2 million and $7.4 million, respectively. Asset impairments for 2001 and 2000 of $1.0 million and $0.3 million, respectively, were required related to the manufacturing equipment that will be disposed as a result of the outsourcing of Company's manufacturing operations. The asset impairments were measured by the excess of the carrying value of the assets over the fair value of the assets. Fair value of the assets was determined by independent valuations and quoted market prices. The Company expects to realize an annual savings of $0.3 million due to the cessation of depreciation on the assets held for disposal.

Other impairment losses consisted of capitalized software development costs in the amount of $1.4 million and $0.4 million for 2001 and 2000, respectively, related to discontinued products. These losses were based on a comparison of the projected undiscounted cash flows to the carrying value of these assets. In 2000, $3.9 million of software purchased for internal use that was no longer going to be utilized due to the Company's downsizing was written off.

In March 2000, the Company sold the assets of its wholly owned subsidiary, Array. Pursuant to the sale of the assets, the Company licensed its technology to ePHONE. The Company was to receive royalty fees based on certain gross sales over a five-year period. The Company determined that the present value of the future cash flows related to the licensing agreement was less than the carrying value of the goodwill. Accordingly, the Company recorded a $2.8 million impairment loss on goodwill during 2000. Due to ePHONE filing arbitration against the Company on October 2, 2001 (see Note 13), Comdial deemed the remaining goodwill balance of $0.8 million in 2001 to be impaired and recorded a loss for this amount.

NOTE 17. SUBSEQUENT EVENTS

See Note 6 for subsequent events related to long-term debt.

In the first quarter of 2002, the Company reached agreements with certain vendors and other creditors to forgive $7.1 million in current non-bank obligations, net of fees payable to the debt management firm that the Company hired to assist with these efforts. These liabilities included amounts owed to a former distributor of the Company's products, several component parts suppliers and a seller of industrial equipment. The gains on forgiveness of $4.6 million will be recognized in 2002.

Included in the non-bank obligations reduction is $2.1 million related to a promissory note that was canceled by a supplier upon Comdial returning the original inventory purchased from the supplier. Upon return of the inventory, Comdial entered into a purchase commitment with the supplier to repurchase the inventory by January 2007, with a minimum monthly purchase amount of $25,000. Also included in the non-bank obligations reduction is $0.5 million related to a supplier canceling the amount owed by

Comdial in exchange for a purchase commitment of $0.8 million for product that Comdial must purchase by December 2002.

NOTE 18. RESTATEMENT

Subsequent to the issuance of Comdial's financial statements as of and for the year ended December 31, 2001, the Company's management determined that certain raw materials had been shipped and sold to an outsourcer during 2001, but the inventory shipment had not been invoiced. When the Company completed a physical inventory in December 2001, the Company charged cost of sales for the $0.6 million reduction in inventory instead of recording a receivable. Under the terms of our outsourcing arrangement, these sales were equal to the inventory cost. When the error was identified in 2002, the outsourcer agreed that the amounts are owed to the Company and has agreed to allow the Company to reduce amounts otherwise owed to the outsourcer by this $0.6 million. As a result, the financial statements as of and for the year ended December 31, 2001, have been restated from amounts previously reported to appropriately account for the sale of these raw materials. A summary of the significant effects of the restatement is as follows:

                                                 As Previously
In thousands, except per share amounts             Reported         As Restated

For the year ended December 31, 2001:

       Cost of goods sold                            $53,053          $52,409
       Gross profit                                   23,114           23,758
       Net loss                                       (1,799)         (21,155)
       Earnings per share:  basic and diluted        ($35.55)         ($34.45)

As of December 31, 2001:

       Accounts receivable                           $10,915          $11,559
       Accumulated deficit                          (132,508)        (131,864)

NOTE 19. REVERSE STOCK SPLIT

Effective November 26, 2002, the Company effectuated a reverse stock split at a ratio of one share for every fifteen shares of the Company's common stock. All share and per share data have been adjusted to give retroactive effect to the reverse stock split.

                               COMDIAL CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                             NINE MONTHS ENDED
                                  ----------------------------------------
IN THOUSANDS, EXCEPT PER SHARE      SEPTEMBER 30,        SEPTEMBER 30,
   AMOUNTS                               2002                 2001
                                  ----------------     -------------------

Net sales                             $ 37,764            $  61,258
Cost of goods sold                      25,345               38,200
                                  ----------------     -------------------
   Gross profit                         12,419               23,058
Operating expenses Selling,
   general & administrative             15,353               22,556
Engineering, research &

   development                           4,217                5,178
Stock compensation expense                 572                   --
Restructuring                               --                  396
Goodwill amortization expense               --                1,518
                                  ----------------     -------------------
Total operating expenses                20,142               29,648

Operating loss                          (7,723)              (6,590)
Other expense (income) Interest
   expense, net                          6,984                2,119
Loss (gain) on sale of assets              417               (2,099)
Miscellaneous (income) expense,
   net                                 (23,079)                 245
                                  ----------------     -------------------
Income (loss) before income
taxes                                    7,955               (6,855)
Income tax (expense) benefit                --                   --

Net income (loss)                        7,955               (6,855)

Preferred stock dividends                 (284)                  --
Gain on redemption of preferred
   stock                                 1,000                   --
                                  ----------------     -------------------
Net income (loss) applicable to
   common stock                       $  8,671              ($6,855)

Earnings (loss) per share:
   Basic                              $   8.09               (11.16)
   Diluted                            $   6.98               (11.16)
Earnings (loss) per share applicable
   to common stock:

     Basic                            $   8.82               (11.16)
     Diluted                          $   7.61               (11.16)
Weighted average shares
   outstanding:

     Basic                                 983                  614
     Diluted                             1,140                  614


   The accompanying notes are an integral part of these financial statements.

                      COMDIAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                                  SEPTEMBER 30,
                                                                      2002
IN THOUSANDS, EXCEPT PAR VALUE                                     (UNAUDITED)
------------------------------                                 -----------------

ASSETS

Current assets
Cash and cash equivalents                                          $     2,810
Accounts receivable (less allowance for doubtful accounts:
2002 - $1,301                                                            8,529
Inventories                                                              4,252
Prepaid expenses and other current assets                                  439
Deferred financing costs                                                 5,332
                                                                   -----------
Total current assets                                                    21,362

Property and equipment - net                                             4,871
Goodwill - net                                                           3,375
Capitalized software development costs - net                             5,775
Other assets                                                             3,844
                                                                   -----------
Total assets                                                       $    39,227
                                                                   -----------
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities

Accounts payable                                                   $     6,852
Accrued payroll and related expenses                                     1,568
Other accrued liabilities                                                2,568
Current maturities of debt                                                 732
                                                                   -----------
Total current liabilities                                               11,720
                                                                   -----------
Long-term debt                                                          15,971
Other long-term liabilities                                              2,010
                                                                   -----------
Total liabilities                                                       29,701
Stockholders' equity (deficit)
Convertible preferred stock, $10.00 par value, $10 per share liquidation preference (Authorized 2,000 shares; issued and
   outstanding: - 0;)                                                       --
Common stock, $0.01 par value (Authorized 10,000 shares;
   issued 4,194)                                                           629
Paid-in capital                                                        134,102
Treasury stock, 9 shares, at cost                                       (1,296)
Accumulated deficit                                                   (123,909)
                                                                   -----------
Total stockholders' equity (deficit)                                     9,526
                                                                   -----------
Total liabilities and stockholders'equity (deficit)                $    39,227
                                                                   -----------

                  Condensed from audited financial statements.

   The accompanying notes are an integral part of these financial statements.

                      COMDIAL CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)

                                                                                    NINE MONTHS ENDED
                                                                           ----------------------------------
                                                                           SEPTEMBER 30,        SEPTEMBER 30,
IN THOUSANDS                                                                    2002                 2001
------------                                                               --------------       -------------

Cash flows from operating activities:
Net income (loss)                                                          $  7,955              ($6,855)
Adjustments to reconcile net income (loss) to operating cash flows
Depreciation and amortization                                                 4,327                6,120
Accretion of discount on bridge notes                                         3,230                   --
Bad debt expense                                                                150                 (258)
Gain on liability restructuring                                             (20,090)                  --
Gain on lease renegotiation                                                  (2,834)                  --
Stock compensation expense                                                      572                   --
Inventory provision                                                             392                 (954)
Loss (gain) on sale of assets                                                   417               (2,099)
Changes in working capital components:
Accounts receivable                                                           2,915                 (547)
Inventory                                                                     2,843               (1,613)
Prepaid expenses and other assets                                               514                 (867)
Accounts payable                                                             (2,973)               9,045
Other liabilities                                                            (4,316)              (2,472)

Net cash used in operating activities                                        (6,898)                (500)

Cash flows from investing activities:

Proceeds from sale of American Phone Center                                      --                1,400
Proceeds from sale of assets                                                    272               12,814
Capital expenditures                                                            (25)                 (98)
Capitalized software additions                                                 (492)              (1,557)
                                                                           --------------       -------------
Net cash (used in) provided by investing activities                            (245)              12,559
                                                                           --------------       -------------
Cash flows from financing activities:

Proceeds from issuance of bridge notes                                        4,000                   --
Proceeds from issuance of private placement debt                             11,075                   --
Net repayments under revolver agreement                                      (5,750)             (12,220)
Principal payments under notes payable                                         (251)                (271)
Principal payments under capital lease obligations                             (360)                  (3)
                                                                           --------------       -------------
Net cash provided by (used in) financing activities                           8,714              (12,494)
                                                                           --------------       -------------
Net increase (decrease) in cash and cash equivalents                          1,571                 (435)
                                                                           --------------       -------------
Cash and cash equivalents at beginning of period                              1,239                2,428
                                                                           --------------       -------------
Cash and cash equivalents at end of period                                 $  2,810              $ 1,993
Supplemental information - Cash paid during the period for:
   Interest                                                                $  1,178              $ 1,751
                                                                           --------------       -------------
Supplemental Schedule of Non-Cash Investing and Financing Activities:
Accounts payable converted to notes payable                                $    288              $ 1,198


                                                                                    NINE MONTHS ENDED
                                                                           ----------------------------------
                                                                           SEPTEMBER 30,        SEPTEMBER 30,
IN THOUSANDS                                                                    2002                 2001
------------                                                               --------------       -------------

Assets acquired through capital lease transactions                            1,336                   --
Debt converted to preferred stock                                            10,000                   --
Warrants issued in connection with leasing arrangement                           99                   --
Warrants issued in connection with bridge financing                           2,001                   --
Warrants issued in connection with private placement financing                3,744                   --
Stock issued in connection with conversion of bridge notes                      533                   --


   The accompanying notes are an integral part of these financial statements.

                      COMDIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
               NINE MONTHS ENDED SEPTEMBER 30, 2002 - (UNAUDITED)

NOTE A.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements of Comdial Corporation ("the Company" or "Comdial") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Operating results for the nine months ended September 30, 2002, are not necessarily indicative of the results that may be expected for the year ended December 31, 2002.

For further information, refer to the audited consolidated financial statements and footnotes thereto for the year ended December 31, 2001 included elsewhere herein.

         RECLASSIFICATIONS

The Company has reclassified certain amounts for the nine months ended September 30, 2001 to conform to the 2002 presentation. These and other reclassifications had no effect on operating or net income.

NOTE B.  FINANCINGS

On June 21, 2002, Comdial completed a private placement by issuing 7% senior subordinated secured convertible promissory notes (the "Bridge Notes") in the aggregate principal amount of $2,250,000, pursuant to Subscription Agreements (the "Subscription Agreements") which provided for up to $4 million of bridge financing to the Company (the "Bridge Financing"). During the third quarter of 2002, additional proceeds of $1,750,000 were received to complete the Bridge Financing. Proceeds of the Bridge Financing were to be used for working capital and to accelerate development and delivery of Comdial's Small and Medium Business (SMB) telephony solutions. The Company's Board of Directors obtained a fairness opinion from the investment banking firm of Raymond James & Associates, Inc. in connection with this transaction.

Under the terms of the Bridge Financing, the purchasers had the right to convert 13.33% of the principal amount of their respective Bridge Notes into shares of common stock at a conversion price of $0.15 per share. Pursuant to the Subscription Agreement, the purchasers were granted, among other things, registration rights with respect to their shares of common stock issuable upon conversion of the Bridge Notes.

On or prior to September 27, 2002, each of the holders of the Bridge Notes exercised their right to convert 13.33% of the principal amount of the Bridge Notes (a total of $533,200) into shares of common stock at a conversion price of $0.15 per share. The Company issued an aggregate of 3,554,667 shares pursuant to such conversions.

On September 27, 2002, the Company consummated a closing of approximately $12.6 million under a private placement (the "Private Placement"), including the conversion of the remaining outstanding balance of Bridge Notes of approximately $3.5 million into this new debt. The Private Placement consisted of 7% subordinated secured convertible promissory notes (the "Placement Notes") and warrants to purchase an aggregate of approximately 4.2 million shares of the Company's common stock at an exercise price of $0.15 per share (the "Placement Warrants"). The Placement Notes are due in three years and provide for quarterly interest-only payments with the entire principal due upon maturity. The Placement Warrants, which were valued at $3.1 million using the Black Scholes method, were recorded as deferred financing costs and are being amortized over the term of the Placement Notes. An aggregate of .8 million of the Placement Warrants are subject to forfeiture, on a pro rata basis, if the Placement Notes are repaid during the first eighteen months following their issuance. Unless forfeited, the Placement Warrants vest after eighteen months and are exercisable until twenty-four months after issuance. The Placement Notes may in the future be convertible under certain circumstances at the option of the Company if the common stock of the Company trades at or above $15.00 for 20 consecutive trading days. The initial conversion price of the Placement Notes is $4.95 per share. The conversion price of the Placement Notes is subject to downward adjustment in the event of certain defaults. In addition, the common stock underlying the Placement Notes and the Placement Warrants are subject to certain registration rights.

On October 29, 2002, the Company conducted a second and final closing (the "Second Closing") under the Private Placement. The Second Closing included the issuance of $775,000 aggregate principal amount of 7% Notes, and 258,333 Placement Warrants. Of the Placement Warrants issued under the Second Closing, 51,667 are subject to forfeiture, on a pro rata basis, as described above.

Also on September 27, 2002, the Company consummated a private placement with Winfield Capital Corp. of $2.0 million (the "Winfield Transaction"). The Winfield Transaction consisted of 12% subordinated secured convertible promissory notes (the "Winfield Notes") and warrants to purchase .4 million shares of common stock at an exercise price of $0.15 per share (the "Winfield Warrants"). The Winfield Notes are due in three years and provide for quarterly interest-only payments with the entire principal due upon maturity. The Winfield Warrants, which were valued at $0.3 million using the Black Scholes method, were recorded as deferred financing costs. The Winfield Notes are convertible on the same terms and subject to the same conditions as the Placement Notes. The Winfield Notes are senior in right of payment and security to the Placement Notes, and the underlying shares of common stock are subject to certain registration rights.

As previously reported, on June 7, 2002, Comdial entered into an advisory agreement with Commonwealth Associates, L.P. ("Commonwealth") pursuant to which the Company engaged Commonwealth to perform financial advisory and consulting services in connection with the Bridge Financing and the restructuring of the Company's outstanding indebtedness to its senior bank lender (the "Debt Restructuring"). Commonwealth received 16,667 shares of Comdial's common stock upon signing of the agreement (the "Advisory Shares") and warrants (the "Advisory Warrants") to purchase 150,485 shares of common stock (representing 5% of our then outstanding fully-diluted capital stock) with an exercise price of $0.15 per share, upon the initial closing of the Bridge Financing on June 21, 2002. The Advisory Shares were valued using the stock price on the date of issuance and were expensed immediately. Commonwealth received additional Advisory Warrants of 76,462 because Comdial received additional proceeds of $1,750,000 from the Bridge Financing during the third quarter of 2003. The Advisory Warrants, which were valued at $2.0 million in total using the Black Scholes method, were recorded as deferred financing costs and amortized over the term of the Bridge Financing. The Advisory Warrants are exercisable at any time through June 21, 2007.

Pursuant to the Advisory Agreement, Commonwealth was also engaged to assist the Company in raising additional debt and/or equity securities and in securing a new senior lender. In connection with the Private Placement and the Winfield Transaction, Commonwealth received a 7% placement fee equaling approximately $1 million and approximately $0.3 million in expenses, which were recorded as deferred financing costs and are being amortized over the term of the Placement Notes and Winfield Notes. Also as a result of the Private Placement and the Winfield Transaction, the Company issued additional Advisory Warrants to Commonwealth to acquire a total of 454,727 shares of common stock at an exercise price of $0.15 per share. These warrants, which were valued at $0.3 million using the Black Scholes method, were recorded as deferred financing costs and are being amortized over the term of the

Placement Notes and Winfield Notes. The Company received $775,000 in new investments from the Second Closing on October 29, 2002. In connection with the Second Closing, Commonwealth received a 7% placement fee equaling approximately $55,000 and approximately $44,000 in expenses. The Company issued additional Advisory Warrants to Commonwealth to acquire 25,833 shares of common stock at an exercise price of $0.01 per share. Three representatives of Commonwealth now serve on the Board of Directors of the Company.

As previously reported, ComVest Venture Partners, L.P. ("ComVest"), an affiliate of Commonwealth, entered into an agreement with Bank of America, N.A., ("BofA"), the Company's senior lender, to purchase the senior secured debt position held by Bank of America in the Company and 66,667 shares of the Company's Series B Alternate Rate Preferred Stock (having a liquidation value of $10 million). Pursuant to such agreement, ComVest had the right to purchase for an aggregate of $6.5 million, the approximate $12.7 million in outstanding indebtedness owed by the Company to BofA and the 66,667 shares of Preferred Stock. Contemporaneously with the closing of the Private Placement and the Winfield Transaction, ComVest assigned its right to purchase the debt and the Preferred Stock to the Company, and the Company used $6.5 million of the proceeds of the Private Placement and the Winfield Transaction to effectuate the repurchase and to repay BofA in full (see Note C). In connection with this debt restructuring, Commonwealth received an advisory fee of $0.5 million, which was expensed immediately as a reduction of the gain on liability restructuring (see Note C). After considering the repayment of BofA, and the payment of fees and expenses, the Company received net proceeds of approximately $2.7 million (excluding the Second Closing), which will be used for working capital purposes.

Prior to these transactions, the Company had 613,655 shares of common stock issued and outstanding, and 2,000,000 shares were authorized pursuant to its Restated Certificate of Incorporation. On August 26, 2002, the Company obtained shareholder approval to increase the amount of authorized common stock under its Restated Certificate of Incorporation to 10 million. ComVest owns approximately 61% of the Company's common stock and is the holder of a Placement Note in the amount of $3,166,750. Michael S. Falk, Keith Rosenbloom and Travis Lee Provow, each of whom is a director of the Company, are managers of ComVest. Michael S. Falk is Chairman and Chief Executive Officer of Commonwealth. Commonwealth is an affiliate of ComVest and the placement agent (the "Placement Agent") for the Private Placement and the Winfield Transaction. Keith Rosenbloom, Harold Blue,
T. Lee Provow and Michael S. Falk are directors of Commonwealth Associates Management Company, Inc., which is the general partner of the Placement Agent. Michael S. Falk, T. Lee Provow, and Keith Rosenbloom are also directors of Comdial. Nickolas A. Branica, the Company's chief executive officer and a director, beneficially owns approximately 15% of the Company's common stock and is the holder of a Placement Note in the amount of $433,350.

As a result of its immediate convertibility into shares of common stock, the issuance of the Bridge Notes required shareholder approval under the corporate governance requirements of Nasdaq's Marketplace Rules. The failure to obtain shareholder approval prior to the issuance of the Bridge Notes resulted in the Company's shares being delisted from the Nasdaq SmallCap Market(R). The Company is attempting to have its common stock quoted on the NASD's OTC-BB. NASDAQ determined that the Company was not eligible for immediate listing on the OTC-BB because part of the delisting order related to public interest concerns. As of September 30, 2002, the Company's stock trades on the "pink-sheets." The application to be quoted on the OTC-BB must be filed by one or more broker-dealers and the Company must meet certain requirements, including that its filings under the Exchange Act must be current. Certain broker-dealers have applied with the NASD to have the Company's common stock quoted on NASD's OTC-BB; however, to date, the Company has not been granted the right to be quoted on the OTC-BB. There can be no assurance that the Company's stock will be quoted on the NASD's OTC-BB in the future, in which case the Company's stock will continue to trade through the pink-sheets.

NOTE C.  DEBT RESTRUCTURING

In the first quarter of 2002, the Company reached agreements with certain vendors and other creditors to forgive $3.8 million in current non-bank obligations, net of fees payable to the debt management firm that the Company hired to assist with these efforts. These liabilities included amounts owed to a former distributor of the Company's products, several component parts suppliers and a seller of industrial equipment. The gains on forgiveness of $1.8 million were recognized during the three months ended March 31, 2002 and are reported as miscellaneous income in the accompanying consolidated statements of operations. Additional agreements with vendors were made during the third quarter and the related gains on forgiveness of $0.2 million are reported as miscellaneous income in the accompanying consolidated statements of operations.

In July 2000, the Company froze its non-qualified pension plan, the Retirement Benefit Restoration Plan (the "Plan"), thereby eliminating any further benefit accrual by employees in the Plan. During the first quarter of 2002, the Company reached separate agreements (the "Agreements") with the three former executives of the Company who still had vested benefits under the Plan. The Agreements provide for aggregate monthly payments of $3,750 beginning in May 2002 and continuing for 36 months for a total of $0.1 million, with the remaining aggregate balance of $0.4 million to be paid in a lump sum in June 2005, for a total aggregate payout of $0.5 million. The Agreements settled all remaining liabilities of the Company pursuant to the Plan, thus the Company terminated the Plan and recognized a gain of $1.1 million, which is included as miscellaneous income in the accompanying consolidated statements of operations for the nine months ended September 30, 2002.

Included in the non-bank obligations reduction in the first quarter of 2002 is $2.1 million related to a promissory note that was canceled by a supplier upon Comdial returning the original inventory purchased from the supplier. Upon return of the inventory, Comdial entered into a purchase commitment with the supplier to repurchase the inventory by January 2007, with a minimum monthly purchase amount of $25,000. No gain or loss was recognized on this transaction. As of September 30, 2002, the Company had sufficient purchase orders in process to meet its minimum commitment. Also included in the non-bank obligations reduction is $0.5 million related to a supplier canceling the amount owed by Comdial in exchange for a purchase commitment of $0.8 million for product that Comdial must purchase by December 2002. As of September 30, 2002, the Company had purchase orders in process to fulfill the commitment.

On March 21, 2002, the Company and Relational Funding Corporation and its assignees (collectively "RFC") reached agreement to reduce the total payments due under the operating and capital leases from a combined balance of approximately $5.5 million to a payout schedule over 72 months totaling approximately $2.2 million. For the first 30 months, the monthly payment is $39,621, which then reduces to $25,282. As a result of this lease restructuring, leases which were previously classified as operating became capital leases for accounting purposes. Based on the new agreement, the Company recognized a gain of $2.8 million during the first quarter of 2002, which is included in miscellaneous income in the accompanying consolidated statements of operations. In addition, Comdial agreed to provide warrants to RFC to purchase 11,667 shares of the common stock of the Company for $0.61 per share, which warrants had an estimated fair market value of approximately $0.1 million.

On March 6, 2002, Comdial and Bank of America entered into the First Amendment to the Amended and Restated Credit Agreement (the "First Amendment"). In connection with the First Amendment, $10 million of outstanding debt of Comdial to Bank of America was converted into Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock, par value $10 per share (the "Preferred Stock"). Comdial issued 66,667 shares of the Preferred Stock to Bank of America. The Preferred Stock could be converted at any time on a 1 to 1.5 ratio into a maximum of .1 million shares of Comdial common stock. This conversion ratio varied if the Company received additional debt or equity, under circumstances defined in the agreement. The conversion ratio would be reduced to as low as 1 to 0.5, or 33,333 shares of common stock in the event Comdial elected to pay down the term note by up to $3 million in connection with new investment into the Company by an outside investor. Comdial had a call option allowing it to buy out Bank of America's Preferred Stock at par value, but Bank of America had no mandatory redemption. The Preferred Stock had a 5 percent cumulative annual dividend if paid with cash ($0.5 million per year) or 10 percent if paid in common stock, at the election of Comdial. Dividends were being accrued at the 5% rate beginning on the date of issuance. The shares of common stock issuable to Bank of America upon conversion of the Preferred Stock and as payment of dividends were subject to certain demand and piggyback registration rights pursuant to a registration rights agreement, which would require the Company to register such shares of common stock for resale in the public market upon request. This conversion of bank debt to Preferred Stock resulted in a gain of $9.0 million since the fair value of the Preferred Stock issued was approximately $1.0 million, based on the Black Scholes and discounted cash flow models. The Preferred Stock was issued below par and the difference was recorded as a reduction of paid-in capital. As previously reported, ComVest entered into an agreement with Bank of America to purchase the senior secured debt position held by Bank of America in the Company and 66,667 shares of the Company's Series B Alternate Rate Preferred Stock (having a liquidation value of $10 million). Pursuant to such agreement, ComVest had the right to purchase for an aggregate of $6.5 million, the approximate $12.7 million in outstanding indebtedness owed by the Company to Bank of America and the 66,667 shares of Preferred Stock. Contemporaneously with the closing of the Private Placement and the Winfield Transaction in September 2002, ComVest assigned its right to purchase the debt and the Preferred Stock to the Company, and the Company used $6.5 million of the proceeds of the Private Placement and the Winfield Transaction to effectuate the repurchase and to repay Bank of America in full. The full amount of $6.5 million paid to Bank of America was accounted for as payment of the $12.7 million debt with no proceeds considered attributable to the redemption of the Preferred Stock. In connection with this debt restructuring, Commonwealth received an advisory fee of $0.5 million. The net gain on the buy-out of Bank of America is approximately $5.9 million and is included as miscellaneous income in the accompanying consolidated statement of operations. The Preferred Stock continues to be authorized with the same terms as prior to the payoff.

In addition, Comvest deposited $1.5 million to secure two outstanding letters of credit previously issued by Bank of America ("BofA") to the Company, and entered into a pledge agreement (the "Pledge Agreement") with BofA concerning the disposition of the deposited funds. As security for the deposit, the Company entered into a reimbursement agreement (the "Reimbursement Agreement") with ComVest, and issued a revolving note (the "Revolving Note") to ComVest in the amount of the deposit. On October 25, 2002, ComVest and the Company entered into an amendment to the Reimbursement Agreement (the "Amendment"). Pursuant to the Amendment the Company paid $1.5 million to ComVest and ComVest issued a letter of direction to BofA directing BofA to pay to the Company any amounts payable to ComVest pursuant to the Pledge Agreement. In addition, the Revolving Note was canceled.

During the second quarter of 2002, the Company terminated certain health care and life insurance benefits for retired employees and recognized a gain of $0.7 million, which is included as miscellaneous income in the accompanying consolidated statements of operations.

NOTE D.  SALE/LEASEBACK OF MANUFACTURING FACILITY

In March 2001, the Company sold its Charlottesville, Virginia headquarters and manufacturing facility. The purchase price for the property was $11.4 million, all of which was collected in 2001. The Company has been leasing back a portion of the facility through August 30, 2003, for manufacturing, engineering and technical services functions. In June 2002, the Company renegotiated the lease, as the manufacturing space was no longer being utilized as the Company completed its transition to fully outsourcing all of its manufacturing operations. Under the amended lease, the Company has reduced the portion of the facility being leased from approximately 120,000 square feet to approximately 26,000 square feet, effective August 1, 2002, and has reduced the remaining lease payment obligation from $1.0 million to $0.3 million for the period August 1, 2002 through August 30, 2003.

The total gain on the sale of the facility amounted to $5.1 million. The Company immediately recognized a gain of $2.9 million in 2001, which is the amount by which the gain exceeds the present value of the minimum lease payments to be made by the Company from the closing date through August 30, 2003. The remaining amount of the gain of $2.2 million has been deferred due to the leaseback and is being amortized over three years, the term of the lease, as a reduction of rent expense. For the three and nine months ended September 30, 2002, the Company amortized$0.2 million and $0.5 million, respectively, as a reduction of rent expense. As of September 30, 2002, the balance of the deferred gain amounts to $0.6 million.

NOTE E.  SALE OF ARRAY ASSETS

In March 2000, the Company entered into a Strategic Alliance agreement with ePHONE Telecom, Inc. ("ePHONE") related to the business of its wholly owned subsidiary, Array Telecom Corporation. Pursuant to the agreement, the Company sold certain fixed assets and products, and provided a license in certain intellectual property for a five-year term to ePHONE. The agreement also allowed ePHONE to utilize the name "Array" and provided ePHONE with access to its distribution channels. ePHONE paid Array on the closing date $2.7 million in cash and is required to pay royalty fees to the Company based on certain gross sales over a five-year period. The Company had been recognizing the gain of $1.9 million into income over a five-year period from the date of closing. Due to ePHONE filing for arbitration against the Company on October 2, 2001 and the subsequent termination of the agreement (see Note K), Comdial had ceased to recognize any amortization of the deferred gain as of September 30, 2001. However, during August 2002, the American Arbitration Association issued an award in favor of the Company requiring ePHONE to pay the Company $1.7 million; therefore, the deferred gain of $1.3 million was recognized during the third quarter of 2002 and is included as miscellaneous income in the accompanying consolidated statements of operations. Because the Company had significant uncertainties about the collectibility of the $1.7 million award from ePHONE, none of this award amount has been recognized as income in the financial statements for the three months ended September 30, 2002. On November 13, 2002, the Company entered into a settlement agreement with ePHONE in which the Company agreed to accept $1.6 million in full satisfaction of the amounts owned by ePHONE pursuant to the award. On November 13, 2002, ePHONE made an initial $1.0 million payment under the settlement, and the remaining $0.6 million is due on or before November 20, 2002; however, there can be no assurance this remaining amount will be received. In the event ePHONE fails to make timely payment of the remaining amount, Comdial shall be entitled to collect from ePHONE the full amount due pursuant to the award, plus certain costs and attorneys' fees, less the aggregate amount that ePHONE has paid pursuant to the settlement agreement. The $1.0 million payment received on November 13, 2002 will be included as miscellaneous income in the fourth quarter of 2002.

NOTE F.  INVENTORIES

         INVENTORIES CONSIST OF THE FOLLOWING:

                                               SEPTEMBER 30,       DECEMBER 31,
IN THOUSANDS                                        2002               2001
------------------------------------         ----------------    ---------------
                                                (UNAUDITED)

Finished goods                                 $    3,700         $     5,040
Materials and supplies                                552               4,487
                                             ----------------    ---------------
Total                                          $    4,252               9,527
                                             ----------------    ---------------

The Company provides reserves to cover product obsolescence and those reserves impact gross margins. Such reserves are dependent on management's estimates of the recoverability of costs of all inventory, which is based on, among other things, expected obsolescence of the products. Raw material obsolescence is mitigated by the commonality of component parts and finished goods and by the low level of inventory relative to sales. Also included in inventory is the estimated amount for returns not yet received as of September 30, 2002 and December 31, 2001, which totaled $0.2 million and $0.1 million, respectively.

NOTE G.         LONG - TERM DEBT

         LONG-TERM DEBT CONSISTS OF THE FOLLOWING:

                                               SEPTEMBER 30,       DECEMBER 31,
IN THOUSANDS                                        2002               2001
------------------------------------         ----------------    ---------------
                                                (UNAUDITED)
Revolver (1)                                   $       --         $    16,500
Term Loan (1)                                          --               6,404
Capital Leases (2)                                  1,905               3,578
Notes Payable (3)                                     256                 947
Promissory Note (4)                                    --               2,079
Private Placement Notes (5)                        12,542                  --
Private Placement Senior Notes (6)                  2,000                  --
                                               -------------      -----------
Total Debt                                         16,703              29,508
Less current maturities on debt                       732               2,596
                                               -------------      -----------
Total long-term debt                           $   15,971         $    26,912
                                               -------------      -----------

--------------------

(1) ComVest entered into an agreement with Bank of America to purchase the senior secured debt position held by Bank of America in the Company and 66,667 shares of the Company's Series B Alternate Rate Preferred Stock (having a liquidation value of $10 million). Pursuant to such agreement, ComVest had the right to purchase for an aggregate of $6.5 million, the approximate $12.7 million in outstanding indebtedness owed by the Company to Bank of America and the 1 million shares of Preferred Stock. Contemporaneously with the closing of the Private Placement and the Winfield Transaction (see Note B), ComVest assigned its right to purchase the debt and the Preferred Stock to the Company, and the Company used $6.5 million of the proceeds of the Private Placement and the Winfield Transaction to effectuate the repurchase and to repay Bank of America in full. The full amount of $6.5 million paid to Bank of America was allocated as payment of the $12.7 million debt outstanding as of September 27, 2002. In connection with this debt restructuring, Commonwealth received an advisory fee of $0.5 million. The net gain on the buy-out of Bank of America is approximately $5.9 million and is included as miscellaneous income in the accompanying consolidated statement of operations.

(2) The Company has a Master Lease Agreement with Relational Funding Corporation and its assignees (collectively "RFC"). This agreement covers certain leases related to an abandoned software implementation and hardware for internal use. On March 21, 2002, the Company and RFC reached agreement to reduce the total payments due under the operating and capital leases from a combined balance of approximately $5.5 million to a payout schedule over 72 months totaling approximately $2.3 million. For the first 30 months, the monthly payment is $39,621, which then reduces to $25,282. As a result of this lease restructuring, leases which were previously classified as operating became capital leases for accounting purposes. Based on the new agreement, the Company recognized a gain of $2.8 million during the first quarter of 2002, which is included in miscellaneous income in the accompanying consolidated statements of operations. In addition, Comdial agreed to provide RFC warrants to purchase 11,667 shares of the common stock of the Company for $9.15 per share, which had an estimated fair market value of approximately $0.1 million at the date of grant.

(3) The Company had unsecured notes payable in the amount of $0.9 million outstanding as of December 31, 2001. In March 2002, the notes were renegotiated to an outstanding balance of $0.1 million (see Note C), of which the balance remaining is $62,000 and is payable in monthly installments of approximately $12,500. In August 2002, the Company signed an unsecured note payable of $0.3 million with one of its suppliers. The balance as of September 30, 2002 is $0.2 million and is payable in monthly installments of $12,500 from October 2002 through February 2003 and $19,829 from March 2003 through August 2003. The note bears no interest.

(4) On October 12, 2001, the Company signed a promissory note with one of its suppliers that converted $2.1 million in accounts payable owed to the supplier to a long-term note. In February 2002, this note was canceled. See Note C.

(5) As described in Note B above, on June 21, 2002, Comdial completed a private placement by issuing 7% senior subordinated secured convertible promissory notes (the "Bridge Notes") in the aggregate principal amount of $2,250,000, pursuant to Subscription Agreements (the "Subscription Agreements") which provided for up to $4 million of bridge financing to the Company (the "Bridge Financing"). During the third quarter of 2002, additional proceeds of $1,750,000 were received to complete the Bridge Financing. Under the terms of the Bridge Financing, the purchasers had the right to convert 13.33% of the principal amount of their respective Bridge Notes (a total of $533,200) into shares of common stock at a conversion price of $0.01 per share. Because the Bridge Notes were convertible at a price less than the market price on the closing dates, they contain a beneficial conversion feature. Based on the stock prices on the various closing dates, the amounts attributed to the feature were recorded as additional paid-in capital. The debt discount ($2.3 million for the Bridge Notes issued on June 21, 2002 and $1.3 million for the Bridge Notes issued during the third quarter of 2003) was being accreted over the term of the debt, using the effective yield method. Due to the conversion of the Bridge Notes described below, the remaining debt discount was accreted as of the conversion date of September 27, 2002. This accretion of $3.5 million and $0.1 million for the three and nine months ended September 30, 2002, respectively, is included in interest expense.

     On or prior to September 27, 2002, each of the holders of the Bridge Notes exercised their right to convert 13.33% of the principal amount of the Bridge Notes (a total of $533,200) into shares of common stock at a conversion price of $0.01 per share. The Company issued an aggregate of 3,554,667 shares pursuant to such conversions.

     On September 27, 2002, the Company consummated a closing of approximately $12.6 million under a private placement (the "Private Placement"). This includes the conversion of the remaining Bridge Notes of approximately $3.5 million. The Private Placement consisted of 7% subordinated secured convertible promissory notes (the "Placement Notes") and warrants to purchase an aggregate of approximately 4.2 million shares of the Company's common stock at an exercise price of $0.01 per share (the "Placement Warrants"). The Placement Warrants, which were valued at $3.1 million using the Black Scholes method, were recorded as deferred financing costs. An aggregate of .8 million of the Placement Warrants are subject to forfeiture, on a pro rata basis, if the Placement Notes are repaid during the first eighteen months following their issuance. The Placement Notes may in the future be convertible under certain circumstances at the option of the Company if the common stock of the Company trades at or above $15.00 for 20 consecutive trading days. The initial conversion price of the Placement Notes is $4.95 per share. The conversion price of the Placement Notes is subject to downward adjustment in the event of certain defaults. In addition, the common stock underlying the Placement Notes and the Placement Warrants are subject to certain registration rights.

     On October 29, 2002, the Company conducted a second and final closing (the "Second Closing") under the Private Placement. The Second Closing included the issuance of $775,000 aggregate principal amount of 7% Notes, and 258,333 Placement Warrants. Of the Placement Warrants issued under the Second Closing, 51,667 are subject to forfeiture, on a pro rata basis, as described above.

     The Placement Notes mature on the earlier of September 27, 2005 or the occurrence of certain events. The maturity date may be extended by the Company for up to one year. If the Company exercises its right to extend the maturity date, the interest rate will be adjusted to 12% from the original maturity date until repayment. The Placement Notes are secured by a second lien (subordinated to the first lien of Winfield Capital Corp.) on substantially all of the Company's assets.

(6) As described in Note B above, on September 27, 2002, the Company consummated a private placement with Winfield Capital Corp. of $2.0 million (the "Winfield Transaction"). The Winfield Transaction consisted of 12% subordinated secured convertible promissory notes (the "Winfield Notes") and warrants to purchase 0.4 million shares of common stock at an exercise price of $0.15 per share (the "Winfield Warrants"). The Winfield Warrants, which were valued at $0.3 million using the Black Scholes method, were recorded as deferred financing costs. The Winfield Notes are convertible on the same terms and subject to the same conditions as the Placement Notes [see (5) above] and mature on the earlier of September 27, 2005 or the occurrence of certain events. The maturity date may be extended by the Company for up to one year. If the Company exercises its right to extend the maturity date, the interest rate will be adjusted to 17% from the original maturity date until repayment. The Winfield Notes are senior in right of payment and security to the Placement Notes, and the underlying shares of common stock are subject to certain registration rights.

NOTE H.  POST-RETIREMENT OBLIGATIONS

The Company has a qualified pension plan that provides benefits based on years of service and an employee's compensation during the employment period. In September, 2000, the Company froze the plan, thereby eliminating any further benefit accrual by employees. Assets of the plan are generally invested in equities and fixed income instruments.

On December 31, 2001, the market value of the plan assets exceeded projected benefit obligations (calculated using a discount rate of 7.25%) by $1.3 million. Based on preliminary projected benefit obligations, assuming the same discount rate as in 2001, but without a full actuarial update for 2002, and further assuming that asset values as of November 1, 2002 stay the same through the end of 2002, the Company estimates that the pension plan will be underfunded by approximately $4.5 million as of December 31, 2002. If the full-year 2002 investment return remains the same and there are no other changes, then the Company will have to record a liability and related other comprehensive loss item (which is a direct decrease in equity) on the balance sheet of approximately $7.0 million.

If the Company's investment return and other actuarial assumptions remain unchanged, no contributions are projected to be required through 2003.

NOTE I.  EARNINGS (LOSS) PER SHARE

Basic EPS is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) by the weighted average number of common and potentially dilutive common shares outstanding during the period.

Unexercised options to purchase 229,884 and 75,302 shares of common stock and warrants to purchase 5,340,607 and 0 shares of common stock for the three months ended September 30, 2002 and 2001, respectively, were not included in the computations of diluted loss per share because assumed exercise would be anti-dilutive. Unexercised options to purchase 206,489 and 75,302 shares of common stock and warrants to purchase 11,667 and 0 shares of common stock for the nine months ended September 30, 2002 and 2001, respectively, were not included in the computations of diluted loss per share because assumed exercise would be anti-dilutive.

The following table discloses the quarterly information for the nine months ended September 30, 2002 and 2001.

                                                  NINE MONTHS ENDED
                                        ---------------------------------------
IN THOUSANDS, EXCEPT PER                  SEPTEMBER 30,        SEPTEMBER 30,
SHARE DATA                                    2002                2001
                                       -------------------  ------------------
                                          (UNAUDITED)
Basic:

Net income (loss) applicable to
   all shareholders                            $    7,955             ($6,855)
Preferred stock dividend                             (284)                 --
Gain on redemption of preferred
   stock                                            1,000                  --
                                               -----------        ------------
Net income (loss) applicable to
   common stock                                     8,671             ($6,855)
                                               ==========         ===========
Weighted average number of
   common shares outstanding
   during the period                                  982                 613
Add - Deferred shares                                   1                   1
                                               -----------        ------------
Weighted average number of
   shares used in calculation of
   basic earnings per common share                    983                 614
                                               ==========         ===========
Earnings (loss) per share before
   preferred stock dividend                          8.09              (11.16)
Preferred stock dividend                             (.29)                 --
Gain on redemption of preferred stock                1.02                  --
                                               -----------        ------------
Earnings (loss) per share
   applicable to common stock                  $     8.82              (11.16)
                                               ==========         ===========
Diluted:

Net income (loss) applicable to
   all shareholders                            $    7,955             ($6,855)

                                                  NINE MONTHS ENDED
                                        ---------------------------------------
IN THOUSANDS, EXCEPT PER                  SEPTEMBER 30,        SEPTEMBER 30,
SHARE DATA                                    2002                2001
                                       -------------------  ------------------
                                          (UNAUDITED)
Basic:

Preferred stock dividends                            (284)                 --
Gain on redemption of preferred
   stock                                            1,000                  --
                                               -----------        ------------
Net income (loss) applicable to
   common stock                                $    8,671         $   ($6,855)
                                               ==========         ===========
Weighted average number of
   shares used in calculation of
   basic earnings per common
   share                                              983                 614
Effect of dilutive stock options                        2                  --
Effect of dilutive warrants                           155                  --
                                               -----------        ------------
Weighted average number of
   shares used in calculation of
   diluted earnings per common share                1,140                 614
                                               ==========         ===========
Earnings (loss) per share before
   preferred stock dividend                          6.98              (11.16)
Preferred stock dividend                             (.25)                 --
Gain on redemption of preferred
   stock                                              .88                  --

Earnings (loss) per share
   applicable to common stock                  $     7.61              (11.16)
                                               ==========         ===========

 During the nine months ended September 30, 2002 and 2001, no stock options were exercised.

NOTE J.  SEGMENT INFORMATION

During the first nine months of 2002 and 2001, substantially all of the Company's sales, net income, and identifiable net assets were attributable to the telecommunications industry with over 98% of sales occurring in the United States.

The Company organizes its product segments to correspond with the industry background of primary business and product offerings which fall into three categories: (1) voice switching systems for small to mid-size businesses, (2) voice messaging systems, and (3) computer telephony integration ("CTI") applications and other. Each of these categories is considered a business segment, and with respect to their financial performance, the costs associated with these segments can only be quantified and identified to the gross profit level for each segment. These three product segments comprise substantially all of Comdial's sales to the telecommunications market.

The information in the following tables is derived directly from the segments internal financial reporting used for management purposes. Unallocated costs include operating expenses, goodwill amortization, interest expense, other miscellaneous expenses, and income tax expense. Comdial does not maintain information that would allow assets, liabilities, or unallocated costs to be broken down into the various product segments as most of these items are shared in nature.

The following tables show segment information for the nine months ended September 30, 2002 and 2001.

                                                            SEPTEMBER 30,       SEPTEMBER 30,
(IN THOUSANDS)                                                   2002                2001
--------------                                           ----------------      ---------------


Business Segment Net Sales

Switching                                                    $  26,257          $   41,774
Messaging                                                       10,251              11,631
CTI & Other                                                      1,256               7,853
                                                             ----------         ----------
Net sales                                                    $  37,764          $   61,258
                                                             ----------         ----------


                                                            SEPTEMBER 30,       SEPTEMBER 30,
(IN THOUSANDS)                                                   2002                2001
--------------                                           ----------------      ---------------

Business Segment Net Sales

Switching                                                    $   8,563          $   13,361
Messaging                                                        3,935               6,940
CTI & Other                                                        (79)              2,757
                                                             ----------         ----------
Gross profit                                                    12,419              23,058
Operating expenses                                              20,142              29,648
Interest expense, net                                            6,984               2,119
Loss (gain) on sale of assets                                      417              (2,099)
Miscellaneous (income) expense, net                            (23,079)                245
                                                             ----------         ----------
Income (loss) before income taxes                            $   7,955          $   (6,855)
                                                             ----------         ----------


NOTE K.  COMMITMENTS AND CONTINGENT LIABILITIES

Comdial currently and from time to time is involved in litigation arising in the ordinary course of its business. The Company believes that certain of these may have a significant impact on the Company and these claims are described below. Comdial can give no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on its results of operations, cash flows or financial condition.

On March 5, 2001, William Grover, formerly a senior vice president of Comdial, filed suit in state court in Charlottesville, Virginia alleging breach of an employment contract and defamation, and seeking compensatory, punitive and exemplary damages in the total amount of $1.9 million, plus interest. Among other things, Mr. Grover claims that the for-cause termination of his employment was unjustified and that he is therefore entitled to all benefits accrued to him pursuant to the Company's executive retirement plan. The Company removed this case to the federal district court for the Western District of Virginia, because Mr. Grover's state law claims against Comdial are preempted by federal law, specifically ERISA. However, the district court granted Mr. Grover's motion to remand the case back to state court. The case has not yet been scheduled for trial. Comdial believes it has adequate substantive and procedural defenses against all claims made against Comdial in this matter and no amounts have been accrued.

On October 2, 2001, ePHONE Telecom, Inc. ("ePHONE") filed for arbitration against Comdial in Washington, DC, alleging fraud in the inducement, among other things, arising from the alleged breach of an exclusive license agreement. ePHONE was seeking rescission of the agreement and a return of the full amount of $2.7 million paid to Comdial thereunder, as well as compensatory and punitive damages totaling an additional $10.0 million. Comdial filed counterclaims against ePHONE for an amount in excess of $2.0 million based on ePHONE's failure to make minimum royalty payments due under the agreement and for loss of future revenues based on ePHONE's breach of the agreement and the resulting termination thereof. On August 27, 2002, the American Arbitration Association (the "AAA") issued an award in favor of the Company. The AAA denied all claims made in the arbitration by ePHONE and ordered ePHONE to pay the Company approximately $1.7 million on the Company's counterclaim. In addition, the AAA ruled that ePHONE is responsible for payment of all of the administrative fees and expenses of the AAA, plus the compensation of the three arbitrators who presided over the arbitration and must reimburse the Company approximately $38,000 in fees previously advanced to the AAA by the Company. On November 1, 2002, the state court in Alexandria, Virginia confirmed the award upon a motion by the Company. Because the Company had significant uncertainties about the collectibility of the $1.7 million award from ePHONE, none of this award amount has been recognized as income in the financial statements for the three months ended September 30, 2002. On November 13, 2002, the Company entered into a settlement agreement with ePHONE in which the Company agreed to accept $1.6 million in full satisfaction of the amounts owed by ePHONE pursuant to the award. On November 13, 2002, ePHONE made an initial $1.0 million payment under the settlement, and the remaining $0.6 million is due on or before November 20, 2002; however there can be no assurance this remaining amount will be received. In the event ePHONE fails to make timely payment of the remaining amount, Comdial shall be entitled to collect from ePHONE the full amount due pursuant to the award, plus certain costs and attorneys' fees, less the aggregate amount that ePHONE has paid pursuant to the settlement agreement.

In June 2002, the Company agreed to settle a previously reported lawsuit filed against Comdial and a second defendant, Barron Communications, Inc., by Baisch & Skinner, Inc. ("Baisch") in St. Louis County, Missouri. The Company agreed to pay Baisch $26,000 in three installments as its part of the settlement. The final installment payment was due and paid on August 9, 2002.

On October 5, 2000, William G. Mustain resigned as president and chief executive officer of Comdial. On the same date, Comdial agreed to pay Mr. Mustain his normal salary for the remainder of 2000 plus severance in the amount of $0.1 million per year for three years beginning on January 1, 2001. Mr. Mustain was also entitled to be paid approximately $1.7 million in three installments over a 15-month period plus certain fringe benefits under Comdial's Retirement Benefit Restoration Plan (the "Plan"). In 2001, Comdial made the initial payment of $0.6 million under the Plan. However, on June 30, 2001, Comdial notified Mr. Mustain that it would not make payment of the second $0.6 million installment due under the Plan because of its financial condition, as permitted under the terms of the agreement with Mr. Mustain. On December 27, 2001, Comdial reached agreement with Mr. Mustain on modified terms with respect to the remaining amounts due to him. In lieu of those remaining amounts due of $1.1 million, Comdial agreed to pay Mr. Mustain a total of approximately $0.3 million, payable in five annual installments commencing in 2004. No gain was recognized until the Plan was liquidated in the first quarter of 2002, when $1.1 million was recognized as part of the overall plan liquidation also described in Note C. Comdial also agreed to continue to pay Mr. Mustain the aforementioned severance pay through the three-year severance period that expires on December 31, 2003. All amounts due Mr. Mustain have been accrued as of September 30, 2002.

On November 2, 2001, Comdial reached a settlement of a lawsuit filed against the Company by Rates Technology Inc. ("RTI") in the Eastern District of New York alleging that certain of its products had infringed an expired patent held by RTI. The specific financial terms of the settlement are confidential, but are not material to the Company's statement of operations. The settlement was paid in full in the first quarter of 2002.

On August 12, 2002, Rates Technology Inc. ("RTI") filed suit against the Company in the U.S. District Court for the Eastern District of New York alleging patent infringement and breach of contract. On August 22, 2002, the Company reached a settlement with RTI and the amount was paid in full during the third quarter of 2002. The specific financial terms of the settlement are confidential, but are not material to the Company's statement of operations.

NOTE L.  RESTRUCTURING

In 2000, due to declining market conditions, unfavorable economic factors, uncompetitive product costs, and excess inventory levels, the Board of Directors and management deemed it necessary to develop a plan to restructure the Company. This plan was approved by the Board of Directors, and implementation commenced during the fourth quarter of 2000. On September 28, 2001, as a result of the downturn in the economy and the events of September 11, 2001, management and the Board approved and executed a second restructuring plan. During November 2001, a third restructuring plan was announced. Reductions were made across several departments, including sales, finance, manufacturing, engineering, and technical support. As of June 30, 2002, the exit plans were complete and a total of approximately 480 employees have been terminated.

As of December 31, 2001, the Company had a remaining obligation of $0.5 million relating to the 2000 and 2001 restructurings. During the three and nine months ended September 30, 2002, the Company made cash severance payments of $0 and $0.5 million, respectively. As of September 30, 2002, the Company had no remaining obligation related to the 2000 and 2001 restructurings.

NOTE M.         RECENT PRONOUNCEMENTS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). SFAS No. 142 includes requirements to test goodwill and indefinite lived intangible assets for impairment rather than amortize them. Goodwill and other indefinite lived intangible assets will be tested for impairment, and any impairment charge resulting from the initial application of SFAS No. 142 would be classified as a cumulative change in accounting principle. SFAS No. 142 is effective for companies with fiscal years beginning after December 15, 2001.

In accordance with SFAS No. 142, the Company discontinued the amortization of goodwill effective December 31, 2001. In addition, the Company completed the transitional impairment test and determined that goodwill was not impaired. A reconciliation of previously reported net loss and loss per share for the nine months ended September 30, 2002 and 2001, to the amounts adjusted for the exclusion of amortization net of the related income tax effect follows:

                                                     NINE MONTHS ENDED
                                                       SEPTEMBER 30,
                                               --------------------------------

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)           2002                2001
                                               --------------      -------------
Reported net income (loss)                     $       7,955            ($6,855)
Add: Goodwill amortization, net of tax                    --              1,518
                                               --------------      -------------
Adjusted net income (loss)                     $       7,955            ($5,337)
                                               --------------      -------------

Basic earnings (loss) per share:

Reported net income (loss)                     $        8.09             (11.16)
Goodwill amortization, net of tax                         --               2.47
                                               --------------      -------------

Adjusted net income (loss) per share -
basic                                          $        8.09              (8.69)
                                               --------------      -------------

Diluted earnings (loss) per share:

Reported net income (loss)                     $        7.14             (11.16)
Goodwill amortization, net of tax                         --               2.47
                                               --------------      -------------

Adjusted net income (loss) per share -
diluted                                        $        7.14              (8.69)
                                               --------------      -------------

During the first quarter of 2002, the Company adopted Financial Accounting Standards Board Statement No. 144, Accounting for the Impairment of Disposal of Long-Lived Assets ("SFAS No. 144"). The adoption of SFAS No. 144 had no impact on the Company's operations.

During the second quarter of 2002, the Company early adopted Financial Accounting Standards Board Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS No. 145"). SFAS No. 145 requires any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Statement No. 30, Reporting the Results of Operations, for classification as an extraordinary item to be reclassified. Accordingly, the extraordinary gain of $11.9 million that was reported during the first quarter of 2002 has been reclassified and is included in miscellaneous income in the accompanying financial statements.

NOTE N. REVERSE STOCK SPLIT

Effective November 26, 2002, the Company effectuated a reverse stock split at a ratio of one share for every fifteen shares of the Company's common stock. All share and per share data have been adjusted to give retroactive effect to the reverse stock split.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                                9,048,439 SHARES



                               COMDIAL CORPORATION



                                  COMMON STOCK


                               -------------------


                                   PROSPECTUS

                               -------------------



                                                   , 2003


         UNTIL          , 2003 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of such amounts (except the SEC registration fee) are estimated.

         SEC registration fee                      $   500
         Cost of Printing                          $10,000
         Legal Fees and Expenses                   $25,000
         Accounting Fees and Expenses              $50,000
         Miscellaneous                             $10,000
                                                   -------
                  Total                            $95,500
                                                   =======


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards as set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the General Corporation Law further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of such person against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for monetary damages for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase or redemption which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Our Certificate of Incorporation contains such a provision.

         Article 10 of our Certificate of Incorporation eliminates the personal liability of directors and/or officers to us or our stockholders for monetary damages for breach of fiduciary duty as a director; provided that such elimination of the personal liability of a director and/or officer does not apply to (i) any breach of such person's duty of loyalty to us or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) actions prohibited under Section 174 of the General Corporation Law (i.e., liabilities imposed upon directors who vote for or assent to the unlawful payment of dividends, unlawful repurchases or redemption of stock, unlawful distribution of our assets to the stockholders without the prior payment or discharge of our debts or obligations, or unlawful making or guaranteeing of loans to directors and/or officers), or
(iv) any transaction from which the director derived an improper personal benefit. In addition, Article 6 of our Bylaws provide that we shall indemnify our corporate personnel, directors and officers to the fullest extent permitted by the General Corporation Law, as amended from time to time.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

         Comdial has not sold any securities, registered or otherwise, within the past three years, except as set forth below.

                     RECENT SALES OF UNREGISTERED SECURITIES

PRIVATE PLACEMENT

         On September 27, 2002 and October 29, 2002, the Company consummated closings of a total of approximately $15.3 million under the Private Placement. This included the issuance of approximately $13.3 million aggregate principal amount of 7% subordinated secured convertible promissory notes (the "7% Notes") and $2.0 million aggregate principal amount of 12% subordinated secured convertible promissory notes (the "12% Notes"), and warrants to purchase an aggregate of 4,805,629 million shares of the Company's common stock at an exercise price of $0.15 per share (the "Placement Warrants"). 3,784,492 of the Placement Warrants have been converted into 3,633,102 shares of Common Stock in a series of cashless exchanges. Of the remaining Placement Warrants, 887,802 are subject to forfeiture, on a pro rata basis, if the 7% Notes issued pursuant to the Second Closing are repaid during the first eighteen months following their issuance. The 7% Notes may in the future be convertible under certain circumstances at the option of the Company if the Common Stock trades at or above $15.00 for 20 consecutive trading days.

         On June 20, July 12, August 15, September 9, September 25 and September 26, 2002, the Company conducted closings on its private placement of 7% senior subordinated secured convertible promissory notes (each a "Bridge Note" and collectively the "Bridge Notes") in the aggregate principal amount of $4,000,000.00 pursuant to Subscription Agreements which provide for up to that amount of bridge financing to the Company (the "Bridge Financing"). On September 27, 2002, each of the holders of the Bridge Notes exercised their right to convert 13.33% of the principal amount of the Bridge Notes into shares of Common Stock at a conversion price of $0.15 per share, resulting in the issuance of a total of 3,554,667 unregistered shares.


         Pursuant to a placement agency agreement, and connection with the Private Placement, the Company issued warrants to acquire a total of 226,963 shares of Common Stock at an exercise price of $0.15 per share, to Commonwealth. Further, the Company issued 16,667 unregistered shares to Commonwealth pursuant to an advisory agreement entered into on June 7, 2002 and as compensation for Commonwealth's services in advance of the Bridge Financing. Also, Commonwealth received warrants to acquire 485,560 shares of Common Stock at an exercise price of $0.15 per share as compensation pursuant to said advisory agreement and for its services in connection with the Bridge Financing. Commonwealth distributed the majority of the above described warrants to certain affiliates, and as of the date hereof, 563,129 of those warrants have been converted into 540,617 unregistered shares of Common Stock in a series of cashless exchanges.

EMPLOYMENT AGREEMENTS

         On June 21, 2002, and in connection with an amendment to his employment agreement with the Company, Nickolas A. Branica was issued warrants to acquire 55,000 shares of the Company's common stock at an exercise price of $0.15, exercisable at any time on or before June 21, 2007. Mr. Branica subsequently converted all of said warrants into 52,800 restricted shares in a cashless exchange. Also on June 21, 2002, and in connection with an amendment to the terms of his continued employment with the Company, Paul K. Suijk was issued warrants to acquire 45,000 shares of the Company's common stock at an exercise price of $0.15, exercisable at any time on or before June 21, 2007.

LEASE AGREEMENT RENEGOTIATION

         On March 21, 2002, the Company issued warrants to acquire a total of 11,667 shares of Common Stock to four companies: Relational Funding Corp. (1,797 warrants), National City Bank of Kentucky (1,066 warrants), Key Corporate Capital, Inc. (560 warrants) and U.S. Bancorp Equipment Finance, Inc. (8,246 warrants). These warrants were issued pursuant to an amendment to a lease agreement between the Company and these companies whereby the Company agreed to issue the warrants and other consideration in exchange for a substantial reduction in the amounts owed pursuant to the lease. The lease agreement provides for the use by the Company of certain equipment and software. Prior to the amendment, the Company was obligated to pay these four companies a total of $75,000 per month through December 2006. Pursuant to the amendment, the total monthly rental payment was reduced to $39,621 through June 2003 and to $25,282 from July 2003 through December 2006, subject to certain conditions.

PREFERRED STOCK

         On March 6, 2002, the Company issued 66,667 shares of Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock (the "Preferred Stock") to Bank of America, N.A. ("Bank of America") in exchange for the cancellation of $10,000,000 of outstanding debt owed to Bank of America by the Company. The Preferred Stock carried a cumulative quarterly dividend payable in cash at 5% per annum, or in shares of Common Stock payable at the rate of 10% per annum. The Preferred Stock was convertible, in whole or in part, at any time at the rate of 1.5 unregistered shares of Common Stock for each share of Preferred Stock, or a maximum total of 100,000 unregistered shares. The conversion ratio was to have been reduced if the Company issued new shares of Common Stock to an investor and used a portion of the proceeds to reduce the principal balance of its term loan held by Bank of America by an amount between $1 million and $3 million, such that, if the Company paid Bank of America $3 million, the conversion ratio would have been reduced to one-half (0.5) of one share of Common Stock for each share of Preferred Stock.

         In June 2002, ComVest entered into an agreement with Bank of America to purchase the senior secured debt position held by Bank of America in the Company and the Preferred Stock. ComVest assigned its right to purchase the debts and the Preferred Stock to the Company, and the Company used some of the proceeds of the Private Placement to repay Bank of America all amounts owed, subject to a substantial negotiated discount. ComVest and the Company had previously agreed that the Preferred Stock would be cancelled upon completion of such transaction.

STOCK OPTIONS

         The Company has issued stock options to its employees and non-employee directors pursuant to its 1992 Stock Incentive Plan (referred to in the table below as the "Employees' 1992 SO"), its 1992 Non-Employee Directors Stock Incentive Plan (the "Non-Employee Director's NQ SO"), and its 2002 Employee and Non-Employee Director Stock Incentive Plan (the "2002 Empl/Non-Empl/Dir SO") as follows:

--------------------------------------------------------------------------------------------------------------
                                                               NUMBER OF
                                                                SHARES
    EXPIRATION                                                UNDERLYING        EXERCISE       EXPIRATION
       DATE                       PLAN NAME                     OPTIONS          PRICE            DATE
--------------------------------------------------------------------------------------------------------------
       2/15/2000     Non-Employee Director's NQ SO                   334           $0.00        2/15/2010
        5/1/2000     Employees' 1992 SO                            6,668         $187.50         5/1/2010
      10/26/2000     Employees' 1992 SO                           30,989          $28.13       10/26/2010
       1/24/2001     Employees' 1992 SO                              534          $30.00        1/24/2011
       3/20/2001     Employees' 1992 SO                              200          $20.63        3/20/2011
        4/9/2001     Employees' 1992 SO                              667          $14.25         4/9/2011
       5/14/2001     Employees' 1992 SO                              200          $16.05        5/14/2011
       8/20/2001     Employees' 1992 SO                            1,334          $15.00        8/20/2011
       9/19/2001     Employees' 1992 SO                              667          $10.50        9/19/2011
       9/24/2001     Employees' 1992 SO                              334          $10.65        9/24/2011
       12/3/2001     Employees' 1992 SO                           21,113           $6.15        12/3/2011
       1/15/2002     Employees' 1992 SO                            1,334           $5.70        1/15/2012
        3/1/2002     Employees' 1992 SO                            9,004           $7.95         3/1/2012
        3/1/2002     Non-Employee Director's NQ SO                   667           $7.95         3/1/2012
       6/21/2002     2002 Empl/Non-Empl/Dir SO                    33,334          $12.00        6/21/2012
       6/24/2002     2002 Empl/Non-Empl/Dir SO                    24,827           $6.15        6/24/2012
       7/15/2002     2002 Empl/Non-Empl/Dir SO                    83,981           $5.70        7/15/2012
       8/15/2002     2002 Empl/Non-Empl/Dir SO                     9,399           $0.75        8/15/2012
       9/11/2002     2002 Empl/Non-Empl/Dir SO                    12,665           $2.25        9/11/2012
       9/27/2002     2002 Empl/Non-Empl/Dir SO                       668           $0.75        9/27/2012
       9/30/2002     2002 Empl/Non-Empl/Dir SO                       668           $0.75        9/30/2012
      11/15/2002     2002 Empl/Non-Empl/Dir SO                    80,000           $1.80       11/15/2012
       12/4/2002     2002 Empl/Non-Empl/Dir SO                   601,666           $0.98        12/4/2012
      12/18/2002     2002 Empl/Non-Empl/Dir SO                   125,000           $0.98       12/18/2012
                     TOTAL                                     1,212,920



         In addition to the foregoing, on November 18, 2002, the Company issued options to acquire 166,667 shares of common stock outside of any stock option plan, to Travis L. Provow, as part of Mr. Provow's employment agreement. Mr. Provow serves as the Company's Chairman of the Executive Committee, in addition to being Chairman of the Board of Directors.

         There were no underwriters involved in connection with any transaction set forth above. Each of the issuances of securities described above was deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated thereunder as a transaction not involving any public offering. In each of the above transactions, the recipients of securities represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued.

ITEM 16. EXHIBITS AND CONSOLIDATED FINANCIAL STATEMENT SCHEDULES.

         (a) The exhibits constituting part of the Registration Statement are as follows:

Exhibits:
Exhibit No.         Description
-----------         -----------

(3)                 Articles of Incorporation and Bylaws:

3.1 Form of Fourth Amended and Restated Certificate of Incorporation of Comdial Corporation (Exhibit A to Schedule 14C dated December 6, 2002)*

3.2 Bylaws of Comdial Corporation. (Exhibit 3.3 to Registrant's Form 10-K for the year ended December 31, 1993.)*

(4)                 Instruments Defining Rights of Securityholders

4.1 Form of Bridge Subscription Agreement dated June 20, 2002 (Exhibit 4.1 to Form 8-K dated June 21, 2002)*

4.2 Form of Senior Subordinated Secured Convertible Note Issued by Comdial Corporation (Exhibit 4.2 to Form 8-K dated June 21, 2002)*

4.3 General Security Agreement between Comdial Corporation and ComVest Venture Partners, L.P., as agent, dated June 21, 2002 (Exhibit 4.3 to Form 8-K dated June 21, 2002)*

4.4 Advisory Warrant to purchase Common Stock issued by Comdial Corporation to Commonwealth Associates, L.P. (Exhibit 4.4 to Form 8-K dated June 21, 2002)*

4.5 Form of Private Placement Subscription Agreement dated as of September 27, 2002 (Exhibit 4.1 to Form 8-K/A dated September 25, 2002)*

4.6 Form of 7% Senior Subordinated Secured Convertible Note dated September 27, 2002 (Exhibit 4.2 to Form 8-K/A dated September 25, 2002)*

4.7 Form of Private Placement Warrant to Purchase Common Stock (Exhibit 4.3 to Form 8-K/A dated September 25, 2002)*

4.8 Form of Private Placement Warrant to Purchase Common Stock, with forfeiture provision (Exhibit 4.4 to Form 8-K/A dated September 25, 2002)*

4.9 General Security Agreement between Comdial Corporation and Commonwealth Associates L.P. (Exhibit 4.5 to Form 8-K/A dated September 25, 2002)*

4.10 Form of Private Placement Subscription Agreement between Comdial Corporation and Winfield Capital Corp. (Exhibit 4.6 to Form 8-K/A dated September 25, 2002)*

4.11 Form of 12% Senior Subordinated Secured Convertible Note between Comdial Corporation and Winfield Capital Corp. (Exhibit 4.7 to Form 8-K/A dated September 25, 2002)*

4.12 Form of Warrant to Purchase Common Stock to Winfield Capital Corp. (Exhibit 4.8 to Form 8-K/A dated September 25, 2002)*

4.13 Form of General Security Agreement between Comdial Corporation and Winfield Capital Corp. dated as of September 27, 2002 (Exhibit 4.9 to Form 8-K/A dated September 25,
                    2002)*

4.14 Form of Warrant to Purchase Common Stock to Commonwealth Associates L.P. (Exhibit 4.10 to Form 8-K/A dated September 25, 2002)*

5.1 Opinion of Greenberg Traurig, LLP regarding the legality of the shares.**

(10)                Material Contracts:

10.1 Registrant's 1992 Stock Incentive Plan and 1992 Non-employee Directors Stock Incentive Plan. (Exhibits 28.1 and 28.2 of Registrant's Form S-8 dated October 21, 1992.)*

10.2 Amendment No. 1 to the Registrant's 1992 Stock Incentive Plan and 1992 Non-employee Directors Stock Incentive Plan. (Exhibit 10.1 and 10.2 of Registrant's Form 10-Q dated September 28, 1997.)*

10.3 Amendment No. 2 to the Registrant's 1992 Stock Incentive Plan and 1992 Non-employee Directors Stock Incentive Plan. (Exhibit 10.2 of Registrant's Form 10-Q dated June 30, 1996.)*

10.4 Amendment No. 3 to the Registrant's 1992 Stock Incentive Plan and 1992 Non-employee Directors Stock Incentive Plan. (Exhibit 10.3 of Registrant's Form 10-Q dated June 30, 1996.)*

10.5 Amendment to Amendment No. 3 to the Registrant's 1992 Non-employee Directors Stock Incentive Plan. (Exhibit 10.5 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.6 Amendment No. 4 to the Registrant's 1992 Stock Incentive Plan. (Exhibit 10.6 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.7 Amendment No. 4 to the Registrant's 1992 Non-employee Directors Stock Incentive Plan. (Exhibit 10.7 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.8 The Registrant's Executive Stock Ownership Plan effective January 1, 1996. (Exhibit 10.10 to Registrant's Form 10-K for the year ended December 31, 1995.)*

10.9 Amendment No. 1 to the Registrant's Executive Stock Ownership Plan dated July 31, 1997. (Exhibit 10.17 to Registrant's Form 10-K for the year ended December 31,

10.10 Amendment No. 2 to the Registrant's Executive Stock Ownership Plan dated January 1, 1998. (Exhibit 10.18 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.11 The Registrant's Executive Severance Plan dated August 31, 1995. (Exhibit 10.11 to Registrant's Form 10-K for the year ended December 31, 1995.)*

10.12 Amendment No. 1 to the Registrant's Executive Severance Plan dated July 31, 1997. (Exhibit 10.19 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.13 Development and Purchase Agreement dated February 21, 1997 among Registrant and Harris Corporation. (Exhibit 10.20 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.14 FastCall Purchase Agreement dated December 31, 1997 among Aurora Systems, Inc. and Spanlink Communications, Inc. (Exhibit 10.21 to Registrant's Form 10-K for the year ended December 31, 1997.)*

10.15 Asset Purchase Agreement dated July 14, 1998 among the Registrant and Array Telecom Inc. and Array Systems Computing Inc. (Exhibit 10.2 to Registrant's Form 10-Q for the quarter ended June 28, 1998.)*

10.16 Second Amendment to Comdial's 401(k) Plan dated November 29, 1998. (Exhibit 10.25 to Registrant's Form 10-K for the year ended December 31, 1998.)*

10.17 Third Amendment to Comdial's 401(k) Plan dated February 8, 1999.(Exhibit 10.17 to Registrant's Form 10-K for the year ended December 31, 1999)*

10.18 Credit Agreement dated October 22, 1998 among Registrant and NationsBank, N.A. (Exhibit 10.26 to Registrant's Form 10-K for the year ended December 31, 1998.)*

10.19 Comdial's Retirement Benefit Restoration Plan (Exhibit 10.19 to Registrant's Form 10-K for the year ended December 31,
                    1999)*

10.20 Strategic Alliance Agreement dated March 31, 2000 between the Registrant and ePHONE Telecom, Inc. (Exhibit 10.1 to Registrant's Form 10-Q for the quarter ended April 2, 2000)*

10.21 Patent License Agreement dated March 17, 2000 between the Registrant and Lucent Technologies GRL Corporation (Exhibit
                    10.2 to Registrant's Form 10-Q for the quarter ended April 2, 2000)*

10.22 Amendment No. 5 to the Registrant's 1992 Stock Incentive Plan (Exhibit 99.1 to

                    Registrant's Form S-8 dated November 15, 2000)*

10.23 Amended and Restated Credit Agreement dated November 22, 2000 (Exhibit 10.23 to Registrant's Form 10-K for the year ended December 31, 2000.)*

10.24 Agreement of Sale and Purchase dated March 9, 2001 between the Registrant and Seminole Trail Properties, LLC (Exhibit
                    3.1 to Registrant's Form 8-K filed March 26, 2001)*

10.25 Deed of Lease dated March 9, 2001 between Seminole Trail Properties, LLC and the Registrant (Exhibit 10.1 to Registrant's Form 8-K filed March 26, 2001)*

10.26 Amended and Restated Credit Agreement dated April 10, 2001 (Exhibit 10.23 to Registrant's Form 10-K for the year ended December 31, 2000.)*

10.27 First Amendment to Amended and Restated Credit Agreement dated March 6, 2002 between the Registrant and Bank of America, N.A. (Exhibit 10.27 to Registrant's Form 10-K for the year ended December 31, 2001.)*

10.28 Certificate of Designation of Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock dated March 6, 2002 (Exhibit 10.28 to Registrant's Form 10-K for the year ended December 31, 2001.)*

10.29 Registration Rights Agreement dated March 6, 2002 between the Registrant and Bank of America, N.A. (Exhibit 10.29 to Registrant's Form 10-K for the year ended December 31,
                    2001)*

10.30 Preferred Stock Investment Agreement dated March 6, 2002 between the Registrant and Bank of America, N.A. (Exhibit
                    10.30 to Registrant's Form 10-K for the year ended December 31, 2001)*

10.31 Form of Lock-Up Agreement by and between officers and directors and Comdial Corporation dated June 2002 (Exhibit
                    10.1 to Form 8-K dated June 21, 2002)*

10.32 Form of Irrevocable Limited Proxy granted by officers and directors to ComVest Venture Partners, L.P. dated June 20, 2002 (Exhibit 10.2 to Form 8-K dated June 21, 2002)*

10.33 Amendment to Employment Agreement by and between Nicholas Branica and Comdial Corporation dated June 21, 2002 (Exhibit
                    10.3 to Form 8-K dated June 21, 2002)*

10.34 Form of 2002 Employee and Non-Employee Director Stock Incentive Plan (Exhibit B to Schedule 14C dated December 6,
                    2002)*

10.35 Form of Employment Agreement by and between Comdial Corporation and Travis Lee Provow dated November 18, 2002 (Exhibit C to Schedule 14C dated December 6, 2002)*

10.36 Form of Employment Letter to Kenneth Clinebell from Comdial Corporation dated November 15, 2002 (Exhibit D to Schedule 14C dated December 6, 2002)*

21.1 Subsidiaries of the Registrant (Exhibit 21 to Registrant's Form 10-K for the year ended December 31,
                    2001)*

(23)                Consents

23.1                Consent of Ernst and Young LLP

23.2                Consent of Deloitte & Touche LLP

23.3                Consent of Greenberg Traurig, LLP (included in
                    Exhibit 5.1)**

24.1 Powers of Attorney (included on the signature page of this Form S-1)


*   INCORPORATED BY REFERENCE HEREIN.
**  TO BE FILED BY AMENDMENT

         (b) Financial Statements - Supplemental Schedules:

         Schedule II - Valuation and Qualifying Accounts

         All other schedules are omitted because they are not applicable, not required, or because the required information is included in the consolidated financial statements or notes.

ITEM 17. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sarasota State of Florida on this 12th day of February, 2003.

                                     COMDIAL CORPORATION


                                     By:  /s/ Nicholas A. Branica
                                          ------------------------------------
                                          Nickolas A. Brancia
                                          President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Nickolas A. Branica, Kenneth M. Clinebell and Ralph Dyer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any registration statement pursuant to Rule 462 under the Securities Act, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title                                  Date


/s/ Travis Lee Provow
------------------------------------     Chairman of the Board                  February 12, 2003
Travis Lee Provow


/s/ Nickolas A. Branica
------------------------------------     President and Chief Executive          February 12, 2003
Nickolas A. Branica                      Officer and Director


/s/ Kenneth M. Clinebell
------------------------------------     Senior Vice President, Chief           February 12, 2003
Kenneth M. Clinebell                     Financial Officer and Treasurer


/s/ Keith Rosenbloom
------------------------------------     Director                               February 12, 2003
Keith Rosenbloom


------------------------------------     Director                               February____, 2003
S. Sanford Schlitt



/s/ Edwin W. Cooperman
------------------------------------     Director                               February 12, 2003


/s/ Michael E. Falk
------------------------------------     Director                               February 12, 2003
Michael S. Falk


/s/ Alan Kessman
------------------------------------     Director                               February 12, 2003
Alan Kessman


SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
COMDIAL CORPORATION
DECEMBER 31, 2001
In Thousands

                                             Balance at             Additions
                                            Beginning of        Charged to Costs   Charged to Other                   Balance at End
Description                                    Period              and Expense         Accounts        Deductions       of Period

Year Ended December 31, 2001:
Deducted from asset accounts
Allowance for doubtful accounts                 $2,834                $2,288                            ($1,589)*           $3,533
Reserve for sales returns                        2,447                     -                             (2,224)**             223
Reserve for inventory obsolescence               5,355                 2,475                             (3,808)***          4,022
Deferred tax asset valuation
  allowance                                     34,141                 8,277                                  -             42,418
                                             ------------         ------------                         --------------   ------------
                                Total          $44,777               $13,040                            $(7,621)         $50,196
                                             ============         ============                         ==============   ============

Year Ended December 31, 2000:

Deducted from asset accounts                      $302                $2,793                              $(261)*           $2,834
Allowance for doubtful accounts                    418                 2,029                                  -              2,447
Reserve for sales returns                        3,239                 3,734                             (1,618)***          5,355
Reserve for inventory obsolescence                 300                33,841                                  -             34,141
Deferred tax asset valuation
  allowance
                                             ------------         ------------                         --------------   ------------
                                Total           $4,259               $42,397                            $(1,879)           $44,777
                                             ============         ============                         ==============   ============

Year Ended December 31, 1999:

Deducted from asset accounts:
Allowance for doubtful accounts                   $198                  $194                               $(90)*             $302
Reserve for sales returns                          401                    17                                  -                418
Reserve for inventory obsolescence               3,362                   487                               (610)***          3,239
Deferred tax asset valuation
  allowance                                      2,966                (2,666)                                 -                300
                                             ------------         ------------                         --------------   ------------
                                Total           $6,927               ($1,968)                             ($700)            $4,259
                                             ============         ============                         ==============   ============


*        Write off uncollectible account
**       Return of inventory
***      Write off obsolete inventory


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Stockholders and Board of Directors of Comdial Corporation:

We have audited the consolidated financial statements of Comdial Corporation as of and for the year ended December 31, 2001, and have issued our report thereon dated March 28, 2002 (except with respect to Note 18, as to which the date is November 13, 2002 and Note 19, as to which the date is November 26, 2002) (included elsewhere in this Registration Statement). Our audit also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Tampa, Florida
March 28, 2002
(except with respect
to Note 18, as to
which the date is
November 13, 2002 and Note 19,
as to which the date is
November 26, 2002)

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Comdial Corporation
Charlottesville, Virginia

We have audited the accompanying consolidated balance sheets of Comdial Corporation and subsidiaries ("Comdial") as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index at
Item 14(a)2. These financial statements and financial statement schedule are the responsibility of Comdial's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Comdial Corporation and subsidiaries as of December 31, 2000, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP
Richmond, Virginia
April 10, 2001

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 28, 2002 (except with respect to the Note 18, as to which the date is November 13, 2002 and Note 19, as to which the date is November 26, 2002), is the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Comdial Corporation for the registration of 9,048,439 shares of its common stock.


                                          /s/ Ernst & Young LLP

Tampa, Florida
February 12, 2003

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement relating to $9,048,439 shares of Common Stock of Comdial Corporation on Form S-1 of our report dated April 10, 2001, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus



DELOITTE & TOUCHE LLP


Richmond, Virginia
February 12, 2003